UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Notice of 2023 Annual Meeting and

2023 Proxy Statement

teradata.

MESSAGE TO STOCKHOLDERS

March 22, 2023

Dear Fellow Stockholder:

I am pleased to invite you to attend Teradata Corporation’s 2023 annual meeting of stockholders on May 9, 2023, at 8:00 a.m. Pacific Time. The meeting will be held virtually via a live webcast and can be accessed by following the instructions provided in this proxy statement. This proxy statement, which includes a notice of the 2023 annual meeting, includes the agenda and procedures for the meeting, including how stockholders can participate. It also describes how our Board of Directors operates and gives information about director candidates and general compensation, corporate governance, and other matters.

2022 was another strong year for Teradata with tremendous progress on our strategic transformation. A little over two years ago, the Board determined it was necessary to make a strategic pivot at Teradata. In connection with that decision, we hired Steve McMillan as Teradata’s CEO and set down a path to firmly establish Teradata as a leading cloud analytics and data platform company. Since that time, under Steve’s leadership, the entire team has executed with determination and consistency in driving this strategic transformation with a focus on profitable growth.

Teradata’s significant accomplishments in 2022 in support of this strategy included:

•	Meeting or exceeding all forecasted 2022 financial performance metrics for the year, despite the challenging macro-economic and geo-political environment we experienced leading to the closure of Teradata’s operations in Russia.
•	Growing our cloud business by almost 80% – over sixfold since June 2020.
•	Driving cloud innovation by launching our next-generation Teradata VantageCloud Lake, with cloud-native architecture, as part of our Teradata VantageCloud offering, bringing the power of Teradata VantageTM to more diverse use cases at a lower total cost of ownership.
•	Introducing ClearScape Analytics™, with greatly expanded analytics capabilities and robust in-database functionality to help our customers quickly scale and optimize AI and machine learning projects to meet their increasing analytic demands.
•	Strengthening our partner-led approach to winning through valued relationships with the top cloud service providers (Amazon Web Services, Google Cloud, and Microsoft Azure).
•	Continued recognition as a leader in the Cloud Database Management Magic Quadrant® by Gartner, as well as scoring first in all four analytical use cases in Gartner’s Critical Capabilities for Cloud Database Management Systems for Analytical Use Cases: Data Lake, Traditional Data Warehouse, Logical Data Warehouse, and Streaming Analytics.

Being a market leader comes with the duty to act as a responsible corporate citizen – an obligation we hold paramount. We have made great strides in further developing our ESG program, processes, and governance. In addition, we continued to receive a steady stream of high ratings and accolades in recognition of our commitment to different aspects of ESG, including, among others:

•	a perfect score of 100% on the Human Rights Campaign 2022 Corporate Equality Index;
•	included on the Ethisphere Institute’s list of the World’s Most Ethical Companies for the 14th year in a row;
•	named to the Dow Jones Sustainability North American Index for Software and Services for the 13th year in a row;
•	included on Newsweek’s list of America’s Most Responsible Companies;
•	designated as one of the Best Places to Work for LGBTQ+ Equality; and
•	received a Bronze medal from Ecovadis.

We greatly value and actively work to address the input we receive from our investors on our business and strategy. Stockholder engagement remains a priority for Teradata, and we are in frequent communication with our largest investors on key matters, including our strategic direction, executive compensation, and ESG initiatives. Our executive compensation program continues to reflect the feedback provided through our stockholder outreach efforts and received high-level support pursuant to last year’s say-on-pay vote. Our goal is to continue to connect pay and performance and enhance the alignment of our executive compensation program with your long-term interests.

Our Board of Directors, consisting of a diverse set of highly accomplished and experienced leaders, is committed to engaged oversight of Teradata’s business, and acting in the best interests of our stockholders and other key stakeholders. We encourage you to review the qualifications, skills and experience that each of our directors contributes to our Board of Directors, including as part of the qualifications matrix included in the proxy statement.

Mr. McMillan and I look forward to your participation at the annual meeting. In addition, we encourage and welcome stockholder feedback on any topic related to Teradata. Communications can be addressed to directors in care of the Chief Legal Officer and Corporate Secretary, Margaret A. Treese, at 17095 Via Del Campo, San Diego, California 92127 or by email to investor.relations@teradata.com.

Every vote is important. Whether or not you plan to attend the virtual annual meeting, I urge you to authorize your proxy as soon as possible so that your shares may be represented at the meeting.

Sincerely,

Michael P. Gianoni

Chairman of the Board

NOTICE OF VIRTUAL ANNUAL MEETING

OF STOCKHOLDERS

TIME 8:00 a.m. Pacific Time	DATE Tuesday, May 9, 2023	PLACE Virtual www.virtualshareholdermeeting.com/TDC2023

Purpose

•

Consider and vote upon the election of (i) Messrs. Fishback and McMillan and Ms. Nelson to serve as Class I directors for three-year terms expiring at the 2026 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified, and (ii) Mr. McElhatton to serve as a Class III director for a two-year term expiring at the 2025 annual meeting of stockholders and to hold office until his successor is duly elected and qualified;

•	Consider an advisory (non-binding) vote to approve executive compensation (a “say-on-pay” vote);

•	Consider an advisory (non-binding) vote to approve frequency of “say-on-pay” vote;

•	Consider and vote upon the approval of the Teradata 2023 Stock Incentive Plan;

•	Consider and vote upon the approval of the Teradata Employee Stock Purchase Plan as Amended and Restated;

•	Consider and vote upon the ratification of the appointment of our independent registered public accounting firm for 2023; and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting by or at the direction of the Board of Directors.

Other Important Information

•

We will hold a virtual annual meeting. Stockholders will be able to listen, vote and submit questions from any location that has internet connectivity. There will be no physical location for stockholders to attend. Stockholders may participate online by logging in at www.virtualshareholdermeeting.com/TDC2023. We believe that this format is appropriate for the health and safety of our stockholders, employees, and directors and will facilitate stockholder attendance and participation. Please refer to “Other General Information” for more information about attending the virtual meeting.

•	Record holders of Teradata common stock at the close of business on March 13, 2023 may vote at the meeting.

•

Your shares cannot be voted unless they are represented by proxy or in person by the record holder at the meeting. Even if you plan to attend the virtual meeting, please submit a proxy to ensure that your shares are represented at the meeting.

Internet Availability

Important Notice Regarding the Availability of Proxy Materials for the 2023 annual meeting of stockholders to be held on May 9, 2023: This notice of the 2023 annual meeting of stockholders and proxy statement, our 2022 annual report, and form of proxy and voting instruction card are available at www.proxyvote.com.

By order of the Board of Directors,

Margaret A. Treese

Chief Legal Officer and Secretary

March 22, 2023

i

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement that is being provided to you by Teradata Corporation (“Teradata,” the “Company,” “we,” or “us”) in connection with its 2023 annual meeting of stockholders. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

This proxy statement contains important information about the 2023 annual meeting of stockholders, as well as information regarding the voting process, director elections, our corporate governance programs, executive and director compensation, and other environmental, social and governance (“ESG”) matters, among other things. We are furnishing this proxy statement together with our 2022 annual report and form of proxy and voting instruction card (“proxy card”). We intend to send a Notice Regarding the Availability of Proxy Materials for the annual meeting and make proxy materials available to stockholders (or for certain stockholders, and for those who request, a paper copy of this proxy statement and proxy card) on or about March 22, 2023. On behalf of the Teradata Board of Directors, we are requesting your proxy for the 2023 annual meeting of stockholders and any adjournments or postponements that follow.

Business Overview

Teradata is the leading connected multi-cloud data platform for enterprise analytics, focused on helping companies leverage all their data across an enterprise, at scale. In doing so, we help companies find answers to their toughest business challenges in order to help them improve performance and drive growth. All of our efforts are in support of our purpose of transforming how businesses work and people live through the power of data.

Teradata is a leader in cloud-based analytics, as recognized by leading industry analysts. We help companies smoothly move to the cloud, migrating a company’s data to a cloud-based ecosystem by running the same software platform in all deployments – in cloud or on-premises – providing software license portability, data and workload automation tools, as well as associated services. Our open platform, Teradata VantageTM, comprises deployment options that address the full span of analytics and data needs:

•	Teradata VantageCloud, including Teradata VantageCloud Lake, built on our cloud-native lake architecture, and Teradata VantageCloud Enterprise for IT-managed enterprise workloads;

•	ClearScape Analytics™, our broad analytics capabilities with in-database functionality, available across all of our deployment options; and

•	Teradata VantageCore, our on-premises data and analytics offering, which seamlessly integrates with our cloud offerings to enable hybrid environments that large enterprises currently demand.

At Teradata, we are:

1

Proxy Summary

2022 Financial Highlights vs. Prior Year

$1.482 B TOTAL ANNUAL RECURRING REVENUE (“ARR”)(1) 1% 2%, CC(3)	$357 M PUBLIC CLOUD ARR(2) 77% 81%, CC	$1.419 B TOTAL RECURRING REVENUE 3% 1%, CC	79% RECURRING REVENUE AS A % OF TOTAL REVENUE 3% GROWTH IN YEAR-OVER-YEAR RECURRING REVENUE AS A % OF TOTAL REVENUE GROWTH
$0.31 GAAP DILUTED EPS $1.30 IN 2021	$1.64 NON-GAAP DILUTED EPS(4) $2.43 IN 2021	$403 M FREE CASH FLOW(4) $432 M IN 2021

(1)

Total Annual Recurring Revenue (“ARR”) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. Total ARR does not include managed services and third-party software. Teradata believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

(2)

Public cloud ARR (included within total ARR) is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. Teradata believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

(3)

The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of Teradata’s website at investor.teradata.com.

(4)

Non-GAAP Diluted EPS and Free Cash Flow are non-GAAP financial measures. Please refer to the Investor Relations section of our website for the investor presentation for the fiscal year ended December 31, 2022 for definitions and reconciliations to the GAAP financial measures.

Voting Methods – Your Vote is Important!

Even if you plan to attend the 2023 annual meeting of stockholders virtually, we urge you to vote in advance of the meeting using one of these advance voting methods.

By Internet: www.proxyvote.com	By Phone: 1-800-690-6903	By Mail: 51 Mercedes Way Edgewood, NY 11717	By Mobile Device: Scan the QR code on your Notice or Proxy Card

2023 Virtual Annual Meeting Information

Date and Time:	May 9, 2023 at 8:00 a.m. (Pacific Time)

Format:	We will hold a virtual annual meeting. Stockholders will be able to listen, vote and submit questions from any location that has internet connectivity. We believe that this format is appropriate for the health and safety of our stockholders, employees, and directors and provides the opportunity for broader stockholder attendance and participation, while reducing the costs and environmental impact associated with planning, holding and arranging logistics for an in-person meeting.

Record Date:	All common stockholders of record as of March 13, 2023 may vote. Each outstanding share of common stock is entitled to one vote on each matter to be voted upon at the annual meeting.

Admission:	Attend the annual meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/TDC2023. You will need to use your 16-digit Control Number provided in the Notice, proxy card or instructions that accompanied your proxy materials, to log in to this website and access the live audio webcast of the meeting. If you are a beneficial owner (and thus hold your shares in an account at a bank, broker, or other holder of record), you will need to contact the bank, broker, or other holder of record to obtain your control number prior to the meeting. Please refer to “Other General Information” for more information about attending the annual meeting.

2	2023 PROXY STATEMENT

Proxy Summary

Logistics:	We encourage you to access the annual meeting prior to the start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. Pacific Time. We will offer live technical support during the meeting. If you encounter any technical difficulties accessing the meeting, please call the number listed on the shareholder log-in page for technical support.

Voting During Meeting:

Stockholders should follow the instructions to vote during the annual meeting at

www.virtualshareholdermeeting.com/TDC2023. Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner also may be voted during the annual meeting. However, even if you plan to attend the virtual annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the virtual annual meeting.

Asking Questions:	Stockholders may submit a question online during the meeting at www.virtualshareholdermeeting.com/TDC2023. We will answer questions as time permits at the meeting. Rules governing the conduct of the annual meeting (including the question and answer session) will be posted on the virtual meeting platform along with an agenda.

Post Meeting:	Following the meeting, we will post to the Investor Relations section of our website (www.teradata.com) a replay of the annual meeting (including the question and answer session). We will include the results of the votes taken at the meeting in a quarterly report on Form 10-Q or a current report on Form 8-K, as applicable, which will also be posted to the Investor Relations section of our website. You may also find information on how to obtain a transcript of the meeting by writing to our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127.

Meeting Agenda

MATTER		BOARD VOTE RECOMMENDATION

Proposal 1

Consider and vote upon the election of (i) Messrs. Fishback and McMillan and Ms. Nelson to serve as Class I directors for three-year terms expiring at the 2026 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified and (ii) Mr. McElhatton to serve as a Class III director for a two-year term expiring at the 2025 annual meeting of stockholders and to hold office until his successor is duly elected and qualified

FOR each nominee

Proposal 2	Consider an advisory (non-binding) vote to approve executive compensation (a “say-on-pay” vote)	FOR

Proposal 3	Consider an advisory (non-binding) vote to approve a frequency of once every year for future advisory “say-on-pay” votes	FOR

Proposal 4	Consider and vote upon the approval of the Teradata 2023 Stock Incentive Plan	FOR

Proposal 5	Consider and vote upon the approval of the Teradata Employee Stock Purchase Plan as Amended and Restated	FOR

Proposal 6	Consider and vote upon the ratification of the appointment of our independent registered public accounting firm for 2023	FOR

3

Proxy Summary

Board of Directors

NAME	CLASS	AGE	POSITION

Daniel R. Fishback*	I	61	Director

Steve McMillan*	I	52	President and Chief Executive Officer and Director

Kimberly K. Nelson*	I	55	Director

Lisa R. Bacus	II	59	Director

Timothy C.K. Chou	II	68	Director

John G. Schwarz	II	72	Director

Michael P. Gianoni	III	62	Chairman

Todd E. McElhatton*	III	56	Director

Joanne B. Olsen	III	64	Director

* Nominees for election

Key Qualifications and Attributes

4	2023 PROXY STATEMENT

Proxy Summary

Governance Highlights

Teradata has adopted many governance practices that establish strong independent leadership in our boardroom and provide our stockholders with meaningful rights, including:

INDEPENDENT BOARD • 8 of 9 directors are independent • All audit, compensation, and governance committee members are independent

DIVERSE AND QUALIFIED BOARD AND MANAGEMENT

•  Extensive executive experience at global, public companies

•  Knowledge of software and technology industries, including cloud-based technologies

•  Gender, ethnic, and LGBTQ+ diversity

SEPARATE CEO AND CHAIR ROLES • Independent non-executive Chairman	BOARD REFRESHMENT AND SUCCESSION PLANNING • 3 new independent directors in the past 5 years • Ongoing succession planning

REGULAR EXECUTIVE SESSIONS of independent directors at board and committee meetings	INDEPENDENT COMPENSATION CONSULTANT engaged to advise on compensation of our executives and directors

ACTIVE BOARD OVERSIGHT • Strategy • Risk and operational plans, including ESG matters	ROBUST STOCK OWNERSHIP GUIDELINES for directors and executive officers

ANTI-HEDGING/PLEDGING AND CLAWBACK POLICIES prohibitions on hedging and pledging, stock compensation clawback, and anti-harmful activity policies	ONGOING SHAREHOLDER ENGAGEMENT results in impactful changes to executive compensation and corporate governance programs and informs ESG initiatives

5

Proxy Summary

Environmental, Social and Governance Highlights

ESG Governance

•	Engaged a third party to conduct an internal and external ESG materiality assessment.

•

Based on the results of the ESG materiality assessment, established strategic ESG pillars focused on Data, People, Stewardship and Integrity to ensure we prioritize areas where Teradata can make the most positive impact.

•	Each ESG pillar is led by a senior leader and is composed of subject matter experts and cross-functional expertise.

•	Created a stand-alone ESG operating budget and hired dedicated ESG Program Director.

Data Pillar – Product Sustainability

•	Our Vantage platform and ClearScape Analytics products are designed for optimal power and consumption efficiencies.

•	A third party found that the Vantage enterprise platform consumes less energy and emits less CO2 than our competitors.

People Pillar – Diversity, Equity, and Inclusion

•	Made significant investment and progress in revitalizing our internal inclusion communities.

•	Piloted new programming focused on career advancement for women and under-represented minorities (i.e. targeted development, formal sponsorship programs, and scalable mentorship programs).

•	DEI Advisory Board made recommendations for diversity representation targets for the first time in Teradata history.

Stewardship Pillar – Sustainable Operations

•	Established short- and mid-term carbon reduction plans to progress towards our net-zero ambition.

•	As a result of our data center consolidation and flexible work model, our global real estate portfolio and commuting activities have decreased resulting in a reduced carbon footprint.

•	We have set new operational carbon reduction targets, including being carbon neutral by 2024, and we are on track to achieve that goal.

6	2023 PROXY STATEMENT

Proxy Summary

Accolades and Recognitions

7

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

The Board of Directors is currently divided into three classes. Directors are elected by stockholders for terms of three years and hold office until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2023 annual meeting, with the exception of Mr. McElhatton, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2023, 2024 and 2025, respectively.

Messrs. Fishback and McMillan and Ms. Nelson are Class I directors whose terms are expiring at the 2023 annual meeting. Mr. McElhatton is a Class III director who was elected to our board on June 1, 2022 and whose term was set to expire at the 2023 annual meeting. We believe providing our stockholders an opportunity to vote on new board members at the next annual meeting after their election to the Board of Directors is a responsible governance practice.

Each of the Class I directors has been nominated by the board for re-election through the 2026 annual meeting of stockholders and until their respective successors are elected and qualified. Mr. McElhatton, as a Class III director, has been nominated by the board for re-election for a two-year term expiring at the 2025 annual meeting of stockholders and until his respective successor is elected and qualified.

Proxies solicited by the board will be voted for the election of the nominees, unless you instruct otherwise on your proxy. Each of the nominees is willing to serve if elected. The board has no reason to believe that these nominees will be unable to serve. However, if any one of them should be unable to serve, the board may further reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The Board of Directors recommends that you vote FOR the election of each of the Class I nominees and the Class III nominee as a director.

Election of each nominee requires the votes cast for such nominee’s election to exceed the votes cast against such nominee’s election. If a nominee does not receive a majority vote, he or she is required to tender their resignation for consideration by the disinterested members of the Board of Directors in accordance with our Corporate Governance Guidelines. Proxies solicited by the Board of Directors will be voted FOR each nominee, unless you specify otherwise in your proxy. Abstentions and shares that are the subject of a broker “non-vote” will be deemed absent and have no effect on the outcome of the vote.

Director Qualifications and Attributes

Our Board of Directors currently consists of nine members whom we believe are extremely well-qualified to serve on the board and represent our stockholders’ best interests. As described under the caption “Selection of Nominees for Directors,” the board and its Nominating and Governance Committee (the “Governance Committee”) select nominees with a view to establishing a Board of Directors that is comprised of members who:

•	have extensive business leadership experience,

•	bring diversity of experiences, expertise and backgrounds, including but not limited to, gender and representation from under-represented communities,

•	are independent and collegial,

•	have high ethical standards as well as sound business judgment and acumen, and

•	understand and are willing to make the time commitment necessary for the board to effectively fulfill its responsibilities.

We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors. Moreover, as reflected in the below qualifications matrix, they provide our board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting experience, public-company board experience, knowledge of the technology and software industries and of Teradata’s business, including cloud-based technologies, experience with companies with a global presence and with growth and/or transformation strategies, extensive operational and strategic planning experience, and gender diversity and representation from under-represented communities.

8	2023 PROXY STATEMENT

Election of Directors

	Stephen McMillan	Lisa R. Bacus	Timothy C.K. Chou	Daniel R. Fishback	Michael P. Gianoni	Todd E. McElhatton	Kimberly K. Nelson	Joanne B. Olsen	John G. Schwarz

Qualifications and Expertise

Cloud technology, data analytics, and/or software as a service expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓

Executive leadership experience	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial/Accounting literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓

Global business experience	✓	✓	✓	✓	✓	✓		✓	✓

Sales, marketing, or branding background	✓	✓	✓	✓	✓			✓	✓

Tenure and Independence

Tenure (as of annual meeting)	2	8	6	6	8	0	3	4	12

Independent		✓	✓	✓	✓	✓	✓	✓	✓

Demographics (Self-Identification)

Gender Identity	M	F	M	M	M	M	F	F	M

LGBTQ+						✓

Asian (excluding Indian/ South Asian)			✓

Hispanic/Latinx		✓

Caucasian/White	✓			✓	✓	✓	✓	✓	✓

The board believes that each of the director nominees and other directors have demonstrated outstanding achievement in his or her professional career, the willingness to participate actively in board activities and share policy-making and strategic thinking experiences, an ability to articulate independent perspectives, make analytical inquiries and take tough positions that challenge management, and a high degree of personal and professional integrity.

The following biographies describe the key qualifications, business skills, experience and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications and attributes described above. Based on all of these qualifications and attributes, we believe that the directors and nominees have the appropriate set and complement of skills to serve as members of the board.

2023 Director Nominees

Class I Nominees — Current Terms Expiring in 2023:

DANIEL R. FISHBACK	Former Co-Chief Executive Officer and Chairman of the Board of Directors of UserZoom	Director since: 2017

Key Qualifications and Attributes:

•  Experience as the chief executive officer of a global, publicly-traded company in the software-as-a service industry

•  Strong leadership skills and a proven track record driving financial growth and product development

•  Technology industry expertise, including cloud-based technologies

Biography:

Mr. Fishback, age 61, served as Co-Chief Executive Officer of UserZoom, a user behavior and analytics platform provider, from April 2018 and as Chairman of the Board of UserZoom from October 2015 until its acquisition by Thoma Bravo in April 2022. Mr. Fishback previously served as the President and Chief Executive Officer of DemandTec, Inc. from 2001 to 2013. DemandTec was a provider of a cloud-based collaborative optimization network for retailers and consumer products companies that was acquired by IBM in 2012. From 2000 to 2001, Mr. Fishback served as Vice President of Channels for Ariba, Inc., a provider of solutions to help companies manage their corporate spending. Prior to that, he held sales and executive leadership positions at Trading Dynamics Company and Hyperion Solutions Corporation. Mr. Fishback serves on the board of Qumu Corporation, a leading enterprise video cloud-based platform provider, serves on the board of directors for several private technology companies, and is an advisor and consultant to a number of companies focusing on the application of analytic solutions to solve complex business problems. He joined our board in January 2017.

9

Election of Directors

STEPHEN MCMILLAN	President and Chief Executive Officer of Teradata Corporation	Director since: 2020

Key Qualifications and Attributes:

•  Experience as Teradata’s President and Chief Executive Officer

•  Extensive knowledge of the Company’s operations, strategy, customers, and financial position

•  Experience as a seasoned technology executive with a track record of transforming enterprise product and services businesses into industry-leading cloud portfolio offerings

•  Expertise in cloud-based technologies

Biography:

Mr. McMillan, age 52, is Teradata’s President and Chief Executive Officer and has served in this role since joining the Company in June 2020. Previously, he served as the Executive Vice President of Global Services for F5 Networks, Inc., a transnational company that specializes in application services and application delivery networking, from October 2017 when he joined F5 until May 2020. Prior to joining F5, from September 2015 until October 2017, he was Senior Vice President, Customer Success and Managed Cloud Services at Oracle Corporation, a global software and services company, where he was responsible for developing, overseeing, and expanding a customer success organization focused on the company’s strategic SaaS portfolio. From May 2012 to September 2015, he served as Senior Vice President, Managed Cloud Services at Oracle. Prior to joining Oracle, Mr. McMillan spent 19 years at IBM, where he held a number of leadership roles focused on global managed services, consulting, and IT. He joined our board in June 2020.

KIMBERLY K. NELSON	Executive Vice President and Chief Financial Officer, SPS Commerce, Inc.	Director since: 2019

Key Qualifications and Attributes:

•  Senior executive leadership of cloud-based solutions company

•  Financial expertise and experience as a public company chief financial officer

•  Extensive experience in finance at a variety of companies, including a cloud-based solutions company

Biography:

Ms. Nelson, age 55, is the Executive Vice President and Chief Financial Officer at SPS Commerce, Inc., a provider of cloud-based supply chain management solutions worldwide, a position she has held since joining the company in 2007. Prior to joining SPS Commerce, Ms. Nelson led Investor Relations at Amazon.com, Inc., from 2005 until 2007. She served as Amazon’s Finance Director, Technology, from 2003 to 2005, and its Finance Director, Corporate Financial Planning and Analysis, from 2000 to 2003. Prior to that, she served as a Director, Finance at The Pillsbury Company, LLC, a subsidiary of General Mills, Inc., from 1997 until 2000. She also serves as a director of Calyxt, Inc., a consumer-centric food- and agriculture-focused micro-cap public company. On January 17, 2023, Calyxt, Inc. announced plans to merge with another company pursuant to which Calyxt, Inc. will cease to exist. The merger is planned to close during the second quarter of 2023, at which time Ms. Nelson will no longer serve on the Calyxt, Inc. board. She joined our board in November 2019.

10	2023 PROXY STATEMENT

Election of Directors

Class III Nominee — Current Term Expiring in 2023:

TODD E. MCELHATTON	Chief Financial Officer, Zuora, Inc.	Director since: 2022

Key Qualifications and Attributes:

•  Senior executive leadership of cloud-based solutions company

•  Financial expertise and experience as a public company chief financial officer

•  Extensive experience in finance at cloud-based, technology, and/or software companies

Biography:

Mr. McElhatton, age 56, is the Chief Financial Officer at Zuora, Inc., a cloud-based subscription management software company, a position he has held since June 2020. Prior to joining Zuora, Mr. McElhatton served as the Senior Vice President and Chief Financial Officer, Cloud Business Group, at SAP SE, a multinational software company, from June 2018 to June 2020, and as Senior Vice President and Chief Financial Officer of SAP North America from February 2017 to June 2018. Prior to that, he served as Vice President and Chief Financial Officer, Hybrid Cloud Business, at VMware, Inc., a virtualization and cloud infrastructure solutions company, from August 2014 to February 2017. Previously, he held senior positions at Oracle Corporation and Hewlett Packard. Mr. McElhatton joined our board in June 2022.

Class II — Current Terms Expiring in 2024:

LISA R. BACUS	Retired Executive Vice President and Chief Marketing Officer for Cigna Corporation	Director since: 2015

Key Qualifications and Attributes:

•  Deep marketing expertise with focus on strategic planning and data analytics, in-depth knowledge of communication and marketing strategies and customer service operations

•  Experience as a senior executive of large global companies

•  Led global service operations at a Fortune 100 global corporation

•  ESG Certified through Diligent

Biography:

Ms. Bacus, age 59, served as the Executive Vice President and Chief Marketing Officer at Cigna Corporation, a global health care services company, from May 2013 until her retirement in July 2019. Her marketing role expanded with Cigna’s acquisition of Express Scripts in December 2018. Prior to joining Cigna, Ms. Bacus was the Executive Vice President and chief marketer at American Family Insurance Group, a personal and commercial property and casualty company, from 2011 until 2013, and its Vice President, Marketing, from 2008 to 2011. Before joining American Family Insurance, she was with Ford Motor Company, from 1986 to 2008, where she held a number of executive leadership positions, including Executive Director of Global Market Research and Insights, Executive Director of Global Marketing Strategy, and head of marketing for Ford in Mexico. She also serves on the boards of Selective Insurance Group, Inc. and Douglas Dynamics, Inc. and on the board of privately-held Culver Franchising System, Inc., as well as a number of non-profit corporations, and previously served on the board of Shoutlet, Inc., a privately-held company. Ms. Bacus joined our board in January 2015.

11

Election of Directors

TIMOTHY C.K. CHOU	Former President of Oracle On Demand, a division of Oracle Corporation	Director since: 2017

Key Qualifications and Attributes:

•  Extensive experience with technology companies, including many years of experience in building and selling enterprise software and hardware

•  Recognized as an industry leader in cloud computing and the Internet of Things, having published several landmark books and been featured in various publications including Forbes, Business Week, The Economist, and The New York Times as well as on CNBC and NPR

•  Extensive experience with startup companies in both workflow and analytic cloud-based applications

•  Experience in teaching computer science and cloud computing classes at universities in the US and China

Biography:

Dr. Chou, age 68, served as President of Oracle On Demand, a division of Oracle Corporation, from 1999 until his retirement in 2005, during which time he led the growth of Oracle’s cloud business from a nascent stage to an industry-leading position. Prior to that, he served as the Chief Operating Officer of Reasoning, Inc., a pioneering application services provider, until it was acquired by Oracle in 2000. He served on the board of Embarcadero Technologies, a provider of database tools, from 2000 until 2007. In addition to his commercial career, he has taught in the computer science department at Stanford University since 1982. In 2006, he launched the first class on cloud computing at Stanford and in 2008 started a similar class at Tsinghua University in Beijing, China. In 2013, he became the Chairman of the Alchemist Accelerator, a leading enterprise software accelerator where he is focused on analytics, artificial intelligence and the Internet of Things. His landmark book, The End of Software, served to educate enterprises, operators and investors in this major shift in business models. He served as a director at Blackbaud from 2007 until December 2022. He joined our board in January 2017.

JOHN G. SCHWARZ	Co-Founder and Chairman of the Board of Visier Inc.	Director since: 2010

Key Qualifications and Attributes:

•  Broad and global experience in operating and supervisory roles in complex and scaled technology companies

•  Public company CEO and Board level perspective

•  Deep understanding of technology, data science and analytics

•  Founder of a successful analytics and application company

Biography:

Mr. Schwarz, age 72, is the co-founder and Chairman of the Board of Visier Inc., a business analytics cloud-based software firm, a position he has held since 2010. From 2010 until May 2020, he served as the Chief Executive Officer at Visier. Previously, he served as Chief Executive Officer of SAP Business Objects, a unit of SAP AG, from 2008 to 2010, during which time he was a member of the executive board of SAP AG and also served on the board of directors of SAP Business Objects. From 2005 until its acquisition by SAP in 2008, he served as Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services. Mr. Schwarz served as President and Chief Operating Officer of Symantec Corporation, a provider of infrastructure security and storage management software, from 2001 to 2005. From 2000 to 2001, he served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Prior to joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation with his last position being General Manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers. Mr. Schwarz serves as a director of Synopsys, Inc. and served as a director of Avast PLC from 2011 until its merger with NortonLifeLock Inc. in 2022, and as a director of SuccessFactors, Inc. from 2010 to 2011. He is also a member of the Dalhousie University Advisory Board. He joined our board in September 2010.

12	2023 PROXY STATEMENT

Election of Directors

Class III — Current Terms Expiring in 2025:

MICHAEL P. GIANONI	Chairman of the Board of Teradata Corporation President and Chief Executive Officer of Blackbaud, Inc.	Director since: 2015

Key Qualifications and Attributes:

•  Experience as the president and chief executive officer of a global, publicly-traded software-as-a-service company

•  Strong operational and leadership skills and business acumen

•  Proven track record driving financial performance improvement

•  Deep software industry knowledge

Biography:

Mr. Gianoni, age 62, is the President and Chief Executive Officer of Blackbaud, Inc., a provider of cloud-based software and services specifically designed for nonprofit organizations, a position he has held since joining the company in January 2014. Previously, Mr. Gianoni was the Executive Vice President and Group President, Financial Institutions, at Fiserv, Inc., a global technology provider serving the financial services industry, from 2010 to 2013. He joined Fiserv as President of its Investment Services division in 2007, where he was responsible for product, technology, sales, finance, operational, and strategy. From 2006 until its acquisition by Fiserv, Mr. Gianoni was Executive Vice President and General Manager of CheckFree Corporation, a leading provider of financial e-commerce solutions. Prior to that time, he held a number of senior management positions at DST Systems Inc., an information processing and software services company. Mr. Gianoni serves as a director of Blackbaud. He joined our board in January 2015 and was appointed our non-executive Chairman in February 2020 after serving as independent Lead Director since January 2019.

JOANNE B. OLSEN	Former Executive Vice President, Cloud Services and Support, Oracle Corporation	Director since: 2018

Key Qualifications and Attributes:

•  Extensive experience within the software and technology industries

•  Senior executive leadership of cloud-based solutions and services

•  Broad global management experience

Biography:

Ms. Olsen, age 64, served as the Executive Vice President, Cloud Services and Support at Oracle Corporation, a global software and services company, from November 2016 until she retired in August 2017. In that role, she drove Oracle’s cloud transformation services and support strategy, partnering with leaders across all business units, leading a team of cloud customer experience experts, covering customer success, implementation success, consulting, support, education, and managed cloud services. She previously served as Senior Vice President and leader of Oracle’s applications sales, alliances, and consulting organizations in North America from 2010 to 2016. Ms. Olsen began her career with IBM, where, over the course of more than three decades, she held a variety of executive management positions across sales, global financing and hardware. She also serves as a director of Ciena Corporation, a global supplier of telecommunications networking equipment, software, and services, and Keysight Technologies, Inc., a provider of electronic design and test solutions. She joined our board in June 2018.

No Family Relationships or Arrangements

No family relationship exists among any of the directors, nominees or executive officers. No arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

13

OUR CORPORATE GOVERNANCE

Overview

Our Board of Directors is elected by the stockholders to provide oversight for the management of our business. The board selects the senior management team, who is charged with conducting our business, and acts as an advisor to senior management, monitors its performance, and approves its compensation. Our Board of Directors engages in active discussion and oversight of the Company’s business plans and strategy. It dedicates a meeting each year as well as time at other regular meetings to cover strategic planning and monitoring. As part of this process, the board considers how best to capture opportunities and balance risks with potential stockholder returns in light of many factors such as our competitive landscape, technology developments, organizational structure, and financial objectives, among other things. The board’s responsibilities also include planning for senior management succession, overseeing the integrity of our financial statements, and monitoring enterprise risks and compliance efforts.

To support these important duties, the board employs a strong framework of corporate governance practices, including those outlined below:

Independent Leadership and Oversight	All directors, except the Company’s President and CEO, are independent
Separate CEO and board chair roles
Independent non-executive Chairman of the Board
All (a total of three) of the new independent board members elected in the last five years are diverse
Average board tenure of continuing directors is 5.9 years
Executive sessions of independent directors scheduled at every regular board meeting
Limit on additional board service (no continuing director currently sits on more than two other public company boards)

Directors possess highly relevant experience and knowledge

Compensation Best Practices	Emphasison performance-based and long-term equity incentives
2021 and 2022 long-term equity programs are 60% performance-based
Prohibitions on hedging and pledging Company stock by executive officers and directors
Clawback and harmful activity policies
Annual advisory vote on compensation
Threshold levels of performance for performance based awards and payouts are capped
Approved by a fully-independent board committee using an independent consultant
Board of Director compensation is capped

Stockholder Engagement & Alignment	Track record of proactive, ongoing stockholder dialogue
Significant Teradata stock ownership by officers and directors and strong stock ownership guidelines

Stockholder Rights	Majority vote standard for election of directors
No poison pill in place
Proxy access bylaw permits eligible stockholders to nominate candidates for election to the board

14	2023 PROXY STATEMENT

Our Corporate Governance

Investor and Shareholder Outreach

Engagement with existing stockholders and potential investors is an important part of our business practices, and we greatly value the input we receive from our stockholders in addition to the quarterly meetings between management and the analysts that cover Teradata. Teradata Investor Relations and members of Teradata management are in frequent communication with stockholders on a variety of matters, including strategy, operations, corporate governance, ESG practices, and executive compensation as part of a year-round engagement process described below:

We reach out to our largest investors to engage in discussions regarding issues that are important to them and to seek their input on executive compensation, corporate governance, and ESG matters. Our outreach team includes Investor Relations, Executive Compensation, ESG, and Corporate Governance representatives from Teradata’s management team and, if requested, independent directors of the board.	We consider investor feedback and perspectives in evaluating and structuring our executive compensation program, ESG priorities, and preparing proxy statement disclosures.	After proxy materials are filed, we invite our largest investors to discuss proposals to be considered at the next annual meeting of stockholders.

As part of the proxy solicitation process, and following our 2022 annual meeting, we continued our practice of soliciting input from our largest 25 institutional investors, representing over 70% of our outstanding shares, and answering their questions regarding a variety of topics of interest to them, such as the design of our executive compensation program, board diversity and succession planning, and ESG matters.

The feedback we received from investors through this engagement process was positive and constructive. This feedback was reported to our board. We will continue to engage with our stockholders in order to receive any feedback they may have regarding the Company and take it into consideration with respect to our ongoing oversight and decision-making activities.

Say-On-Pay Results

Teradata received strong support from our stockholders for our executive compensation program, with a 90% favorable “Say-On-Pay” vote at our 2022 annual meeting. The board’s Compensation and People Committee views this strong result as confirmation that our compensation program is appropriately structured to support our strategic initiatives and reflects our pay-for-performance commitment.

Corporate Governance Guidelines

To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. These guidelines address, among other things, such matters as director independence, committee membership and structure, meetings and executive sessions, the annual self-assessments of the board and its committees, and director selection, retirement, and training. Our Corporate Governance Guidelines provide, among other things, that:

•	The board believes at least two-thirds of the directors should meet the criteria for independence required by law, the SEC and the NYSE listing standards;

15

Our Corporate Governance

•	The board is committed to actively seeking women and candidates from under-represented communities for the pool from which board member candidates are chosen;

•

Directors are elected under a majority vote standard and any director that does not receive a majority vote is required to promptly tender his or her resignation as a director for consideration by the disinterested members of the Board of Directors in accordance with the Corporate Governance Guidelines;

•

No director who is an active CEO or executive officer of another public company may sit on the board of directors of more than one other publicly held company, no member of the Audit Committee may sit on the audit committees of more than two other publicly held companies, and no other director may sit on the board of more than three other publicly held companies, in each case without the approval of the Nominating and Governance Committee;

•

The positions of Chairman of the Board and Chief Executive Officer should be held by separate persons and, in the event the Chairman of the Board is not independent, the board will designate a Lead Director who is an independent, non-employee director;

•

Directors are prohibited from serving on the Compensation and People Committee and the board if such service creates an interlocking relationship (that is, one of our executive officers serves as a director or member of the compensation committee of an entity at which the board member is an executive officer);

•

The CEO will annually review with the board top management succession plans, including development plans for succession candidates, and will periodically review with the board an emergency leadership preparedness plan applicable in the event the CEO unexpectedly becomes incapacitated or otherwise is unable to serve; and

•	The board conducts an annual self-evaluation, and the Nominating and Governance Committee oversees the annual evaluation of the performance of each committee of the board.

From time to time the Board of Directors, upon recommendation of the Nominating and Governance Committee, reviews and updates our Corporate Governance Guidelines as appropriate. Our Corporate Governance Guidelines are found on our corporate governance website at www.teradata.com/governance-guidelines.

Board Independence and Related Transactions

We believe that the Company benefits from having a strong and independent board. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. Our Board of Directors has affirmatively determined that all of our non-employee directors who served during fiscal 2022, including our current nominees, namely Mses. Bacus, Nelson and Olsen and Messrs. Chou, Fishback, Fu, Gianoni, McElhatton and Schwarz, are independent. These determinations were made because each such person has no material relationship with our Company, our management, our independent registered public accounting firm, our independent external compensation consultant or our external compensation legal advisers and otherwise meets the independence requirements as established by applicable law, the rules and regulations of the SEC and the NYSE listing standards. In addition, there were no transactions, relationships or arrangements in fiscal year 2022 that required review by the board for purposes of determining director independence.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the positions of Chairman of the Board and CEO should be held by separate persons. Our Corporate Governance Guidelines do not require that our Chairman be independent. In the event the Chairman of the Board is not independent, the board will designate a Lead Director who is an independent, non-employee director. The board believes that this leadership structure, separating the positions of Chairman and CEO, best serves the interests of Teradata and its stockholders and demonstrates our commitment to strong corporate governance practices.

Mr. Gianoni is our non-executive Chairman of the Board. Mr. McMillan, our President and CEO, is the only member of the board who is not independent. We believe that this leadership structure enhances the accountability of the CEO to the board, strengthens the board’s independence from management, and benefits independent oversight of the Company’s day-to-day risk management activities. In addition, separating these roles allows our CEO to focus his efforts on running our business, meeting with customers and investors, and managing the Company in the best interests of our stockholders, while we are able to benefit from the leadership experience of Mr. Gianoni.

16	2023 PROXY STATEMENT

Our Corporate Governance

Board Oversight of Risk

Management is responsible for the Company’s day-to-day risk management activities (including the identification, assessment, and mitigation of risks), and our board’s role is to engage in informed risk oversight, including our established risk appetite. The Board recognizes that effective risk oversight is important to the success of our strategy and an integral part of fulfilling its fiduciary duties to the Company and our stockholders. The Board believes taking well-considered risk is a critical component of innovation and effective leadership, but also recognizes that imprudently accepting risk or failing to appropriately identify and mitigate risk could negatively impact our business and shareholder value. The Board therefore seeks to foster a risk-aware culture that conforms to an established risk appetite framework while encouraging thoughtful risk taking in pursuit of the Company’s strategy.

We engage in an enterprise risk management program, which is coordinated primarily through our enterprise risk and internal audit function, and involves:

•	identification by the executive team and other senior leaders of the enterprise risks relevant to Teradata;

•	assigning executives to be responsible for each enterprise risk;

•	to the extent prudent and feasible, development of strategies and plans to monitor, mitigate and control such risks; and

•

reports of the identified risks as part of the applicable strategy review or separately as a particular risk review, as considered necessary, to the board and/or relevant board committee, as applicable.

The board’s oversight of these risks primarily occurs in connection with the exercise of its responsibility to oversee our business, including through the review of our business transformation, long-term strategic plans, annual operating plans, financial results, material legal proceedings, workforce health, ESG efforts, initiatives, and progress, and executive succession plans. The board’s committee structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk increases the effectiveness of the board’s role in risk oversight.

There are a number of ways our board performs this risk oversight function, including the following:

•

at its regularly scheduled meetings, the board receives management updates on our business transformation, go-to-market activities, product and product development activities, business operations, financial results, and strategy and discusses risks related to the business;

•

the Audit Committee assists the board in its oversight of risk management by overseeing the Company’s enterprise risk management process, including monitoring application of risk appetite, major risk exposures such as financial, cybersecurity, privacy and data protection, ESG (including operational, sustainability, and technology risks), and legal and regulatory, and the steps management has taken to monitor and control such exposures; quality and integrity of financial reports; compliance with applicable legal and regulatory requirements; quality and performance of our external auditor; our general policies and procedures regarding accounting and financial matters and internal controls; and our code of conduct and ethics program, including whistleblower updates, if any;

•

the Audit Committee also receives quarterly reports from our Chief Information Security Officer assessing the status, adequacy and effectiveness of cybersecurity risks and mitigation plans and twice per year, or more as needed (including reports directly to the board), reviews and discusses the Chief Information Security Officer’s report on cybersecurity risks and mitigation plans and the steps the security team has taken to monitor and control related exposures and reports to the board on these matters;

•

the Compensation and People Committee (the “Compensation Committee”) annually receives reports and discusses with management risks relating to executive compensation, people management activities, including talent acquisition, retention management and development, corporate culture and employee engagement; and diversity, equity, and inclusion practices; and

•

the Governance Committee assists the board with oversight of our corporate governance framework, board effectiveness, board composition and succession planning, and ESG program, including related program activities, public disclosure, and shareholder feedback with respect to corporate responsibility, environmental stewardship, and community outreach.

Compensation Risk Assessment

Based on an analysis conducted by management and reviewed by the Compensation and People Committee, we do not believe that our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.

17

Our Corporate Governance

Director Education

The Company encourages directors to participate in continuing education programs focused on the Company’s business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors, and the Company reimburses directors for their expenses associated with this participation. We also encourage our directors to attend various Teradata events, including our Investor Day activities. Continuing director education is also provided during board meetings and other board discussions as part of the formal meetings and may include internally developed materials and presentations as well as programs presented by third parties. In addition, new directors participate in extensive orientation sessions that are focused on corporate governance and the Company’s strategy and business.

Executive Management Succession Planning

In consultation with its Compensation and People Committee and CEO, the Board of Directors regularly reviews short- and long-term succession plans for all senior management positions and, in particular, our CEO.

Criteria used in our succession planning for potential CEO successors include, among others:

Code of Ethics

We have a Code of Conduct that sets the standard for ethics and compliance for all of our directors, and employees, including our officers, chief accounting officer, and corporate controller. We expect our directors, executives, and employees to avoid any activity that is or has the appearance of being a conflict of interest with Teradata and our Code of Conduct. This includes not engaging in activities that compete with or are adverse to Teradata, or that interfere with the proper performance of duties or responsibilities to Teradata, and not using confidential company information, company assets, or their position at Teradata for personal gain in violation of our policy.

We have clearly defined core principles that help establish and maintain our company culture where Teradata organizations and our employees constantly strive to exceed standards and expectations. We strive to do the right thing and hold ourselves accountable to each other...always. With the focus of always doing the right thing, we are committed to supporting human rights and have set high expectations and standards for our employees in locations globally. In addition, we have implemented systems and controls designed to ensure that slavery and human trafficking do not occur anywhere in our business or in our supply chain.

18	2023 PROXY STATEMENT

Our Corporate Governance

Our Code of Conduct is available on our corporate governance website at www.teradata.com/code-of-conduct. Our consistent pursuit of high ethical standards has placed Teradata on the Ethisphere Institute’s list of the World’s Most Ethical Companies every year since 2010.

Policy Regarding Hedging and Pledging of Teradata Securities

Pursuant to the Teradata Insider Trading Policy, Teradata associates (including employees, officers, and members of the Teradata Board of Directors) may not trade in derivative securities of Teradata or engage in hedging transactions involving Teradata securities. For purposes of this policy, “derivative securities” include publicly traded options, short sales, puts, calls, covered calls, straddles, strips, or similar derivative securities whether or not issued directly by the Company or by any stock exchange, and “hedging transactions” include pre-paid variable forwards, equity swaps, collars and exchange funds designed to hedge or offset any decrease in the market value of Teradata securities held by the Company’s employees, officers and directors.

In addition, under the Insider Trading Policy, directors and executive officers are prohibited from pledging Teradata securities as collateral for loans (including depositing such securities in margin accounts). While all other Teradata employees are not prohibited from pledging Teradata securities as collateral for loans, such employees are advised to exercise caution in holding Teradata securities in a margin account or pledging Teradata securities as collateral for a loan.

Political Activities

Teradata’s Political Activities Policy Statement reinforces and declares our commitment to responsible corporate citizenship while also complying with applicable laws and related regulations regarding the use of corporate resources in connection with political activities.

We generally encourage our employees to feel free to participate in permitted political activities where they live and work, provided such activities occur solely in an individual and private capacity and not on behalf of the Company. In furtherance of these principles, the Political Activities Policy Statement provides that the Company and its affiliates will not make political contributions, or use any corporate funds or assets, for any candidates or political parties, including campaign committees and funds, caucuses, independent expenditure committees, or special interest groups engaged in lobbying activities. It further provides that employees who engage in partisan political activities, including the election process, must do so solely on their own behalf and not on the Company’s behalf or using Teradata resources.

Meetings and Meeting Attendance

The board and its committees met throughout the year and acted by written consent from time to time, as appropriate. At each of its regular meetings, the board had an opportunity to meet in executive session without the CEO present. Members of the senior management team regularly attend board meetings to present information on our business and strategy, and board members are welcome and encouraged to meet with employees worldwide and to attend industry, analyst, and other major events.

The board and its committees met a total of 20 times last year. In 2022, each of the directors attended 75% or more of the total number of meetings of the board and the committee(s) on which he or she serves. In addition, under the board’s Corporate Governance Guidelines, our directors are expected to attend our annual meeting of stockholders each year. All of our directors attended the 2022 virtual annual meeting of stockholders.

Director Commitments

Under our Corporate Governance Guidelines, each board member is expected to ensure that other existing and planned future commitments do not materially interfere with such member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, the Governance Committee and our board consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. Under our Corporate Governance Guidelines, a director may not serve on the boards of more than three other public companies, no member of the Audit Committee may sit on the audit committees of more than two other publicly held companies, or, if the board member is an active chief executive officer (or its equivalent) or executive officer of a publicly traded company, such person may not serve on the board of more than one other public company. Each of our directors is in compliance with this requirement, and our board believes

19

Our Corporate Governance

that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. We periodically review our director commitment policies.

Selection of Nominees for Directors

The Governance Committee is responsible for recommending candidates for membership to the board. The director selection process and director qualification guidelines are described in detail in the board’s Corporate Governance Guidelines, which are posted on our corporate governance website at www.teradata.com/governance-guidelines.

In determining candidates for nomination, the Governance Committee will seek the input of the Chairman of the Board, the CEO and other directors. In addition, the Governance Committee will consider individuals recommended for board membership by our stockholders in accordance with our bylaws and applicable law and may consider candidates put forth by external search or placement firms and/or formally engage such firms to assist it in identifying and evaluating qualified nominees.

In general, we desire to have a balanced group of directors who can perpetuate the Company’s long-term success and represent stockholder interests generally through the exercise of sound business judgment based on a diversity of experiences and perspectives. As part of the selection process, the board and the Governance Committee use the qualification factors listed in our Corporate Governance Guidelines and examine candidates’ business skills and experience, personal integrity, judgment, and ability to devote the appropriate amount of time and energy to serving the best interests of stockholders, in addition to the desired composition of the board as a whole and the Company’s current and future needs.

The Governance Committee and the board are committed to having a Board of Directors that is diverse and will look to add individuals to our board that have diversity attributes, including gender diversity and/or a member of an under-represented community, along with requisite experience, to further bolster the diversity of our board as opportunities arise. Although we do not have a formal diversity policy, the Board updated its Corporate Governance Guidelines to state that it is committed to actively seeking women and candidates from under-represented communities for the pool from which director candidates are chosen. The board also values diverse perspectives from different business and professional experiences, skills, backgrounds, geographical representation, and education.

While our board does not have age or term limits, it seeks to balance director turnover. The board believes that new perspectives and ideas are critical to a forward-looking and strategic board as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring to the board room.

Once a proposed candidate is identified, the Governance Committee may solicit the views of various board members, our CEO, and any other individuals it believes may have insight into a particular candidate. The Governance Committee may designate one or more of its members and/or other board members to interview any proposed candidate. The Governance Committee then will recommend a director nominee to the board based on its evaluation of such criteria.

As described under the caption “Director Qualifications and Attributes”, we believe our current directors represent a highly qualified and capable board with diverse perspectives and balanced tenure. If you are a stockholder and wish to recommend individuals for consideration as directors, you can submit your suggestions in writing to our Corporate Secretary. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. Stockholders who intend to nominate their own candidates for director election at our next annual meeting of stockholders must follow the procedures described in our bylaws, which are available on our corporate governance website at www.teradata.com/articles-and-bylaws. On October 31, 2022, our Board adopted amendments to our Bylaws to, among other things, enhance the advance notice and related procedural and disclosure requirements for stockholders to propose business at a meeting of stockholders, including the requirements for the valid nomination of a candidate for election as a director. Such revisions include additional disclosures from nominating or proposing stockholders, underlying beneficial owners, control persons, and proposed nominees, each as described in our Bylaws. See “Procedures for Stockholder Proposals and Nominations” for further details regarding how to nominate directors.

The directors nominated by the Board of Directors for election at the 2023 annual meeting were recommended by the Governance Committee and approved by our board following the process described above. See “Director Qualifications and Attributes” and “2023 Director Nominees” for further details regarding the reasons and director attributes supporting these nominations. All of these candidates for election are currently serving as our directors and, other than Mr. McMillan, have been determined by the board to be independent.

Under the board’s Corporate Governance Guidelines, if any director who is nominated for election at the 2023 annual meeting is not re-elected by the required majority vote, such director is required to promptly offer his or her resignation. The Board of

20	2023 PROXY STATEMENT

Our Corporate Governance

Directors, giving due consideration to the best interests of the Company and our stockholders, is required to evaluate the relevant facts and circumstances, including whether the underlying cause of the director’s failure to receive the required majority vote can be cured, and make a decision on whether to accept the offered resignation. Any director who offers a resignation pursuant to this provision cannot participate in the board’s decision process. The Board of Directors will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the offered resignation. If the board accepts a director’s resignation pursuant to this process, the Governance Committee will recommend to the Board of Directors whether to fill the resulting vacancy or reduce the size of the board.

21

COMMITTEES OF THE BOARD

Committee Structure and Responsibilities

Our Board of Directors has four standing committees: the Audit Committee, the Compensation and People Committee, the Nominating and Governance Committee, and the Executive Committee.

Listed below is the current membership of our board committees. Following the table is a summary of each’s committee’s responsibilities. Each of the Audit Committee, Compensation and People Committee, and Nominating and Governance Committee has a charter describing its specific responsibilities, which can be found on the corporate governance section of our website as follows:

•	Audit Committee: www.teradata.com/audit-committee-charter

•	Compensation and People Committee: www.teradata.com/compensation-committee-charter

•	Nominating and Governance Committee: www.teradata.com/nominating-and-governance-committee-charter

Board Committee Membership

NAME	EXECUTIVE COMMITTEE	COMPENSATION AND PEOPLE COMMITTEE	AUDIT COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

Stephen McMillan

Lisa R. Bacus

Timothy C.K. Chou

Daniel R. Fishback		*

Michael P. Gianoni	*			*

Todd E. McElhatton			E

Kimberly K. Nelson			*E

Joanne B. Olsen

John G. Schwarz

Number of Meetings in 2022	0	5	7	3

*	Committee Chair
E	Audit Committee Financial Expert

Audit Committee

•	Acts as principal agent of our board in overseeing our accounting and financial reporting process, disclosure controls and procedures, and audits of our financial statements and internal controls.

•

Discusses with management and our independent auditor our annual audited financial statements and unaudited quarterly financial statements and recommends to our board the inclusion of our annual audited financial statements in the Company’s annual report filing with the SEC.

•	Responsible for the appointment, compensation, retention, and oversight of our independent auditor engaged to audit our financial statements and internal control over financial reporting.

•

Oversees our major financial and risk exposures (including financial, cash investments, cybersecurity, information technology, privacy and data protection, business continuity, sustainability and other ESG risks, and legal and regulatory risks) and enterprise risk management program and reviews with management plans and actions to address these risks.

•

Oversees the qualifications and performance of our internal audit function and internal auditors, and reviews with our management, our independent auditor, and the internal auditors the internal audit plan and activities.

•	Reviews and discusses with management our periodic SEC filings and our quarterly earnings releases.

22	2023 PROXY STATEMENT

Committees of the Board

•

Oversees our compliance with ethical, legal and regulatory requirements, including oversight of our ethics and compliance program. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities and meets with representatives of management, the internal auditor, and the independent auditor in executive session on a regular basis.

Each Audit Committee member is independent and financially literate, as determined by the board under applicable SEC and NYSE standards. In addition, the board has determined that because of their respective accounting and financial management expertise, each of Ms. Nelson and Mr. McElhatton is an “audit committee financial expert,” as defined under SEC regulations.

A report of the Audit Committee is set forth below in this proxy statement.

Compensation and People Committee

•	Discharges the board’s responsibility relating to the compensation of our executives.

•	Establishes the annual goals and objectives of our CEO, after consulting with the independent members of the board.

•	Evaluates our CEO’s performance and, along with the independent members of the board, determines the compensation of our CEO.

•	Evaluates the performance of our other executive officers and approves the annual compensation for our other executive officers.

•	Recommends to our board for approval our executive compensation plans, including incentive compensation plans, and all equity-based compensation plans.

•	Oversees our executive management succession planning and leadership development efforts, including advising the board on succession planning with respect to the CEO.

•	Oversees administration of the Company’s various benefit plans, including the Company’s 401(k) savings plan.

•	Oversees the Company’s diversity, equity, and inclusion initiatives and other people and culture initiatives.

•	Reviews stockholder feedback on our executive compensation program.

•	Reviews compensation policies and practices as they affect all employees and relate to risk management practices and risk-taking incentives.

•	Reviews stock ownership guidelines and monitors compliance with such guidelines.

Each Compensation Committee member is independent. The committee may form subcommittees with authority to act on the committee’s behalf as it deems appropriate and has delegated authority to our CEO and Chief People Officer to award equity to individuals other than executive officers in limited instances. In addition, the CEO conducts annual performance evaluations of executives and, after consulting with the Chief People Officer, provides this committee with his assessments and recommendations with respect to the amount and form of compensation for such executives.

Independent Compensation Consultant. The Compensation Committee retained the human capital practice of Aon, plc (“Aon”) as its independent compensation consultant throughout fiscal year 2022. The committee retained Aon to assist the committee in the development of our executive compensation and benefit programs, including the amount and form of such compensation, and in the evaluation of our CEO. The rules for the use of the compensation consultants by the committee and management include the following: (i) only the committee and its Chair can hire or fire the consultant with respect to such services; (ii) on an annual basis, the consultant will provide the committee with a letter of the projected scope of services for the year; (iii) the consultant’s work will be coordinated with our Chief People Officer and any project undertaken at management’s request will be with the knowledge and consent of the committee Chair; (iv) the consultant will have direct contact with the committee; and (v) the committee will evaluate the performance of the consultant on an annual basis. As discussed in the Compensation Discussion and Analysis section of this proxy statement, in 2022, our People organization purchased compensation surveys and reports from Aon at a cost of approximately $67,800. Aon also advises our board on its director compensation program. Management also engaged with Aon affiliates for various insurance-related products and services, covering health and benefits, pension-related services, other insurance brokerage services and risk services to the business. The aggregate fees we paid to Aon for (i) its service as our independent executive officer and board of director compensation consultant was approximately $78,500 and (ii) for the additional services paid to various of its affiliates was approximately $710,000. Although the Committee was aware of the nature of the services performed by Aon affiliates, the Committee did not review and approve such services and insurance premiums and policies, as those were reviewed and approved by management in the ordinary course of business. The Compensation and People

23

Committees of the Board

Committee reviewed the independence of Aon in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Aon’s work for the committee is independent and does not raise any conflicts of interest.

A report of the Compensation Committee is set forth below in this proxy statement.

Nominating and Governance Committee

•	Determines and recommends to the board the director nominees for election to our board at our annual stockholder meetings and the filling of any vacancies on our board.

•	Reviews board composition and succession planning.

•	Reviews and makes recommendation to the board regarding the composition of board committees.

•	Annually assesses the independence of each director.

•	Oversees the annual performance evaluation of the board.

•	Reviews the board’s corporate governance practices and procedures.

•	Reviews and makes recommendations to the board concerning non-employee director compensation.

•	Oversees the Company’s shareholder engagement program and ESG-related activities.

•	Reviews the Company’s Related Person Transactions Policy and Corporate Governance Guidelines.

Each member of the Governance Committee is independent.

The Governance Committee retained Aon as its independent compensation consultant to review our director compensation program in 2022. The Governance Committee reviewed the independence of Aon in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the firm’s work for the committee is independent and does not raise any conflicts of interest.

Executive Committee

The Executive Committee has the authority to exercise all powers of the full Board of Directors, except those prohibited by applicable law, such as amending the bylaws or approving a merger that requires stockholder approval. This committee meets between regular board meetings if urgent action is required.

Compensation Committee Interlocks and Insider Participation

During 2022, no member of the Compensation and People Committee was a current or former officer or employee of the Company. During 2022, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) or director of another entity where such entity’s executive officers served on our Compensation and People Committee or board.

Communications with Directors

Stockholders and interested parties wishing to communicate directly with our Board of Directors, any individual director, the Chairman of the Board or, if applicable, the independent Lead Director, or our non-management or independent directors as a group are welcome to do so by writing our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127. The Corporate Secretary will forward any communications as directed. Any matters reported by stockholders or interested parties relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board of Directors may also be made by writing to this address. For more information on how to contact our board, please see our corporate governance website at www.teradata.com/contact-the-board.

24	2023 PROXY STATEMENT

RELATED PERSON TRANSACTIONS

Under our Related Person Transactions Policy, the Governance Committee is responsible for reviewing and approving each transaction in which Teradata was a participant involving or potentially involving an amount in excess of $120,000 and in which a related person had a material interest. A related person is any director or executive officer, any immediate family member of a director or executive officer, a 5% or more stockholder, and any immediate family member of a 5% or more stockholder.

This policy provides for approval or ratification of each related person transaction in accordance with the procedures and policies discussed below (i) by our Governance Committee, or (ii) if the Governance Committee determines that the approval or ratification of such related person transaction should be considered by all of the disinterested members of the Board of Directors, by a majority vote of the disinterested members of the board.

The policy requires our Chief Legal Officer to advise the Chair of the Governance Committee of any potential related person transaction involving in excess of $120,000 of which the Chief Legal Officer becomes aware, including management’s assessment of whether the related person’s interest in the potential related person transaction is material. The Governance Committee is required to consider such potential related person transaction, including whether the related person’s interest in the potential related person transaction is material, unless the Governance Committee determines that the approval or ratification of such potential transaction should be considered by all of the disinterested members of the Board of Directors, in which case such disinterested members of the board will consider the potential transaction. Except as set forth below, we will not enter into a related person transaction that is not approved in advance unless the consummation of such transaction is expressly subject to ratification.

If we enter into a transaction that we subsequently determine is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter becomes a related person transaction, then in either such case the related person transaction must be presented to the Governance Committee or the disinterested members of the Board of Directors, as applicable, for ratification. If the related person transaction is not ratified, then we are required to take all reasonable actions to attempt to terminate our participation in the transaction.

Factors that are reviewed by the Governance Committee or the Board of Directors, as applicable, when evaluating a potential related person transaction include: (i) the size of the transaction and the amount payable to a related person; (ii) the nature of the interest of the related person in the transaction; (iii) whether the transaction may involve a conflict of interest; (iv) whether the transaction is fair to the Company; (v) whether the transaction might impair independence of an outside director of the Company; and (vi) whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

Since the beginning of 2022, there were no related person transactions, and there are not currently any proposed related person transactions, that would require disclosure under the SEC rules.

25

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our Purpose

We transform how businesses work and people live through the power of data.

Our Commitment

Our continuing commitment to corporate responsibility and ESG is embedded in our culture and core principles. That commitment – built on our strong foundation of governance, ethics, transparency, and being a responsible corporate citizen – creates value for Teradata and our stockholders by helping us mitigate risks, reduce costs, build brand value, attract and retain employees, and identify new market opportunities to apply our technology to help address society’s most complex issues.

Our culture is one that intentionally values and encourages diversity, equity, and inclusion (“DEI”), promotes profitable sustainability both internally and for our customers, and gives back to the communities where we live and do business. We believe that the interests of all our stakeholders – our stockholders, employees, customers, partners, suppliers, and communities – must be considered in our strategy and our daily operations.

ESG Governance and Oversight

We have an extensive governance system for our ESG program and initiatives, including active involvement from our Board of Directors, Executive Leadership Team, business leaders serving on our Corporate Citizenship Council, and employees through our ESG strategic pillars of Data, People, Stewardship, and Integrity.

Board of Directors

Our board is actively engaged in the oversight of our ESG matters. Each board committee charter reflects alignment with best practices and our ESG strategy:

•

Our Audit Committee is tasked with responsibility for and oversight of our ethical standards and compliance, long-term corporate strategy, and performance. In addition, our Audit Committee assists the board in its oversight of risk management by overseeing the Company’s enterprise risk management program, which includes ESG-related risks. This committee is responsible for overseeing the integrity of our public company filings and stockholder disclosures, including the disclosure controls and procedures for our ESG goals.

26	2023 PROXY STATEMENT

Environmental, Social and Governance

•

Our Compensation and People Committee provides oversight relating to matters regarding our people management, including our Company’s DEI practices and initiatives. In addition, this committee receives updates and confers with management on programs and risks related to executive compensation, talent acquisition, retention and talent management, and corporate culture.

•

Our Nominating and Governance Committee has the primary responsibility for oversight of our ESG activities, public disclosures, ratings, and shareholder feedback relating to our ESG program. In addition, the Nominating and Governance Committee is responsible for reviewing the board’s corporate governance practices and procedures, including the board’s self-evaluation process and board composition.

Our board regularly receives updates from our committees with respect to these activities and engages with management on our corporate culture, talent acquisition, talent management, risk oversight, and strategy matters, with consideration of ESG priorities. For a further description of these activities, see “Our Corporate Governance – Board Oversight of Risk” and “Committees of the Board”.

Executive Leadership Team

•

Our Chief Legal Officer is an executive co-sponsor of our ESG program and has ultimate management oversight for the program, including publication of our annual ESG report, ethics and compliance activities, corporate governance profile, and privacy program.

•

Our Chief Financial Officer is an executive co-sponsor of our ESG program and oversees our corporate reporting organization and operations department, which is responsible for our sustainability initiatives relating to our supply chain and facilities.

•

Our Chief People Officer is responsible for implementation of the Company’s people strategies and programs, including our DEI, employee engagement and enhancing the employee experience, wellness efforts, as well as career development and executive leadership succession planning.

•	Our Chief Marketing Officer is responsible for our community outreach activities, including our Teradata Cares program described below, as well as ESG-related customer-facing activities and support.

Corporate Citizenship Council

Our Corporate Citizenship Council is composed of senior leaders and subject matter experts from our functions and business operations with both our Chief Legal Officer and Chief Financial Officer serving as executive sponsors. This council is responsible for the identification, coordination, and advancement of our ESG priorities and objectives across the Company.

ESG Strategic Pillars

We engaged a third party in 2022 to help us conduct an extensive ESG materiality assessment with our external and internal stakeholders. Through this process, we identified key ESG areas of particular importance for Teradata and, based on these findings, aligned our ESG program on matters where we can have the most positive impact. These areas are reflected in our new strategic ESG pillars: Data, People, Stewardship, and Integrity. Each ESG pillar is led by a senior leader and is composed of subject matter experts and cross-functional expertise. In 2022, we established a stand-alone budget to support our ESG operations and hired our first ESG Director who provides oversight, subject matter expertise, and guidance to our strategic cross-functional teams to ensure progress on our ESG initiatives.

27

Environmental, Social and Governance

ESG Pillar	Pillar Strategy	Pillar Focus
Data	Teradata is uniquely positioned to leverage our data and analytics capabilities to not only help Teradata achieve its own sustainability ambitions, but to help our customers achieve theirs as well - and do so in a secure environment.	By focusing on product sustainability and data security, we strive to meet customer demand and regulatory requirements by offering an energy efficient and secure data and analytics platform and provide customers the ability to utilize ESG data for their operations to create actionable decision making to advance their ESG strategy and goals.

People	Increase diverse representation at Teradata and strengthen our culture of inclusion.	By focusing on our most important asset, our people, we are building a diverse, equitable and inclusive culture.
Expand talent development and career progression and invest in our communities with time, talent, and technology.

Providing a culture of learning and development opportunities and programs for our employees.

Collaborating with stakeholders on community engagement programs to empower underserved communities and advance technology initiatives and capabilities with Data for Good.

Stewardship	Continually strive to reduce our environmental footprint and be a good steward through efficient and responsible use of natural resources.	By focusing on sustainable operations and our supply chain, we are taking proactive efforts to increase our own energy efficiencies and reduce our Scope 1, 2 and 3 emissions.

Integrity	Continue to build a transparent and accountable ESG program.	Our focus on integrity builds trust through our transparent and accountable reporting, ethical business conduct, and enterprise risk management.

ESG Accomplishments

Teradata has a long history of leadership in corporate responsibility, and we have achieved much success with our ESG program. This past year was no exception with many accomplishments, including those noted below.

ESG Governance

•	Engaged a third party to conduct an internal and external ESG materiality assessment.

•

Based on the results of the ESG materiality assessment, established strategic ESG pillars focused on Data, People, Stewardship and Integrity to ensure we prioritize areas where Teradata can make the most positive impact.

•	Each ESG pillar is led by a senior leader and is composed of subject matter experts and cross-functional expertise.

•	Created a stand-alone ESG operating budget and hired dedicated ESG Program Director.

Data Pillar – Product Sustainability

•	Our Vantage platform and ClearScape Analytics products are designed for optimal power and consumption efficiencies.

•	A third party found that the Vantage enterprise platform consumes less energy and emits less CO2 than our competitors.

People Pillar – Diversity, Equity, and Inclusion

•	Made significant investment and progress in revitalizing our internal inclusion communities.

•	Piloted new programming focused on career advancement for women and under-represented minorities (i.e., targeted development, formal sponsorship programs, and scalable mentorship programs).

•	DEI Advisory Board made recommendations for diversity representation targets for the first time in Teradata history.

28	2023 PROXY STATEMENT

Environmental, Social and Governance

Stewardship Pillar – Sustainable Operations

•	Established short- and mid-term carbon reduction plans to progress towards our net-zero ambition.

•	As a result of our data center consolidation and flexible work model, our global real estate portfolio and commuting activities have decreased resulting in a reduced carbon footprint.

•	We have set new operational carbon reduction targets, including being carbon neutral by 2024, and we are on track to achieve that goal.

Integrity Pillar – ESG Transparency

•	Teradata publishes an annual ESG report in addition to an ESG website which provides additional information relating to ESG activities.

•

We are furthering our alignment with leading ESG reporting frameworks, including SASB (Sustainable Accounting Standards Board) Standards, Task Force on Climate-related Financial Disclosures (TCFD), Carbon Disclosure Project for Emissions (CDP), Global Reporting Initiative (GRI), and the Principles of the United Nations Global Compact (UNGC).

•	We encourage you to read our 2021 ESG Report for more information at: https://www.teradata.com/About-Us/Corporate-Social-Responsibility/Teradata-ESG-Report.pdf.

ESG Accolades and Recognitions

29

STOCK OWNERSHIP

Ownership by Directors and Officers

This table shows our common stock beneficially owned as of February 15, 2023, by each executive officer named in the Summary Compensation Table of this proxy statement, each non-employee director, and the directors and executive officers as a group.

NAME	TOTAL SHARES BENEFICIALLY OWNED(1)	SHARES COVERED BY OPTIONS(2)	% OF CLASS BENEFICIALLY OWNED(3)

Non-Employee Directors

Lisa Bacus, Class II Director	49,055	0	*

Timothy Chou, Class II Director	6,356	0	*

Daniel Fishback, Class I Director	41,473	0	*

Michael Gianoni, Chairman of the Board and Class III Director	59,527	0	*

Todd McElhatton, Class III Director	4,141	0	*

Kimberly Nelson, Class I Director	27,136	0	*

Joanne Olsen, Class III Director	13,221	0	*

John Schwarz, Class II Director	75,730	0	*

Named Executive Officers

Stephen McMillan, President and Chief Executive Officer and Class I Director	285,404	0	*

Claire Bramley, Chief Financial Officer	24,656	0	*

Hillary Ashton, Chief Product Officer	89,669	0	*

Todd Cione, Chief Revenue Officer	39,292	0	*

Margaret Treese, Chief Legal Officer	58,309	12,105	*

Directors and Executive Officers as a Group (16 persons)	895,837	12,105	*

*	Less than one percent.
(1)

Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his or her household. This column includes shares covered by options that are exercisable within 60 days of February 15, 2023 (as listed in the “Shares Covered by Options” column). This column also includes vested restricted share units, the receipt of which have been deferred, as follows: Mr. Fishback, 37,102 units; Ms. Nelson, 19,163 units; and Mr. Schwarz, 74,009 units. In each case, these shares subject to vested deferred restricted share units can be acquired by such person within 60 days upon such person ceasing to be a director or employee, as applicable.

(2)

Includes shares that the executive officer or director or his or her respective family members have the right to acquire through the exercise of stock options within 60 days after February 15, 2023. These shares are also included in the “Total Shares Beneficially Owned” column.

(3)	The total number of shares of our common stock issued and outstanding as of February 15, 2023 was 101,070,884.

30	2023 PROXY STATEMENT

Stock Ownership

Other Beneficial Owners of Teradata Common Stock

To the best of our knowledge, based on filings with the SEC made in 2023 by beneficial owners of our stock, the following stockholders beneficially own more than 5% of our outstanding common stock.

NAME	TOTAL NUMBER OF SHARES	PERCENT OF CLASS(1)

The Vanguard Group(2) 100 Vanguard Blvd., Malvern, Pennsylvania 19355	11,692,419	11.6%

BlackRock, Inc.(3) 55 East 52nd Street, New York, New York 10055	10,709,936	10.6%

Ameriprise Financial, Inc.(4) 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474	6,434,217	6.4%

Lynrock Lake LP(5) 2 International Drive, Suite 130, Rye Brook, NY 10573	5,169,066	5.1%

(1)	Percent of class is based on 101,070,884 shares of Teradata common stock issued and outstanding as of February 15, 2023.

(2)

Information is based on Amendment No. 14 to Schedule 13G filed by The Vanguard Group with the SEC on February 14, 2023. According to this filing, The Vanguard Group has sole dispositive power over 11,546,205 shares, shared dispositive power over 146,214 shares, sole power to vote 0 shares, and shared power to vote 46,277 shares.

(3)

Information is based on Amendment No. 1 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 23, 2023, which reported sole voting power over 10,360,031 shares and sole dispositive power over 10,709,936 shares. According to this filing, these shares are beneficially owned by the following subsidiaries of Blackrock, Inc.: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd.

(4)

Information is based on Amendment No. 3 to Schedule 13G filed by Ameriprise Financial, Inc. with the SEC on February 14, 2023, which reported shared voting power over 4,357,919 shares and shared dispositive power over 6,434,217 shares, including 3,834,217 shares and 5,908,263 shares, as to which its subsidiary Columbia Management Investment Advisers, LLC reported shared voting power and shared dispositive power, respectively.

(5)

Information is based on Schedule 13G filed by Lynrock Lake LP, Lynrock Lake Partners LLC and Cynthia Paul with the SEC on February 14, 2023, which reported sole voting and dispositive power over all of the shares. According to this filing, Cynthia Paul is the Chief Investment Officer of Lynrock Lake LP and the sole member of Lynrock Lake Partners LLC, its general partner, and Lynrock Lake LP is the investment manager of Lynrock Lake Master Fund LP, which holds all of these shares.

31

DIRECTOR COMPENSATION

Teradata’s Director Compensation Program is designed to enhance our ability to attract and retain highly qualified independent directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the board and its committees, and an equity component, designed to align the interests of independent directors and stockholders.

The compensation of the Company’s non-employee directors under the Director Compensation Program is reviewed on an annual basis by the Governance Committee with competitive benchmarking provided periodically by an independent compensation consultant retained by the committee. For 2022, the Governance Committee engaged Aon to conduct a competitive market analysis of Teradata’s director compensation levels compared to the Company’s peers, using Teradata’s executive compensation peer group at the time. Following this process and on the recommendation of Aon, the Governance Committee determined that the compensation levels were reasonable, aligned with current and best practices, and within market levels and, therefore, no changes were made to the director compensation levels.

Annual Retainers

The Director Compensation Program, for the 2022-2023 board year (the period between the Company’s annual stockholders’ meetings), includes the following annual retainers:

Each non-employee director	$60,000

Additional retainers:

Non-executive Chairman of the Board of Directors	$120,000

Each Audit Committee member (including the Chair)	$15,000

Each Compensation and People Committee member (including the Chair)	$10,000

Each Governance Committee member (including the Chair)	$5,000

Governance Committee Chair	$15,000

Audit Committee Chair	$35,000

Compensation and People Committee Chair	$25,000

Prior to January 1 of each year, a director may elect to receive all or a portion of his or her annual retainer in Teradata common stock instead of cash. In addition, a director may elect to defer receipt of shares of common stock payable in lieu of cash. Payments for deferred stock may be made only in shares of Teradata common stock.

Annual Equity Grant

The Director Compensation Program provides that, on the date of each annual meeting of stockholders, each non-employee director will be granted restricted share units (“RSUs”) to purchase a number of shares of Teradata common stock in an amount determined by the Governance Committee and approved by the board. For the 2022-2023 board year, each of the non-employee directors, other than Mr. McElhatton who was not a director at the time, received an annual equity grant on May 10, 2022 consisting of RSUs with a total dollar value of $250,000. The RSUs vest over a one-year period in four equal quarterly installments, and directors may elect to defer receipt of their vested shares.

Initial Equity Grant

The Director Compensation Program also provides that upon initial election to the board, each non-employee director will receive a grant of RSUs, with the same vesting schedule as the annual grant described above. For the 2022-2023 board year, the initial equity grant consisted of RSUs with a total dollar value of $75,000. Similar to the annual grant, a director may elect to defer receipt of the vested shares subject to the RSUs.

Mr. McElhatton was the only director to receive an initial equity grant during 2022 in connection with his appointment to the board. In this regard, on June 1, 2022, Mr. McElhatton received an initial equity grant of RSUs with a total dollar value of $75,000.

32	2023 PROXY STATEMENT

Director Compensation

Mid-Year Equity Grant

Under the Director Compensation Program, for directors that are newly elected to the Board after the annual meeting of stockholders, the board has the discretion, based on the recommendation of the Governance Committee, to grant a mid-year equity grant in the form of stock options and/or awards of restricted shares or RSUs to such newly elected directors. A mid-year equity grant, if awarded, can be made in lieu of an annual equity grant for new directors who begin service after the annual grants described above are awarded and historically have been made to establish pay equity for directors. Mid-year equity grants made in the form of RSUs have the same vesting schedule and deferral alternatives as the annual grants described above. Option grants made in connection with a mid-year equity grant will be fully vested and exercisable on the first anniversary of the grant.

Because Mr. McElhatton joined the board on June 1, 2022, the board exercised its discretion and awarded him a mid-year grant of RSUs on June 1, 2022 with a total dollar value of $229,167.

Director Compensation Limits

As provided in our 2012 Stock Plan and as proposed in the 2023 Stock Plan, there is an upper total limit on annual director compensation equal to the sum of any cash compensation and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a director as compensation for services as a member of our Board during any fiscal year of $500,000.

Benefits

We do not provide any retirement or other benefit programs for our directors.

2022 Director Compensation Table

The following table provides information on compensation paid to our non-employee directors in 2022.

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2)(3) ($)	TOTAL ($)

Lisa Bacus	65,000	200,541	265,541

Timothy Chou	70,000	200,541	270,541

Daniel Fishback	95,000	200,541	295,541

Cary Fu(4)	75,000	200,541	275,541

Michael Gianoni, Chairman	200,000	200,541	400,541

Todd McElhatton	43,750	313,677	357,427

Kimberly Nelson	110,000	200,541	310,541

Joanne Olsen	75,000	200,541	275,541

John Schwarz	70,000	200,541	270,541

(1)	Represents the annual cash retainers earned for 2022.

(2)

This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, of the (i) annual award of an RSU representing 5,828 shares of the Company’s common stock that were granted to our non-employee directors, other than Mr. McElhatton, on May 10, 2022 for the 2022-2023 board year (the “Annual Director RSU”) and (ii) initial award of an RSU representing 2,042 shares of the Company’s common stock and mid-year award of an RSU representing 6,241 shares of the Company’s common stock granted to Mr. McElhatton on June 1, 2022 (the “McElhatton Grants”). See Note 7 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (our “2022 Annual Report”) for an explanation of the assumptions we made in the valuation of these awards. The per share grant date fair value, which is the value reflected in the table above, of the Annual Director RSU is $34.41 and for the McElhatton Grants is $37.87. The number of RSUs underlying the Annual Director RSU was determined by dividing $250,000 by $42.90 and for the McElhatton Grants was determined by dividing $75,000 and $229,167 by $36.72, which such stock prices reflect the average of the closing per-share price of Teradata common stock for the 20 trading days immediately preceding the date of the equity award (the “20-Day Average”).

The number of unvested RSUs outstanding as of December 31, 2022 for each of the non-employee directors is 4,142 for Mr. McElhatton and 2,914 for each of the other directors, other than Mr. Fu, who did not have any unvested RSUs outstanding as of December 31, 2022.

(3)	There were no options granted to the non-employee directors for the 2022-2023 board year. In addition, none of our non-employee directors had any option awards outstanding as of December 31, 2022.

(4)	Mr. Fu retired as a director of the Company effective December 31, 2022.

33

Director Compensation

Director Stock Ownership Guidelines

Under the board’s Corporate Governance Guidelines, each director should hold stock valued at no less than five times the amount of the $60,000 annual retainer paid to such director within five years after he or she is first elected to the Teradata Board of Directors. Stock or stock units beneficially owned by the director, for which beneficial ownership is not disclaimed, including stock or stock units held in a deferral account, are taken into account. As of December 31, 2022, all of our directors were in compliance with these ownership guidelines, except Mr. McElhatton, who was appointed to the board in June 2022 and is on track to meet the guideline.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the following “Board Compensation and People Committee Report on Executive Compensation” and the “Board Audit Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

BOARD COMPENSATION AND PEOPLE

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and People Committee of the Board of Directors (the “Committee”) manages the Company’s compensation programs on behalf of the Board of Directors. The Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Dated: February 24, 2023

The Compensation and People Committee:

Daniel R. Fishback, Chair

Timothy C.K. Chou, Member

John G. Schwarz, Member

34	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (this “CD&A”) describes the 2022 compensation program established by the Compensation and People Committee (the “Committee”) for our named executive officers. Our named executive officers for 2022 include:

NAME	POSITION

Stephen McMillan	President and Chief Executive Officer

Claire Bramley	Chief Financial Officer

Hillary Ashton	Chief Product Officer

Todd Cione	Chief Revenue Officer

Margaret Treese	Chief Legal Officer

SECTION 1: EXECUTIVE SUMMARY

Our Strategy and Business Highlights

Teradata’s technology platform uniquely allows companies to leverage all their data across an enterprise, whether in public or private clouds, in a multi-cloud environment, or on-premises. In addition, Teradata is in a period of exciting transformation as we focus on our cloud-first strategy, and 2022 was a critical and successful year of achievement in this regard.

To facilitate our success, we are:

In support of our commitment to our cloud-first strategy in the third quarter of 2022 we launched Teradata VantageCloud Lake, our cloud-native lake architecture that is designed to accelerate business outcomes across the full spectrum of use cases.

To ensure our customers have the best analytics capabilities available to drive business performance and profitable growth, in the third quarter of 2022 we also introduced ClearScape Analytics™, which is designed to operationalize artificial intelligence (AI) and machine learning (ML) at scale with the most robust in-database functionality of any analytics offering in the market today.

We did not lose sight of the importance of our on-premises offerings and in that regard we continued offering Teradata VantageCore, our on-premises data platform, which seamlessly integrates with our cloud offerings to enable hybrid environments that large enterprises currently demand.

35

Compensation Discussion and Analysis

These and other advancements helped Teradata to be recognized as a leader by leading industry analysts:

•   Teradata was included in the Cloud Database Management System Magic Quadrant by Gartner™ in 2022 and 2023, achieving the highest scores in ALL four of Gartner’s critical capabilities for cloud database management systems for analytical use cases for both years: Cloud Data Lakes, Cloud Data Warehousing, Cloud Logical Data Warehousing, and Cloud Operational Intelligence.

•   Teradata was ranked a Top 100 Global provider of financial technology in the IDC 2022 FinTech Rankings Top 100.

•   Teradata was recognized as a leader in the Forrester Wave™: Cloud Data Warehouse, Q1, 2022.

We achieved profitable growth despite significant macro-economic challenges, including:

•   As a result of Russia’s invasion of Ukraine, we ceased our operations in Russia and Belarus in support of the sanctions imposed on business there. This adversely impacted our financial performance, including Total ARR as discussed below. Because we did not have customers in the cloud in Russia or Belarus, ceasing our operations there did not impact our Public Cloud ARR.

•   Foreign currency exchange rate fluctuations also significantly adversely impacted our financial performance.

We continued advancing our partner-focused approach with valued relationships with the three leading cloud service providers (Amazon AWS, Google Cloud, and Microsoft Azure).

We had significant advancements in our ESG journey:

•   Completed an extensive ESG materiality assessment with our internal and external stakeholders.

•   Formed ESG strategic pillars of Data, People, Stewardship, and Integrity to align our cross-functional efforts with the ESG areas where we can make the most positive impact.

•   Received an Ecovadis Bronze rating.

•   Received many recognitions for our ESG efforts, including from:

o   Newsweek as one of America’s Most Responsible Companies

o   Barron’s as one of the 100 Most Sustainable Companies

o   JUST as a World’s Most Just Company

o   Ethisphere as a World’s Most Ethical Company, the 14th time we were honored with this recognition.

2022 Financial Highlights and Key Compensation Decisions

•	During 2022, we achieved nearly 80% growth in our cloud business, increased total new customers by approximately 20%, released innovative technology, and generated durable free cash flow.

36	2023 PROXY STATEMENT

Compensation Discussion and Analysis

•	A summary of our strong 2022 financial results is as follows:

Notes: The following defined terms apply to the above disclosure:

•

The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com.

•

Public cloud ARR (included within total ARR) is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. Teradata believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

•

Total ARR is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. ARR does not include managed services and third-party software. Teradata believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

•

Non-GAAP Diluted EPS and Free Cash Flow are non-GAAP financial measures. Please refer to the Investor Relations section of our website for the investor presentation for the fiscal year ended December 31, 2022 for definitions and reconciliations to the GAAP financial measures.

•

Since 2015, we have regularly engaged stockholders to solicit their input regarding the Company’s executive compensation program. This past year, we again sought feedback from our largest institutional investors, representing over 70% of Teradata’s outstanding shares. Our discussions with investors have historically touched on a number of themes, including stockholders’ desire that a meaningful portion of long-term incentive value continue to be allocated to equity awards that are based on longer-term performance goals with a strong rationale and linkage to our business strategy.

•

We received strong support from our stockholders for our executive compensation program, with a 90% favorable “Say-On-Pay” vote at our 2022 annual meeting. The Committee views this strong result as confirmation that our compensation program is appropriately structured to support our strategic initiatives and reflects our pay-for-performance commitment.

•

To align our strategy and performance with compensation, our executive compensation program is heavily weighted to compensation that is tied to performance and the execution of our strategy. Specifically, our Teradata Management Incentive Plan (“2022 Management Plan”) is an annual cash incentive that is designed to drive total ARR growth, public cloud ARR growth, and profitability. In addition, our long-term incentive plan consists of (i) 3-year performance based restricted share unit awards for the 2022 – 2024 performance period that are tied to the total public cloud ARR and free cash flow as a percentage of revenue (“2022 – 2024 LTIP”) and (ii) restricted share unit awards that vest ratably over a 3-year period (“Service RSUs”). The 2022 – 2024 LTIP is 60% of the long-term incentive plan and the Service RSUs are 40% of the long-term incentive plan.

•

Our transition to a cloud-first strategy is critical to our future success and the transition of our customers from using Teradata Vantage on-premises to the cloud, as well as attracting new cloud customers, will occur over time. To align pay and performance to reflect our commitment to our cloud-first strategy, performance measures with a focus on cloud are included in both plans.

37

Compensation Discussion and Analysis

•

Our 2022 Management Plan and 2022 – 2024 LTIP are designed to ensure we are focused on our cloud-first strategy, while also achieving total recurring revenue growth, profitability, and liquidity. The specific measures and weightings, and how such items tie to our corporate strategy for our 2022 Management Plan and 2022 – 2024 LTIP are detailed below.

2022 PERFORMANCE-BASED COMPENSATION PROGRAM COMPONENTS
PLAN	MEASURE	WEIGHTING	TIE TO STRATEGY
Annual Incentive Plan – 2022 Management Plan	Total ARR Growth(1)	30%	Drive annual recurring revenue growth
	Public Cloud ARR Growth(2)	30%	Drive cloud-first strategy
	Non-GAAP Operating Margin(3)	40%	Maintain focus on profitability while growing recurring revenue

Long-Term Incentive Plan – 2022 – 2024 LTIP	Total Public Cloud ARR(4) Free Cash Flow (5)	60% 40%	Drive recurring revenue over multi-year period with a focus on Company’s cloud-first strategy Focus on long-term cash-generating ability

(1)

Total ARR is defined as the annual value, at the end of the period, of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. Total ARR does not include managed services and third-party software. Teradata believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

(2)

Public cloud ARR (included within total ARR) is defined as the annual value, at a the end of the period, of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations. Teradata believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

(3)

Non-GAAP Operating Margin is defined as the Company’s reported operating income, excluding stock-based compensation expense under FASB ASC Topic 718 and any other special items identified in the Company’s earnings releases for 2023 and/or as identified in the Company’s financial statements or notes to the financial statements.

(4)

Total Public Cloud ARR is defined as the annual cloud ARR contract value for all active and contractually binding cloud term-based contracts at the end of a period and does not include ARR related to private cloud. Performance will be determined based on the achievement of cumulative annual goals over the 3-year performance period and subject to the achievement of annual threshold levels of operating margin and total ARR growth.

(5)

Free Cash Flow is defined as cash provided/used by operating activities, less capital expenditures for property and equipment, and additions to capitalized software over the cumulative 3-year period as reported in the Company’s earnings release at the end of each year, December 31, 2022, December 21, 2023, and December 31, 2024.

•

The performance measures in our 2022 plans are designed to measure and reward for different aspects of our cloud-first strategy. Accordingly, the 2022 Management Plan includes a public cloud ARR growth metric that is designed to focus specifically on ARR growth in the cloud during the year resulting from migrations of workloads from existing customers from on-premises to the cloud, expansions of existing workloads in the cloud, and the growth of new customers in the cloud. Total ARR growth continues to be an important metric for us in the 2022 Management Plan as well as we continue to execute our strategy and support a hybrid model for our customers that allows them to use Teradata Vantage across a multi-cloud environment and on premises. Likewise, our 2022 – 2024 LTIP includes a total public cloud ARR metric that is designed to encourage the increase in the cloud portion of total ARR – this helps us focus on our mix of revenue and the growth of the public cloud portion of our overall business over the 3-year performance period. The Committee believes that having public cloud metrics in each of the 2022 annual and long-term incentive plans reduces the risk that any actions would be taken to sacrifice long-term growth to meet annual targets or vice versa.

•

Our 2022 financial performance resulted in payouts under each of our 2022 Management Plan and our long-term incentive plan consisting of 3-year performance based restricted share unit awards for the 2020 – 2022 performance period (“2020 – 2022 LTIP”) of 97% and 126%, respectively. The specific measures, weightings and goals, actual performance, and achievement level for our 2022 Management Plan and 2020 – 2022 LTIP are detailed below.

•

As more fully explained below, in 2022, approximately 59% of the target total direct compensation for our CEO, Mr. McMillan, and approximately 57% for the other named executive officers was performance-based further reflecting our focus on pay for performance.

38	2023 PROXY STATEMENT

Compensation Discussion and Analysis

Pay-For-Performance Commitment

Teradata is committed to rewarding talent that drives our organizational success. In 2022, we continued to emphasize a culture of high performance, and our talent and rewards strategies centered on incentive programs that provided rewards based on meaningful demonstrations of business achievements and individual performance contributions to the Company.

The Committee has designed the compensation program for our named executive officers to reflect the importance placed on Company and business achievement in a high-performing culture. To that end, our core compensation program is closely aligned with Company performance and consists of base salary, an annual cash incentive, and long-term equity incentives as assessed over a 3-year period. As illustrated below, in 2022, approximately 59% of the target total direct compensation for our CEO, Mr. McMillan, and approximately 57% for the other named executive officers was performance-based.

39

Compensation Discussion and Analysis

SECTION 2: COMPENSATION PHILOSOPHY

AND GOVERNANCE

Our executive compensation program is designed to attract, retain and align our business leaders with our goals to drive financial and strategic growth, while also delivering long-term stockholder value. Like our business, this program must be dynamic and adjusted regularly to align with our intensely competitive and changing business, particularly as the Company pursues its business transformation. Underlying this evolving structure, all our compensation programs promote sound governance and balance, driving results while mitigating risks. To that end, the Committee has implemented governance best practices to reduce compensation risks and to align compensation with industry norms and stockholder interests. See Section 6 of this CD&A for more details regarding some of these key policies and practices.

Best Practices We Follow

ESTABLISH COMPETITIVE COMPENSATION LEVELS for our named executive officers within the technology industry	MAINTAIN A “DOUBLE TRIGGER” for change in control severance benefits and equity award vesting	MINIMIZE COMPENSATION RISKS by periodically reviewing our compensation program to confirm that our compensation policies and practices are not encouraging excessive or inappropriate risk-taking	MAINTAIN STOCK OWNERSHIP GUIDELINES in line with stockholder interests requiring robust ownership levels for executive officers

MAINTAIN
CLAWBACK AND
HARMFUL ACTIVITY
POLICIES

so that we can recover cash
or equity incentive
compensation based on
financial results that were
later restated and can
cancel outstanding equity
awards and recover
realized gains if executives
are terminated for cause or
engage in certain other
harmful activity

	RETAIN AN INDEPENDENT COMPENSATION CONSULTANT to provide expert objective, third-party advice regarding executive pay programs and competitive market practices	HOLD ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION to give investors the opportunity to express their views on pay on a regular basis	REVIEW OVERHANG LEVELS AND BURN RATES to confirm that our standards are consistent with industry norms and shareholder expectations

NO EXCISE TAX GROSS-UPS in Company severance plans	NO HEDGING OR PLEDGING of Company stock by executive officers	NO “REPRICING” of stock options or granting of discounted stock options	NO FIXED TERM EMPLOYMENT AGREEMENTS OR DEFINED BENEFIT PLANS

40	2023 PROXY STATEMENT

Compensation Discussion and Analysis

SECTION 3: CORE COMPENSATION PROGRAM

Summary of 2022 Compensation Decisions

Base Salary

We provide a base salary to retain and attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Committee on a competitive basis each year commensurate with executives with similar experience levels and capabilities in the marketplace. In particular, the Committee takes into consideration the following factors in setting or reviewing base salaries for our executive officers: current base salary; positioning relative to competitive market data; scope and complexity of the position; experience; tenure; historical and current levels of function, division and individual performance; future potential; and internal pay comparisons.

The base salary levels for each of Messrs. McMillan and Cione and Ms. Bramley remained unchanged from 2021 levels as they were already reflective of the market 50th percentile and were considered at an appropriate level based on other factors noted above. Each of Mses. Ashton and Treese received an increase from her 2021 level of 16.3% and 9.8%, respectively, to align her base salary compensation to the market 50th percentile and to recognize the scope, importance to Company strategy, and increasing complexity of her respective role.

NAME	ANNUAL BASE SALARY ($)
Stephen McMillan	800,000
Claire Bramley	500,000
Hillary Ashton	500,000
Todd Cione	500,000
Margaret Treese	450,000

Annual Cash Incentive Awards

Our named executive officers participated in our 2022 annual cash incentive program under the 2022 Management Plan.

When determining the target award for each executive officer, the Committee reviews the market 50th percentile for target total cash compensation (sum of base salary and target annual cash incentive) for the position in which such executive officer serves. Our objective is that when we achieve target levels of performance for each measure, resulting total cash compensation paid to our executive officers is within a reasonable range of the market 50th percentile. Actual total cash compensation will generally exceed the market 50th percentile if actual performance for each measure exceeds the pre-established target annual financial business goals and will generally be less than the market 50th percentile if actual performance for each measure is below the pre-established target annual financial business goals. In addition to considering the market data, the Committee also considers experience, tenure, scope and complexity of the executive officer’s position, individual contributions and performance, as well as internal pay equity. Actual awards can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures) and the resulting competitiveness of total cash compensation will also vary accordingly.

The 2022 target incentive opportunity for Ms. Bramley was increased 5% from the 2021 target incentive to align her target incentive payout closer to the market 50th percentile and to recognize her for the increasing complexity and scope of her role. The 2022 target incentive opportunity for each of the other named executive officers remained unchanged from 2021 levels as such targets where within a reasonable range of the 50th percentile.

NAME	TARGET OPPORTUNITY (AS % OF BASE SALARY)
Stephen McMillan	125%
Claire Bramley	85%
Hillary Ashton	100%
Todd Cione	100%
Margaret Treese	80%

41

Compensation Discussion and Analysis

In designing the 2022 Management Plan, our independent compensation consulted performed a benchmark review of our annual incentive compensation program. As part of that review, the independent compensation consultant advised the Committee that Teradata’s annual incentive compensation practices were aligned with its executive compensation peer companies, particularly with regard to the types and number of performance measures used, the payout levels as a percent of the target level of achievement set for each of the threshold and maximum levels of achievement, and the payout percentage for each of the threshold, target and maximum levels of achievement.

Total payouts under the 2022 Management Plan are based primarily on our achievement of three key financial measures: total ARR growth, public cloud ARR growth, and non-GAAP operating margin.

MEASURE	WEIGHT	BUSINESS OBJECTIVE	DEFINITION
Total ARR Growth	30%	A key metric for subscription-based businesses, which is the model we have transitioned to over the last few years and is intended to drive consistent revenue growth over time.	Total ARR is defined as the annual value, at the end of the period, of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. Total ARR does not include managed services and third-party software.
Public Cloud ARR Growth	30%	To reflect the focus on our cloud-first strategy and to align with the public cloud ARR growth metrics that we report externally.

Public Cloud ARR is defined as the annual value, at a the end of the period, of all contracts related to cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations.

Non-GAAP Operating Margin	40%	A measure that helps to focus management on delivering profitable growth.

Non-GAAP Operating Margin is defined as the Company’s reported operating income, excluding stock-based compensation expense under FASB ASC Topic 718 and any other special items identified in the Company’s earnings releases for 2023 and/or as identified in the Company’s financial statements or notes to the financial statements.

The following chart sets forth the total ARR growth, public cloud ARR growth, and non-GAAP operating margin targets under the 2022 Management Plan, our performance for such targets, and the achievement payout level by target and in total. The overall financial achievement results in a 97% payout.

2022 MANAGEMENT PLAN PERFORMANCE AND RESULTS
$ in millions
FINANCIAL MEASURE	WEIGHTING (%)	50% (THRESHOLD) ($)	100% (TARGET) ($)	200% (MAXIMUM) ($)	ACTUAL PERFORMANCE ($)	ACHIEVEMENT LEVEL (%)
Total ARR Growth (CC)(1)(2)(3)	30	58	64	71	21	0
Public Cloud ARR Growth (CC)(1)	30	126	158	174	160	113
Non-GAAP Operating Margin(2)(3)	40	260	288	317	305	157

Total Payout Percentage						97

(1)

No payout can be earned for total ARR growth or public cloud ARR growth unless the Company achieved the threshold level of non-GAAP operating margin. In addition, in order to fund each of total ARR growth and public cloud ARR growth over target at a faster rate up to the maximum payout level, non-GAAP operating margin must meet the target achievement (the “Acceleration”). If the non-GAAP operating margin target is not met, then total ARR growth and public cloud ARR growth over target is calculated at a linear rate until the maximum payout is achieved. Since the non-GAAP operating margin target was achieved, each of total ARR growth and public cloud ARR growth qualified for the Acceleration, based on the individual measure achievement over target.

(2)	See disclosure that follows regarding adjustments made to the target levels for total ARR growth and non-GAAP operating margin as a result of the Russia Action.
(3)

When establishing the performance objectives under the 2022 Management Plan, the Committee approved adjustments to actual performance for total ARR growth and public cloud ARR growth to exclude the impact of foreign currency exchange rates from pre-established plan rate levels, which resulted in a $30 million adjustment to total ARR growth. As a result, the actual performance for purposes of the 2022 Management Plan was slightly higher than our as reported results. The Committee also established adjustments to actual performance for non-GAAP operating margin, such that actual results would be increased or decreased, as applicable, by the product of the impact of foreign exchange rates on revenue from pre-established plan rate levels, multiplied by 33%, which resulted in a -0.47% adjustment to the reported non-GAAP operating margin as a percentage of revenue.

42	2023 PROXY STATEMENT

Compensation Discussion and Analysis

The Committee originally set the target levels for the financial measures for the 2022 Management Plan at its meeting in January 2022 and such target amounts were set to equal such item in our 2022 annual financial plan. At that time, the Committee believed that the target levels for the financial measures were sufficiently rigorous and aligned with stockholder interests. The Committee also believed that these metrics demonstrate our disciplined approach to profitable growth and commitment to setting rigorous goals for our executive team to achieve.

Subsequent to when the Committee set the threshold, target, and maximum levels for each performance measure for the 2022 Management Plan, Russia invaded Ukraine. In order to comply with sanctions and tariffs imposed on business conducted in Russia and Belarus, we promptly decided to cease our business operations in Russia and Belarus in our second quarter of 2022 (the “Russia Action”). As a result, we realized a negative impact to the total ARR growth and non-GAAP operating margin performance measures. Due to the unexpected and extraordinary nature of the Russia Action, its impact on the relevant performance measures, and because the negative impact was outside of management’s control, the Committee determined it was appropriate to adjust the total ARR growth and non-GAAP operating margin performance measures in the 2022 Management Plan by the total negative impact on our business as a result of the Russia Action for those performance measures. As a result, the total ARR growth target was reduced by $55 million and the non-GAAP operating margin target was reduced by $13 million, with corresponding reductions to the threshold and maximum targets as well. Unless indicated otherwise, all performance measure thresholds, targets, and maximums included in this Proxy Statement reflect the total adjusted amount for each performance measure, as applicable. The following table reflects the original threshold, target and maximum levels for the performance measures in the 2022 Management Plan and those as revised for the Russia Action.

In millions
FINANCIAL MEASURE	50% (THRESHOLD)			100% (TARGET)			200% (MAXIMUM)
	ORIGINAL ($)	REVISED ($)	CHANGE ($)	ORIGINAL ($)	REVISED ($)	CHANGE ($)	ORIGINAL ($)	REVISED ($)	CHANGE ($)
Total ARR Growth (CC)	107	58	(49)	119	64	(55)	131	71	(60)
Public Cloud ARR Growth (CC)	126	N/A	N/A	158	N/A	N/A	174	N/A	N/A
Non-GAAP Operating Margin	271	260	(11)	301	288	(13)	331	317	(14)

Particular considerations used by the Committee when establishing the 2022 Management Plan goals in January 2022 include:

•

Total ARR Growth: The original total ARR growth target of $119 million aligned with an 8% growth rate. As a result, the 2022 total ARR growth rate target was 14% higher than what we achieved for total ARR growth during 2021.

•

Public Cloud ARR Growth: We are focusing on our cloud-first strategy. As such, our executive officers need to be keenly focused on executing on this strategy through migrating existing customers to the cloud, expanding customer workloads in the cloud, and winning new logos. Given its importance, we introduced public cloud ARR growth as a performance measure in the 2021 Management Plan and continued the use of that performance measure for the 2022 Management Plan. The public cloud ARR growth target of $158 million aligned with a 78% growth rate. The 2022 public cloud ARR growth rate target was set lower than the 91% public cloud ARR growth rate we achieved in 2021 to account for the scale achieved by our cloud business and to align with the available market opportunity. Our 2022 public cloud ARR growth target was consistent with the guidance for 2022 that we provided to our stockholders and is in alignment with the growth rate needed to enable us to achieve our 2025 forecasted cloud ARR expectations.

•

Non-GAAP Operating Margin: We are committed to profitable growth. To align our 2022 Management Plan with this objective, we required that the non-GAAP operating margin threshold be achieved before any payout under the 2022 Management Plan could be earned. The original non-GAAP operating margin target amount of $301 million was set below the non-GAAP operating margin we achieved in 2021 of $393 million. Reducing the 2022 target amount from 2021 is primarily due to our strategic shift to a cloud-first business because the cloud business currently has lower margins than the rest of our recurring business and we expect that to continue until the cloud business achieves reasonable scale.

43

Compensation Discussion and Analysis

Payouts of Annual Incentive Compensation

Each named executive officer who remained employed through the end of the year was eligible to receive a payout under our 2022 Management Plan. The overall payout achieved was equal to 97% of his or her target annual incentive opportunity, based on our Company’s performance relative to the financial measures described above.

In addition, our 2022 Management Plan design provides the Committee an individual performance modifier that can adjust the company performance factor positively or negatively up to 25%. The plan design provides this feature to align our pay for performance culture and reward extraordinary contributions that may be made by individuals during the year. In evaluating performance and whether to use this permitted adjustment, the Committee considers contributions that are above and beyond what could have been planned or anticipated when the financial plan was established, in addition to where our named executive officers may have fallen short in their contributions during the year. In 2022, the executive leadership team overall had a strong year navigating ongoing uncertainty in the global economy. The contribution of the executive leadership team as a whole was extraordinary, and, therefore, no individual specific adjustments were made for 2022.

The 2022 Management Plan payment amounts are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement. For more information on the 2022 Management Plan for our named executive officers, please refer to the “Grants of Plan-Based Awards” section of this proxy statement.

Long-Term Incentives (Equity Awards)

The total direct compensation levels for our named executive officers are heavily weighted to long-term incentive opportunities, which vest over a period of three years. This structure is intended to align executives’ interests with those of our stockholders, enhance our retention incentives and focus our executives on delivering sustainable performance over the longer-term. The design of this program has stabilized over the past several years to reflect the core performance metrics and incentive structure the Committee believed was necessary to drive our long-term success through the transition to a subscription-based business model and our focus on our cloud-first strategy. The long-term incentive program design is also reflective of feedback received from investors during our shareholder engagement process. The following chart includes a high-level summary of the elements of the performance-based and serviced-based RSU equity vehicles and performance criteria, as applicable, for our long-term incentive program since 2021.

Long-Term Equity Program Evolution

44	2023 PROXY STATEMENT

Compensation Discussion and Analysis

Annual Grants – 2022 – 2024 Performance Based and Service Based RSU Grants

In determining the size of the long-term incentive grants, we consider market data, the scope and complexity of the executive’s position, experience, tenure, internal pay comparisons, function, division, and individual performance and historical targeted grant levels. In 2022, the Committee made long-term incentive grants that consisted of a grant of 2022-2024 performance-based RSUs (“2022-2024 LTIP”) and 3-year service-based RSUs (“Service RSUs”) to our named executive officers at levels that were intended to align their total direct compensation levels with the market data. The target opportunity for the aggregate of the 2022 – 2024 LTIP and Service RSUs for each of the named executive officers was as follows:

NAME	TOTAL LONG-TERM INCENTIVE OPPORTUNITY ($)

Stephen McMillan	12,500,000

Claire Bramley	3,500,000

Hillary Ashton	3,400,000

Todd Cione	3,000,000

Margaret Treese	2,200,000

In designing the long-term incentive plan, our independent compensation consultant performed a benchmark review of our long-term incentive compensation program. As part of that review, the independent compensation consultant advised the Committee that Teradata’s long-term incentive compensation practices were aligned with the peer companies, particularly with regard to the types and number of performance measures used, the payout levels as a percent of the target level of achievement set for each of the threshold and maximum levels of achievement, and the payout percentage for each of the threshold, target and maximum levels of achievement, equity mix, and performance period. In addition, the Committee considered the named executive officer’s performance in the role, scope and complexity of the role, and retention of the named executive officer during this period of important transformation for our Company. With regard to Mr. McMillan, the Committee increased his long-term incentive opportunity to compensate Mr. McMillan for the significant achievements that the Company has achieved under his leadership and to provide a market-aligned and meaningful incentive for Mr. McMillan to continue to lead Teradata.

In 2022, we continued our commitment to pay for performance by allocating 60% of the long-term incentive opportunity to the 2022 –2024 LTIP and 40% to the Service RSUs. This allocation between performance-based and time-based awards is consistent with market data provided by our independent compensation consultant and feedback received from stockholders as part of our engagement program. The 2022 – 2024 LTIP will be earned based on the extent to which Teradata achieves two financial goals during the 3-year performance period ending December 31, 2024, which were designed to drive the Company toward profitable cloud growth as a technology leader in the analytics and software-as-a-service industry. The Service RSUs vest in equal annual installments over three years and are designed to provide a meaningful retention incentive for our executives in line with competitive market practices.

45

Compensation Discussion and Analysis

2022-2024 LTIP PERFORMANCE MEASURES	RATIONALE

Total Public Cloud ARR. 60% of the performance-based RSUs is subject to achievement of specified annual levels of total public cloud ARR, the targets of which are set on an annual basis and the payout of which is based on the cumulative performance relative to the annual targets over the 3-year period.

Total Public Cloud ARR is defined as the annual cloud ARR contract value for all active and contractually binding cloud term-based contracts at the end of a period and does not include ARR related to private cloud.

We are focusing on our cloud-first strategy. Consistent with our cloud-first strategy, this element is designed to focus executives on increasing the total ARR attributable to recurring revenue from Teradata Vantage, our cloud-based platform, by incentivizing an increase in the amount of cloud-based revenue over the performance period.

Free Cash Flow. 40% of the performance-based RSUs is subjected to the achievement of free cash flow over the 3-year period.

Free Cash Flow is defined as cash provided/used by operating activities, less capital expenditures for property and equipment, and additions to capitalized software over the cumulative 3-year period as reported in the Company’s earnings release at the end of each year, December 31, 2022, December 21, 2023, and December 31, 2024

The free cash flow reflects our long-term ability to generate cash and profitability.

The Committee established threshold, target and maximum goals for each performance measure for the 2022-2024 LTIP at the beginning of our 2022 fiscal year. In addition, for the annual components of the 2022-2024 LTIP, such components are also established at the beginning of the applicable fiscal year. The specific performance goals for the three-year award period are maintained by us as proprietary and confidential. The Committee believes that disclosure of these specific performance goals would represent competitive harm to us as such corporate goals and results are not publicly disclosed and are competitively sensitive. The Committee believes the attainment of target performance levels, while uncertain, could be reasonably anticipated. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure and the Committee believes the threshold goals are rigorous, but likely to be achieved. Maximum goals represent the performances at which payouts are 200% of the target award. Even if actual results exceed the maximum goals, the payouts are capped at 200% of the target award. Maximum goals represent levels of performance at which the Committee determined a payout of 200% of target would be appropriate. The Committee believes that the maximum goals established are more aggressive goals. Consistent with the disclosure in this proxy statement, we expect to provide the goals and performance attained for the 2022-2024 LTIP in the proxy statement for our 2025 Annual Meeting.

In addition to approving performance measures, goals and weightings, the Committee also established specific corporate adjustment events for determining payouts under the 2022-2024 LTIP. The adjustment events include certain acquisitions, divestitures, and foreign currency fluctuations. In addition, similar to the actions taken for the Russia Action for the 2022 Management Plan, the Committee aligned the threshold, target, and maximum levels for relevant goals impacted by the Russia Action.

Payout of Performance-Based RSUs for the 2020 – 2022 Performance Period (“2020-2022 LTIP”)

As part of our 2020-2022 LTIP, we granted performance-based RSUs to our named executive officers who were employed by the Company at that time (i.e., Mr. McMillan, Ms. Ashton and Ms. Treese).

46	2023 PROXY STATEMENT

Compensation Discussion and Analysis

One half of the 2020-2022 LTIP provided an opportunity to earn shares based on the extent to which the Company achieved certain target levels of free cash flow as a percent of the Company’s total reported revenue during the 3-year period ending December 31, 2022. The other half of the 2020-2022 LTIP provided an opportunity to earn shares based on the extent to which the Company achieved target levels of compounded annual ARR growth over the 3-year period ending December 31, 2022. These measures were designed to help position the Company as a consumption-based technology leader in the analytics and software-as-a-service industry and to facilitate long-term cash generation and profitability. The performance goals and targets for the 2020-2022 LTIP, along with actual results for each year, are as follows:

2020-2022 LTIP PERFORMANCE AND RESULTS
	2020-2022 PERFORMANCE GOALS				RESULTS AND PAYOUTS
FINANCIAL MEASURE	WEIGHTING (%)	THRESHOLD (50% PAYOUT) (%)	TARGET (100% PAYOUT) (%)	MAXIMUM (200% PAYOUT) (%)	ACTUAL RESULTS (%)	PAYOUT PERCENTAGE (%)

Annual ARR Growth (CC)(1)	50	6.8	8.8	10.7	6.9	52

Free Cash Flow as a Percentage of Revenue(2)	50	9.3	11.6	13.6	22.5	200

Total Payout Percentage						126

(1)

ARR Growth, based on year over year growth of reported ARR. ARR is defined as the annual contract value for all active and contractually binding term-based contracts at the end of a period (includes maintenance, software upgrade rights, cloud offerings, subscription/rental, and managed services).

(2)

Free Cash Flow as a Percentage of Revenue, based on the Company’s “Free Cash Flow” as a percent of the Company’s total reported Revenue as of the end of the performance period. Free Cash Flow is defined as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software as reported in the Company’s earnings release for the full-year ended December 31, 2022.

When establishing the targets in 2020, the Committee approved adjustments to actual performance for ARR growth to exclude the impact of foreign currency exchange rates from pre-established 2022 plan exchange rate levels, which resulted in a $34 million adjustment to ARR growth.

Impact of Exiting Russia in our 2020 – 2022 LTIP

In February 2022, subsequent to when the Committee set the threshold, target, and maximum levels for each performance measure for the 2020-2022 LTIP, the Russia Action occurred. As a result, we realized a negative impact to the annual ARR growth and the free cash flow as a percentage of revenue performance measures in the 2020-2022 LTIP. Due to the unexpected and extraordinary nature of the Russia Action, its impact on the performance measures, and because the negative impact was outside of management’s control, the Committee determined it was appropriate to adjust the annual ARR growth and free cash flow as a percentage of revenue performance measures in the 2020-2022 LTIP by the total negative impact of the Russia Action for those performance measures. As a result, the annual ARR growth target for 2022 was reduced by 2% and free cash flow as a percentage of revenue was reduced by 3%, with corresponding reductions to the threshold and maximum targets as well. Unless indicated otherwise, all performance measure thresholds, targets, and maximum levels included in this Proxy Statement reflect the total adjusted amount for each performance measure, as applicable. The following table reflects the original threshold, target and maximum levels for the performance measures in the 2020-2022 LTIP and those as revised for the Russia Action.

2020-2022 LTIP – ADJUSTMENTS FOR RUSSIA ACTION
FINANCIAL MEASURE	50% (THRESHOLD)			100% (TARGET)			200% (MAXIMUM)
	ORIGINAL (%)	REVISED (%)	CHANGE (%)	ORIGINAL (%)	REVISED (%)	CHANGE (%)	ORIGINAL (%)	REVISED (%)	CHANGE (%)

Annual ARR Growth (CC)	7.0	6.8	(3.0)	9.0	8.8	(2.0)	11.0	10.7	(3.0)

Free Cash Flow as a Percentage of Revenue	10.0	9.3	(7.0)	12.0	11.6	(3.0)	14.0	13.6	(3.0)

Based on the actual results for the 2020-2022 performance period relative to the goals outlined above, the weighted average payout percentage for each of Mr. McMillan and Mses. Ashton and Treese for the 2020-2022 LTIP was 126%.

47

Compensation Discussion and Analysis

SECTION 4: COMPENSATION CONSULTANT AND PEER GROUP

Compensation Consultant

When setting 2022 compensation levels for the named executive officers, the Committee retained the human capital practice of Aon, plc (“Aon”) as its independent consultant, reporting directly to the Committee and serving at the sole discretion of the Committee.

During its engagement, Aon provided information to the Committee regarding the target market compensation levels, pay mix, and overall design for the components of total direct compensation based on the pay practices of companies in our compensation peer group, as established by the Committee. In addition, our People organization purchased compensation surveys and reports from Aon during 2022 at a cost of approximately $67,800. With regard to other compensation services, Aon also advises our board on its director compensation program. With regard to services that are not compensation related, Aon affiliates also provide to us insurance-related products and services, covering health and benefits, pension-related services, other insurance brokerage services and risk services to the business. The aggregate fees we paid to Aon for (i) its service as our independent executive officer and board of director compensation consultant was approximately $78,500 and (ii) for the additional services paid to various of its affiliates was approximately $710,000. Although the Committee was aware of the nature of the services performed by Aon affiliates, the Committee did not review and approve such services and insurance premiums and policies, as those were reviewed and approved by management in the ordinary course of business.

Aon maintains certain policies and practices to protect the independence of the executive compensation consultants engaged by the Committee. In particular, Aon provides an annual update to the Committee on the financial relationship between Aon and the Company, and provides written assurances that, within Aon, the Aon consultants who perform executive compensation services for the Committee have compensation determined separately from Aon’s other lines of business and from the other services it provides to the Company. These safeguards were designed to help ensure that the Committee’s executive compensation consultants continued to fulfill their role in providing independent, objective advice. In light of the foregoing, the Committee has assessed the independence of Aon pursuant to SEC rules and NYSE listing standards and concluded that there was no conflict of interest that would prevent the consulting firm from independently advising the Committee.

Peer Group

The Committee examines the compensation peer group on an annual basis, with input from management and its independent compensation consultant. In late 2020, with the selection of Aon as its new independent compensation consultant, the Committee undertook a thorough review process of our peer group and as a result revised the peer group’s framework and methodology and approved the current peer group to better reflect our current cloud growth strategy, business model, and market for executive talent. The Committee continued to use this updated peer group when establishing base salary, annual incentive levels and long-term incentive levels for our executives in 2022.

The peer group framework and criteria utilized are as follows:

•

Identify companies within the following sub-industries, based on the Global Industry Classification Standard: internet services and infrastructure; application software; systems software; and technology hardware, storage and peripherals;

•	From those sub-industries, focus on the following business areas: cloud and storage; analytics; and security;
•	Include companies with revenue generally above $700 million with a soft cap of $10 billion, with exceptions based on the market for executive talent; and
•	Consider market capitalization on an absolute basis, but also examine other metrics such as revenue to market capitalization.

48	2023 PROXY STATEMENT

Compensation Discussion and Analysis

The following chart lists the companies in our compensation peer group for 2022 compensation decisions:

COMPANY	REVENUE (in millions)	APPROX. # OF EMPLOYEES	COMPANY	REVENUE (in millions)	APPROX. # OF EMPLOYEES

	$12,851	37,500		$2,180	4,200
	$11,661	40,000		$1,795	7,000
	$6,318	12,000		$1,580	6,450
	$5,501	12,561		$1,425	917
	$4,417	12,595		$1,377	3,404
	$3,494	14,800		$1,300	5,030
	$3,217	9,700		$1,219	3,992
	$3,112	6,600		$1,050	3,658
	$2,796	2,700		$874	5,030
	$2,674	7,000		$874	2,172
	$2,325	3,118

49

Compensation Discussion and Analysis

SECTION 5: SEVERANCE, CHANGE IN CONTROL AND OTHER BENEFITS

Change in Control Severance Plan

Each of our currently employed named executive officers participates in the Teradata Change in Control Severance Plan (the “CIC Plan”), the objectives and provisions of which are summarized below:

Business Objectives

Increased Retention Incentives. The CIC Plan enhances our retention incentives by reducing the personal uncertainty that arises from the possibility of a future business combination and promotes objectivity in the evaluation of transactions that are in the best interests of our stockholders.

Alignment with Market Practices. Based on information provided by the Committee’s independent compensation consultant, change in control severance arrangements are used by a vast majority of the companies included in our compensation peer group, and the terms of our CIC Plan are consistent with prevailing market practices.

Severance Provisions

Severance Protections on Double Trigger. The CIC Plan provides for separation payments and benefits to our current named executive officers, which are reviewed annually by the Committee. The CIC Plan provides benefits on a “double trigger,” meaning that the severance benefits are paid, and equity awards vest, if our executives incur a qualifying termination in connection with a change in control. The threshold for an acquisition of Teradata stock that would constitute a change in control is an acquisition of 50% or more of the Company’s outstanding common stock or voting securities.

No Excise Tax Gross Ups. The CIC Plan does not allow for “gross-up” payments related to excise taxes that may be imposed under Section 280G of the Internal Revenue Code.

Executive Severance Plan

The Company maintains the Teradata Executive Severance Plan (the “Executive Severance Plan”), in which each of our currently employed named executive officers participates. This plan promotes retention incentives for our executives by establishing severance protections for participants that are consistent with both market levels and Teradata’s past practices, while eliminating the need to negotiate individual severance agreements in connection with an executive’s termination or at the time of hire.

For our participating named executive officers, the Executive Severance Plan provides severance protections, as described below, in the event of termination of employment by the Company without cause (and not because of the participant’s disability or death), and, in the case of Mr. McMillan only, upon his resignation for good reason, in either case prior to (and not in connection with) a change in control of the Company. As described above, each of our current named executive officers participates in the CIC Plan, and in the event of a termination of employment by the Company without cause or by the participant for good reason in connection with a change in control, those participants would be entitled to receive severance benefits as provided under the CIC Plan. Each of our participating named executive officers would be entitled to receive the following benefits under the Executive Severance Plan in the event of a qualifying termination of employment:

Severance Benefits

•   Salary and target annual cash incentive continuation for one year;

•   A prorated annual cash incentive payment for the year of termination (generally based on the executive’s “target” annual cash incentive opportunity and actual Company performance as determined under the Company’s Management Incentive Plan);

•   Continued medical, dental and visual care coverage, with the Company continuing to subsidize its share of the premium during the 1-year salary continuation period;

•   Outplacement services for up to one year;

•   Pro-rata vesting of service-based and performance-based RSUs (subject to achievement of applicable performance goals for performance-based RSUs); and

•   For all retirement-eligible participants (i.e., participants aged 55 or older), an additional year of vesting service for stock options and service-based RSUs (but not performance-based RSUs), and the opportunity to exercise vested stock options until the earlier of three years after termination or the original option expiration date. For this purpose, Ms. Bramley and Mr. Cione are deemed to have attained age 55 upon any qualified termination.

50	2023 PROXY STATEMENT

Compensation Discussion and Analysis

•   For Mr. McMillan only, enhanced vesting of any outstanding but unvested service-based or performance-based RSUs, such that he will be treated as receiving an additional year of vesting for both types of awards (with payout of any performance-based RSUs subject to actual performance results during the applicable performance period). Mr. McMillan’s time-based and performance-based RSUs granted under the 2020 long-term incentive program are subject to pro-rated vesting (subject to a minimum of two years of vesting credit), upon a termination of Mr. McMillan’s employment by Teradata without cause or by Mr. McMillan with good reason (with the performance-based award vesting based on actual performance results for the entire performance period).

To receive severance benefits under the Executive Severance Plan, a participant must agree to a release of claims against the Company. As a condition of participation in the Executive Severance Plan, each eligible employee must also agree to comply with certain restrictive covenants, including non-competition, non-solicitation, non-disparagement and confidentiality provisions to the extent permissible under applicable law.

More information on the CIC Plan and the Executive Severance Plan, including the estimated payments and benefits payable to the named executive officers, is provided under the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Perquisites

To demonstrate executive commitment and support for our new flexible work model that is designed to transition Teradata to a work model that embraces modern workforce productivity and technology expectations and capabilities by providing employees autonomy over where they work and are most productive, the Committee adopted an executive travel allowance policy. The executive travel allowance policy is designed to facilitate executive officer travel to San Diego based on business needs. While the travel allowance is provided to each executive officer, it is only used by those executive officers that do not live in San Diego or that have a role that does not require them to travel frequently to other geographic locations. The travel allowance that is provided under the policy for each executive officer, other than Mr. McMillan and Ms. Bramley, is $4,000 per month, and for Mr. McMillan and Ms. Bramley is $12,500 and $7,500 per month, respectively. This monthly allowance is to cover air fare, lodging, and ground transportation when traveling to San Diego for business purposes.

In addition, we pay certain reasonable travel costs for spouses or domestic partners of our executive officers in connection with certain off-site, business-related meetings in which it was appropriate for a spouse or a domestic partner to attend.

Health and Wellbeing Benefits

We believe that providing competitive health and wellbeing benefits at a reasonable cost is an important part of any employee’s compensation package and promotes employee health. Our executive officers participate in the same health and wellbeing benefits as our United States based full-time salaried employees. Health-related benefits for fiscal 2022 included medical, vision, and dental insurance; life, accidental death and dismemberment insurance; and disability insurance. These benefits, including plan design and cost, are analyzed annually. In addition, to encourage and support employee wellbeing we provide the following benefits to our executive officers as well as our United States based full-time salaried employees: flexible time off, established well-being days, and birthday day off.

Retirement Benefits

We believe that it is important to allow our employees, including our executive officers, the opportunity to save for retirement through our Teradata Savings Plan, a 401(k) plan (the “Retirement Plan”). Pursuant to the Retirement Plan, Teradata will match employee contributions dollar for dollar up to the first 4% of eligible pay and then will match 50¢ of the next 2% of eligible pay contributed each pay period. Employee contributions and the investment earnings on such contributions are always 100% vested and Teradata contributions and investment earnings become fully vested on the employee’s anniversary date after completing three full years of service at Teradata. Teradata contributions for fiscal 2022 to our Retirement Plan on behalf of our named executive officers can be found under “All Other Compensation for Fiscal 2022”.

Charitable Giving

We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer to one or more tax exempt 501(c)(3) charitable organizations will be matched by Teradata in an aggregate amount of up to $750 – $2,000 per year, as applicable.

51

Compensation Discussion and Analysis

SECTION 6: OTHER COMPENSATION POLICIES AND PRACTICES

We maintain several key compensation policies and practices that reinforce our pay for performance culture and promote the alignment of the interests of our executives and our stockholders, including the following:

POLICY/PRACTICE	DESCRIPTION

Stock Ownership Guidelines	Each covered executive is required to hold Company shares with a value that equals or exceeds a multiple of their base salary: 6x for the CEO and 3x for the other named executive officers. In addition, the executives are subject to retention guidelines so that each covered executive must retain at least 50%, during an initial compliance period, and, thereafter, 100% of vested shares, net of taxes, until he or she attains the required ownership threshold. Executives generally have 5 years to attain the required ownership level. Each of our current named executive officers exceeded his or her required ownership level as of December 31, 2022.

Clawback and Harmful Activity Policies

We maintain a Compensation Recovery Policy (commonly referred to as a clawback policy) which generally provides that we may recover any cash annual incentive or performance-based equity compensation if the payout was based on financial results that were subsequently restated. All named executive officers are subject to this policy.

In addition, cash or equity incentive compensation granted under the 2012 SIP, including service-based RSUs and performance-based RSUs are subject to forfeiture and/or clawback of such compensation if the participant’s employment is terminated for Cause. In the event of a termination for Cause, in addition to all share units being automatically forfeited, the participant would also need to (i) return to Teradata all shares that were acquired under the 2012 SIP in the two years prior to the date of termination and that had not yet been disposed and (ii) with respect to any shares acquired pursuant to 2012 SIP during the two years prior to the date of termination of employment and that had been disposed of, pay to Teradata in cash the fair market value of such shares. “Cause” is defined in our 2012 SIP to include convictions for felonies committed, dishonesty in the course of fulfilling duties, failure to substantially perform duties, a material violation of Teradata’s ethics and compliance program, or such other events as determined by the Committee.

These policies support the accuracy of our financial statements and, in conjunction with our stock ownership guidelines, helps to align the interests of our named executive officers with those of our stockholders. In light of our pay-for-performance culture, we felt strongly that our executives and participants under the 2012 Plan should be held to this higher standard of accountability.

Prohibition on Pledging and Hedging	Our insider trading policy prohibits our named executive officers from hedging and from pledging Teradata securities. For more information regarding our policy with respect to hedging and pledging of Teradata securities, see “Policy Regarding Hedging and Pledging of Teradata Securities” section in this proxy statement.

Compensation Risk Assessment	Members of management from our human resources, legal and risk management groups assess whether our compensation policies and practices encourage excessive or inappropriate risk taking by our employees. This assessment includes a review of the risk characteristics of our business, our internal controls and related risk management programs, the design of our incentive plans and policies, and the impact of risk mitigation features. Management reports its findings to the Compensation and People Committee, and, based on that analysis, we do not believe that our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), compensation paid to certain of our executive officers, including our named executive officers, generally will not be deductible to the extent that it exceeds $1 million in any calendar year. As has historically been the case, the Committee reserves the ability to pay compensation to our executives in appropriate circumstances, even if such compensation is not deductible under Section 162(m).

52	2023 PROXY STATEMENT

COMPENSATION TABLES

2022 Summary Compensation Table

The following table summarizes the total compensation paid to, or earned by, each of our named executive officers for the fiscal year ended December 31, 2022, and the prior two fiscal years.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) ($)	Total ($)

Stephen McMillan	2022	800,000	-	13,079,278	-	970,000	186,075	15,035,353

Chief Executive Officer	2021	800,000	-	9,261,606	-	1,312,500	196,532	11,570,638
	2020	446,154	500,000	12,539,602	-	714,575	129,200	14,329,531

Claire Bramley (7)	2022	500,000	-	3,662,168	-	412,250	107,465	4,681,883

Chief Financial Officer	2021	269,231	500,000	5,911,434	-	289,110	62,722	7,032,497

Hillary Ashton	2022	487,615	-	3,557,532	-	485,000	18,150	4,548,297

Chief Product Officer	2021	430,000	-	2,984,278	-	564,375	16,540	3,995,193
	2020	442,981	300,000	2,616,768	-	469,956	143,493	3,973,198

Todd Cione (7)	2022	500,000	-	3,138,987	-	485,000	29,894	4,153,881

Chief Revenue Officer	2021	490,385	500,000	10,226,031	-	520,685	15,568	11,752,669

Margaret Treese (8)	2022	442,923	-	2,301,947	-	349,200	17,760	3,111,830

Chief Legal Officer

(1)	This column shows base salary earned during the applicable year.

(2)

For 2021, this column shows the sign-on bonus paid to each of Ms. Bramley and Mr. Cione. This amount was subject to a repayment obligation of $250,000 (net of taxes) if her or his employment is terminated with cause or she or he resigns for any reason other than good reason during the first year of employment and remains subject to a repayment obligation of $125,000 (net of taxes) if her or his employment is terminated with cause or she or he resigns for any reason other than good reason during the second year of employment. For 2020, this column shows the sign-on bonus paid to Mr. McMillan in connection with his election as Chief Executive Officer. This amount was subject to a repayment obligation of $250,000 (net of taxes) if his employment was terminated with cause or he resigned for any reason other than good reason during his first year of employment, and $125,000 (net of taxes) if his employment was terminated with cause or he resigned for any reason other than good reason during his second year of employment. For 2020, this column also shows the sign-on bonus paid to Ms. Ashton upon joining the Company to compensate her for compensation she was foregoing at her former employer and as an inducement to join Teradata.

(3)

This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), of performance-based and service-based restricted share units granted in the applicable year. For the performance-based RSUs granted in 2022 (the “2022 – 2024 LTIP”), the following table sets forth the target number of units, their target grant date fair value reflected in the Stock Awards column above, and their grant date fair value assuming that the maximum level of performance would be achieved. For assumptions, refer to Note 7 of the Notes to Consolidated Financial Statements contained in our 2022 Annual Report. In addition, for each of Ms. Bramley and Mr. Cione, the amount for 2021 reflects new-hire service based RSU grants they received as described in footnote 3 to the 2021 Grants of Plan-Based Awards Table in our 2022 Proxy Statement. For 2022, the grant date fair value of the RSUs for all named executive officers as indicated herein, is based on the closing price of our common stock on March 1, 2022, the grant date, of $49.45.

Name	Target Number of 2022-2024 LTIP	Target Grant Date Fair Value	Maximum Grant Date Fair Value

Stephen McMillan	158,697	$7,847,567	$15,695,134

Claire Bramley	44,435	$2,197,311	$ 4,394,622

Hillary Ashton	43,165	$2,134,509	$ 4,269,018

Todd Cione	38,087	$1,883,402	$ 3,766,804

Margaret Treese	27,931	$1,381,188	$ 2,762,376

(4)	There were no stock options granted in 2020-2022.

(5)

This column reflects the annual cash incentive earned by our named executive officers under the annual cash incentive program for the applicable year. For information concerning the 2022 annual cash incentive, see the Annual Cash Incentive Awards discussion in the Compensation Discussion and Analysis section of this proxy statement.

53

Compensation Tables

(6)	The amounts reported in this column for 2022 include the following:

	Other Compensation
Name	Charitable Giving Match ($)	Travel Expense ($)(i)	Spousal Travel ($)	Company Contributions to 401(k) ($)	Value of Life Insurance Premiums Paid by Company ($)	Total ($)

Stephen McMillan	750	154,231	14,494	15,250	1,350	186,075

Claire Bramley	1,450	90,000	-	15,115	900	107,465

Hillary Ashton	2,000	-	-	15,250	900	18,150

Todd Cione	2,000	-	11,744	15,250	900	29,894

Margaret Treese	1,700	-	-	15,250	810	17,760

(i)	Travel expenses are reimbursed at an amount that is gross of relevant taxes.

(7)

Ms. Bramley was elected Chief Financial Officer effective as of June 14, 2021, and Mr. Cione was elected Chief Revenue Officer effective as of January 4, 2021. Therefore, their information is provided only for 2021 and 2022.

(8)	Ms. Treese was not a named executive officer in 2020 or 2021; therefore, her information is provided only for 2022.

2022 Grants of Plan-Based Awards

The following table summarizes information for each named executive officer regarding (i) estimated payouts under the 2022 Management Plan, (ii) estimated payouts for the performance-based RSUs (“2022-2024 LTIP”) that were granted in 2022, and (iii) service-based RSUs that were granted in 2022 (“RSUs”).

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock Units (3)	Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/sh)	($)

Stephen McMillan

Annual Incentive	-	-	250,000	1,000,000	2,250,000	-	-	-	-	-	-	-

2022-2024 LTIP	03/01/2022	02/25/2022	-	-	-	79,349	158,697	317,394	-	-	-	7,847,567

RSUs	03/01/2022	02/25/2022							105,798			5,231,711

Claire Bramley

Annual Incentive	-	-	106,250	425,000	956,250	-	-	-	-	-	-	-
2022-2024 LTIP	03/01/2022	02/25/2022	-	-	-	22,218	44,435	88,870	-	-	-	2,197,311

RSUs	03/01/2022	02/25/2022							29,623			1,464,857

Hillary Ashton

Annual Incentive	-	-	125,000	500,000	1,125,000	-	-	-	-	-	-	-

2022-2024 LTIP	03/01/2022	02/25/2022	-	-	-	21,583	43,165	86,330	-	-	-	2,134,509

RSUs	03/01/2022	02/25/2022							28,777			1,423,023

Todd Cione

Annual Incentive	-	-	125,000	500,000	1,125,000	-	-	-	-	-	-	-

2022-2024 LTIP	03/01/2022	02/25/2022	-	-	-	19,044	38,087	76,174	-	-	-	1,883,402

RSUs	03/01/2022	02/25/2022							25,391			1,255,585

Margaret Treese

Annual Incentive	-	-	90,000	360,000	810,000	-	-	-	-	-	-	-

2022-2024 LTIP	03/01/2022	02/25/2022	-	-	-	13,966	27,931	55,862	-	-	-	1,381,188

RSUs	03/01/2022	02/25/2022							18,620			920,759

(1)

The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the 2022 Management Plan when the performance goals were established by the Committee. The actual amounts of the annual incentive awards earned for 2022 are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)

The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the 2022-2024 LTIP granted in 2022. The 2022 – 2024 LTIP is earned based on the extent to which specified financial performance goals are achieved over a three-year period ending December 31, 2024. The units earned generally vest on the date, following the end of the 3-year performance period, that the Committee certifies the achievement of the applicable performance goals, provided the executive remains employed by the Company.

(3)

Reflects the number of service-based RSUs granted in 2022, which generally vest in equal installments over three years from the date of grant, provided that the executive remains employed by the Company.

(4)

Reflects the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the 2022 – 2024 LTIP and RSUs granted during 2022. See footnote 3 to the Summary Compensation Table of this proxy statement for the assumptions and stock prices used to calculate these values.

54	2023 PROXY STATEMENT

Compensation Tables

2022 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2022 and (ii) each award of performance-based RSUs and service-based RSUs that had not vested and remained outstanding as of December 31, 2022.

		Option Awards				Stock Awards		Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options(2) (#)	Option Exercise	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Number of Unearned Shares, Units or Other Rights that have not	Market Value of Unearned Shares, Units or Other Rights that have not
Name	Grant Date	Exercisable	Unexercisable	Price(3) ($)	Expiration Date	Vested(4) (#)	Vested(5) ($)	Vested (4) (#)	Vested(5) ($)

Stephen McMillan	03/01/2022					105,798	3,561,161	-	-

	03/01/2022					-	-	158,697	5,341,741

	03/01/2021					58,623	1,973,250	-	-

	03/01/2021					-	-	131,900	4,439,754

	06/09/2020					48,746	1,640,790	-	-

	06/09/2020					276,388	9,303,220	-	-

Claire Bramley	03/01/2022					29,623	997,110	-	-

	03/01/2022					-	-	44,435	1,495,682

	06/15/2021					14,762	496,889	-	-

	06/15/2021					14,059	473,226	-	-

	06/15/2021					-	-	31,632	1,064,733

Hillary Ashton	03/01/2022					28,777	968,634	-	-

	03/01/2022					-	-	43,165	1,452,934

	03/01/2021					18,890	635,837	-	-

	03/01/2021					-	-	42,501	1,430,584

	09/01/2020					7,271	244,742	-	-

	09/01/2020					41,225	1,387,634	-	-

	03/01/2020					8,776	295,400	-	-

	03/01/2020					49,759	1,674,888	-	-

Todd Cione	03/01/2022					25,391	854,661	-	-

	03/01/2022					-	-	38,087	1,282,008

	03/01/2021					19,541	657,750	-	-

	03/01/2021					-	-	43,967	1,479,929

	01/05/2021					154,254	5,192,190	-	-

Margaret Treese	03/01/2022					18,620	626,749	-	-

	03/01/2022					-	-	27,931	940,157

	03/01/2021					11,074	372,751	-	-

	03/01/2021					-	-	24,915	838,639

	11/09/2020					6,581	221,516	-	-

	11/09/2020					37,315	1,256,023	-	-

	09/01/2020					210	7,069	-	-

	03/01/2020					2,926	98,489	-	-

	03/01/2020					16,587	558,318	-	-

	12/12/2016	3,787		28.29	12/11/2026

	12/01/2015	2,170		30.63	11/30/2025

	12/01/2014	3,247		44.43	11/30/2024

	12/03/2013	2,901		45.35	12/02/2023

55

Compensation Tables

(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2022.

(2)

This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2022. As of such date, all outstanding stock options held by the named executive officer had vested in full.

(3)	This column shows the exercise price for each stock option reported in the table, which equaled the fair market value per share on the date of grant.

(4)	These columns show the aggregate number of performance-based RSUs and service-based RSUs outstanding as of December 31, 2022. The remaining vesting dates for each award are as follows:

GRANT DATE	REMAINING VESTING DATES	VESTING SCHEDULE

3/1/2020	3/1/2023	1/3 increments over three years from the date of grant

3/1/2020	Q1 2023(a)	2020-2022 performance period: 126% vests after performance level determination certified by the Committee

6/9/2020	Q1 2023(a)	2020-2022 performance period: 126% vests after performance level determination certified by the Committee

6/9/2020	6/9/2023	1/3 increments over three years from the date of grant

9/1/2020	9/1/2023	1/3 increments over three years from the date of grant

9/1/2020	Q1 2023(a)	2020-2022 performance period: 126% vests after performance level determination certified by the Committee

11/9/2020	11/9/2023	1/3 increments over three years from the date of grant

11/9/2020	Q1 2023(a)	2020-2022 performance period: 126% vests after performance level determination certified by the Committee

1/5/2021	1/5/2023, 1/5/2024	25% vests on 2nd and 3rd anniversary of date of grant

3/1/2021	3/1/2023, 3/1/2024	1/3 increments over three years from the date of grant

3/1/2021	Q1 2024(b)	2021-2023 performance period: 100% vests after performance level determination is made by the Committee

6/15/2021	6/15/2023, 6/15/2024	1/3 increments over three years from the date of grant

6/15/2021	Q1 2024(b)	2021-2023 performance period: 100% vests after performance level determination is made by the Committee

6/15/2021	6/15/2022, 6/15/2023	50% vests on 12/15/2021, 30% vests on 6/15/2022, 20% vests on 6/15/2023

3/1/2022	3/1/2023, 3/1/2024, 3/1/2025	1/3 increments over three years from the date of grant

3/1/2022	Q1 2025(b)	2022-2024 performance period: 100% vests after performance level determination is made by the Committee

(a)	The column under “Stock Awards” shows the number of outstanding 2020-2022 LTIP at 126% achievement, because our performance through December 31, 2022 was certified at 126%.

(b)

This column under the “Equity Incentive Plan Awards” shows the number of outstanding performance-based RSUs at the “target” level for awards with grant dates of March 1, 2021, June 15, 2021, and March 1, 2022 because our performance through December 31, 2022 was above “threshold” level for those awards.

(5)	These columns show the aggregate dollar value of the performance-based RSUs and service-based RSUs using the closing stock price on December 31, 2022 of $33.66 per share.

2022 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to (i) the exercise of stock options in 2022 and (ii) the vesting of performance-based RSUs and service-based RSUs during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Stephen McMillan	-	-	104,125	4,320,042

Claire Bramley	-	-	29,172	1,057,193

Hillary Ashton	-	-	49,760	1,980,998

Todd Cione	-	-	86,896	3,769,465

Margaret Treese	-	-	17,765	746,140

(1)	None of the named executive officers exercised any stock options during 2022.

(2)	The value realized on vesting equals the number of shares acquired multiplied by the closing market price of our common stock on the vesting date.

Non-Qualified Deferred Compensation

The Company does not maintain any non-qualified defined contribution plans or other deferred compensation plans for employees.

Pension Benefits

We do not maintain any qualified or non-qualified defined benefit plans.

56	2023 PROXY STATEMENT

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

Background

We have entered into agreements and maintain plans and arrangements that may require us to pay or provide compensation and benefits to our named executive officers in the event of certain terminations of employment or a change in control. For example, all of our currently employed named executive officers are participants in our CIC Plan, which provides “double-trigger” severance protections in the event that a participating executive’s employment is terminated under qualifying circumstances in connection with a change in control, and in our Executive Severance Plan, which provides severance protections in the event that a participant’s employment is terminated by the Company without cause (other than as a result of death, disability or a change in control), or in the case of Mr. McMillan, if he terminates his employment for good reason. Estimates of the amounts to be paid or provided to each of our named executive officers in connection with a termination of employment or a change in control are provided below.

Estimated Payments to Named Executive Officers

The estimates set forth below of the amounts payable to our named executive officers upon termination of employment or in connection with a change in control generally are based on the assumption that the various triggering events occurred on the last day of 2022, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below for our named executive officers generally does not take into account compensation and benefits that were already earned at the time of the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs. As a result, the estimates below for our named executive officers do not provide information on the payout of 2022 incentive awards under the annual cash incentive program for our named executive officers, because those awards were earned as of December 31, 2022 for participating executives, subject to Committee approval, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the Summary Compensation Table for the annual incentives earned by our named executive officers in 2022.

Non-Change in Control Scenarios

Executive Severance Plan

Each of our currently employed named executive officers participates in our Executive Severance Plan.

The Executive Severance Plan generally provides severance benefits in the event of termination of employment by the Company without cause (but not as a result of the participant’s disability or death). In the case of Mr. McMillan, the Executive Severance Plan also provides severance benefits in the event of his termination of employment for good reason. For this purpose, “good reason” for Mr. McMillan’s termination of his employment generally is defined to mean any of the following events or conditions: (a) a material reduction in his authority, duties and responsibilities (other than an isolated, insubstantial and inadvertent action that is not taken in bad faith); (b) any reduction in his annual base salary; (c) the Company’s failure to timely pay annual or long-term incentive compensation to which he is otherwise entitled; (d) a reduction of five percent or more in his “target” or “maximum” annual or long-term incentive opportunity (other than an across-the-board reduction applicable to senior Teradata executives); (e) the Company’s failure to continue any equity compensation plan in which he participates (or a substantially equivalent alternative compensation plan), or the Company’s failure to continue his participation in any such equity compensation plan on substantially the same basis (other than as a result of any isolated, insubstantial and inadvertent action not taken in bad faith); or (f) the Company’s failure, unless otherwise required by law, to continue to provide employee benefits that are substantially equivalent, in the aggregate, to those provided under the Company’s qualified and nonqualified employee benefit and welfare plans of the Company (other than a reduction of less than 5% of the aggregate value of such benefits).

Notwithstanding the foregoing, in the event of the termination of a participating named executive officer’s employment without cause or for good reason in connection with a change in control of Teradata, severance benefits generally would be provided under the CIC Plan, as discussed below.

57

Potential Payments Upon Termination or Change in Control

In the event of a qualifying termination of employment without cause (not in connection with a change in control), or a termination of employment by Mr. McMillan for good reason, our participating named executive officers would be entitled to receive the following severance benefits under the terms of the Executive Severance Plan.

•	Salary and target annual cash incentive continuation for one year;

•

A prorated annual cash incentive payment for the year of termination, generally based on the executive’s “target” annual cash incentive opportunity and actual performance as determined under the Company’s Management Incentive Plan;

•	Continued medical, dental and vision care coverage, with the Company continuing to subsidize its share of the premium during the 1-year salary continuation period;

•	Outplacement services for up to one year;

•	Pro-rata vesting of service-based and performance-based RSUs (subject to achievement of applicable performance goals for performance-based RSUs); and

•

For retirement-eligible participants (i.e., participants aged 55 or older), an additional year of vesting service for any unvested stock options and service-based RSUs (but not performance-based RSUs), and the opportunity to exercise vested stock options (if any) until the earlier of three years after termination or the original option expiration date. For this purpose, each of Ms. Bramley and Mr. Cione is deemed to have attained age 55 upon any qualified termination. Additionally, for purposes of determining vesting of both his service-based RSUs and his performance-based RSUs, Mr. McMillan would be entitled to an additional year of vesting service, regardless of his age.

Severance benefits under the Executive Severance Plan are conditioned upon the participant’s release of claims against the Company, as well as compliance with certain restrictive covenants, including non-competition, non-solicitation, non-disparagement and confidentiality provisions to the extent permissible under applicable law.

Treatment of Equity Awards on Termination of Employment (not in Connection with a Change in Control)

The following chart summarizes the standard vesting treatment of our equity awards in the event of termination of employment, other than termination in connection with a change in control, and other than special vesting terms for certain awards as further described below. The general vesting treatment described below is conditioned upon the participant’s compliance with non-competition and non-solicitation provisions, to the extent permissible under applicable law, for a 12-month period (or, if applicable law requires a shorter period, for the maximum period allowed under applicable law), as well as confidentiality restrictions. Our performance-based RSUs and service-based RSUs generally pay out upon vesting.

SITUATION	PERFORMANCE-BASED RSUs	SERVICE-BASED RSUs	STOCK OPTIONS
Death and Long-Term Disability (“LTD”)

In the event of death or LTD during the performance period, a pro-rata portion of the award, calculated as of the date of death or LTD, will become vested based on actual results during the performance period.

In the event of death or LTD after the end of the performance period and prior to payment, awards vest in full, to the extent earned, upon the date of death or LTD.

		Awards vest in full upon the date of death or LTD.	Awards remain exercisable until the later of the expiration of the 10-year term or three years after death or LTD.
Retirement (termination on or after age 55, with the consent of the Committee, where applicable)	Generally, a pro-rata portion of the award, calculated as of retirement, will become vested based on actual results during the performance period.	Generally, a pro-rata portion will become vested as of date of retirement.	Awards remain exercisable until the earlier of three years following retirement date or the expiration date.

58	2023 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control

SITUATION	PERFORMANCE-BASED RSUs	SERVICE-BASED RSUs	STOCK OPTIONS
Termination without Cause	A pro-rata portion of the award, calculated as of the date of termination, will become vested based on actual results during the performance period.

A pro-rata portion will become vested as of the date of termination, and retirement-eligible participants (i.e., participants aged 55 or older) may be credited with an additional year of vesting service.

Awards generally remain exercisable until the earlier of the fifty-ninth day after termination or the expiration date.

However, awards held by retirement-eligible participants (i.e., participants aged 55 or older) remain exercisable until the earlier of 3 years after termination or the original option expiration date.

Voluntary Resignation (other than retirement, as described above)	Unvested awards are forfeited.	Unvested awards are forfeited.	Awards remain exercisable until the earlier of the fifty-ninth day after termination or the expiration date.

Notwithstanding the general equity vesting terms described above, certain of our equity awards are subject to special vesting terms, as described below:

•

Pursuant to his Offer Letter and the Executive Severance Plan, in the event of the termination of his employment by the Company without cause or by Mr. McMillan for good reason (and not in connection with a change of control), Mr. McMillan would be entitled to an additional year of vesting service for purposes of determining pro-rated vesting of his other service-based and performance-based RSUs (with performance-based awards vesting based on actual performance results for the entire performance period).

•

Pursuant to an Offer Letter and the Executive Severance Plan, in the event of the termination of employment by the Company without cause (and not in connection with a change of control), each of Ms. Bramley and Mr. Cione would be entitled to an additional year of vesting service for purposes of determining pro-rated vesting of her or his service-based RSUs.

The tables below quantify the amounts that would be payable to our named executive officers in the event of termination of employment, other than termination in connection with a change in control. Ms. Treese is the only named executive officer who has outstanding options. All of her options are fully vested and therefore would benefit from any extended exercise period available for the various circumstances; however, such extended exercisability is not quantified in the below tables.

Death or Disability

We would have provided each named executive officer (or his or her beneficiary) with the following estimated payments or benefits had he or she died or become disabled on December 31, 2022.

EXECUTIVE	LIFE INSURANCE ($)(1)	DISABILITY PAYMENTS ($)(2)	RESTRICTED SHARE UNITS ($)(3)	TOTAL ($)

Stephen McMillan	2,300,000	760,000	21,218,814	24,278,814

Claire Bramley	3,500,000	526,650	2,998,152	7,024,802

Hillary Ashton	1,000,000	526,650	6,358,811	7,885,461

Todd Cione	1,000,000	526,650	7,263,884	8,790,534

Margaret Treese	900,000	509,985	4,867,991	6,277,976

(1)

Proceeds would be payable by a third-party insurer. Benefits provided upon death depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers receive the same Company-provided life insurance coverage as is generally offered to U.S.-based employees. The coverage generally is 200% of base salary for life insurance (but capped at $1,200,000, or at $750,000 in the absence of evidence of insurability). Each U.S.-based employee has the option of choosing a higher level of coverage at his own expense. Each participating named executive officer opted for core coverage for 2022, except for Mr. McMillan and Ms. Bramley, who opted for higher coverage.

(2)

Benefits provided upon disability generally depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers receive the same short-term and long-term disability coverage as is generally offered to U.S.-based employees. The core coverage is (i) for short-term disability, 66 2/3% of base salary for 26-weeks, and (ii) for long-term disability, 50% of base salary (up to a maximum monthly payment of $15,000) for the duration of an employee’s long-term disability. Each U.S. employee has the option of choosing a higher level of coverage at his own expense. Each participating named executive officer opted for core coverage for 2022, except for Mr. McMillan, who opted for higher coverage. The payments above assume maximum payout based on the named executive officer’s coverage election for 26 weeks of short-term disability plus two years of long-term disability.

(3)	Equity valuations are based on a closing price of our stock on December 31, 2022 of $33.66, with performance-based RSUs for ongoing performance periods included at the “target” level.

59

Potential Payments Upon Termination or Change in Control

Retirement

We would have provided each named executive officer with the following estimated payments if he or she had retired (with Committee consent, where applicable) on December 31, 2022.

EXECUTIVE	RESTRICTED SHARE UNITS ($)(1)(2)	TOTAL ($)

Stephen McMillan	—	—

Claire Bramley	—	—

Hillary Ashton	—	—

Todd Cione	—	—

Margaret Treese	3,663,041	3,663,041

(1)	Equity valuations generally are based on a closing price of our stock on December 31, 2022 of $33.66.

(2)	Ms. Treese was eligible for retirement (age 55 or older) on December 31, 2022. Committee consent generally would be required for retirement vesting of RSU awards.

Termination without Cause (not in Connection with a Change in Control)

Each named executive officer would have been entitled to the following estimated payments and benefits if, on December 31, 2022 and not in connection with a change in control, we terminated the executive’s employment without cause (and not as a result of death or disability), or, in the case of Mr. McMillan, he terminated his employment for good reason.

EXECUTIVE	CASH ($)(1)	RESTRICTED SHARE UNITS ($)(2)	WELFARE BENEFITS ($)	OUT-PLACEMENT COUNSELING ($)	TOTAL ($)

Stephen McMillan	1,800,000	22,929,976	20,964	18,000	24,768,940

Claire Bramley	925,000	2,301,435	19,968	18,000	3,264,403

Hillary Ashton	1,000,000	5,075,933	20,844	18,000	6,114,777

Todd Cione	1,000,000	5,654,470	20,964	18,000	6,693,434

Margaret Treese	810,000	3,738,567	20,844	18,000	4,587,411

(1)

The cash amounts reported in this column reflect cash severance benefits under the Executive Severance Plan, but do not reflect any pro-rata annual cash incentive payments for 2022 for any named executive officer. This is because we are required to assume a termination date of December 31, 2022, on which date 2022 annual cash incentive payments for named executive officers were already vested, regardless of termination of employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the 2022 annual cash incentives paid to each executive.

(2)

Equity valuations are based on a closing price of our stock on December 31, 2022 of $33.66, with performance-based RSUs for ongoing performance periods included at the “target” level. For Mr. McMillan, equity valuations reflect full vesting of his new hire grant of service-based RSUs, and pro rata vesting, with an additional 12 months of vesting service, for his other service-based and performance-based RSU awards. For Ms. Treese, who was retirement-eligible (age 55 or older) on December 31, 2022, the equity values reported above include an additional 12 months of vesting service for service-based equity awards. Pursuant to an Offer Letter and the Executive Severance Plan, in the event of the termination of employment by the Company without cause (and not in connection with a change of control), each of Ms. Bramley and Mr. Cione would be entitled to an additional year of vesting service for purposes of determining his or her pro-rated vesting of her service-based RSUs.

Change in Control Scenarios

Change in Control Severance Plan

We maintain the CIC Plan to help retain key executives by reducing personal uncertainty that may arise from the possibility of a change in control and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and its stockholders. This plan establishes objective criteria to determine whether a change in control has occurred and provides for severance payments and benefits on a “double trigger” basis, which also applies, under the Stock Incentive Plan, to our equity compensation awards. The “double trigger” design is intended to further our goals to retain key executives upon a change in control.

Each named executive officer participates in the CIC Plan.

60	2023 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control

Under the CIC Plan, if a participating executive’s employment is terminated by us other than for “cause”, death or disability or if the executive resigns for “good reason” within two years after a “change in control” (or within six months prior to a change in control, if the executive can demonstrate that the termination occurred in connection with a change in control), then Teradata or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 2.0 times the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the average annual incentive earned for the prior three years;

•	A lump sum payment equal to a pro-rata portion of the average annual incentive earned for the prior three years;

•	Continued medical, dental and life insurance coverage for two years; and

•	Continued outplacement and financial counseling services, if such services are offered at such time, for one year.

The CIC Plan provides that upon termination of employment, each participant is prohibited from soliciting our employees for a 1-year period and is subject to confidentiality restrictions. Moreover, each participant is required to sign a release of all claims against the Company prior to receiving severance benefits under the plan. The CIC Plan does not provide for any “gross-up” payments related to excise taxes that may be imposed on an executive in connection with a change in control.

For purposes of the plan, the term “cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company. The term “good reason” generally means: (i) the assignment of duties inconsistent with the executive’s position, authority, duties or responsibilities as in effect prior to a change in control; (ii) a reduction in base salary; (iii) failure to pay incentive compensation when due; (iv) a reduction in target or maximum incentive opportunities; (v) a failure to continue the equity compensation plan or other employee benefit programs; (vi) a relocation of the executive’s office by more than forty miles (provided that it also increases the executive’s commute by more than 20 miles); or (vii) failure to require a successor to assume the plan.

The term “change in control” generally means any of the following: (i) an acquisition of 50% or more of our stock by any person or group, other than the Company, our subsidiaries or employee benefit plans; (ii) a change in the membership of our Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any one of the following is true—our old stockholders do not hold at least 50% of the combined enterprise, there is a 50%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or the members of our Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity Awards

As described above, the Stock Incentive Plan provides for “double trigger” vesting of employee equity awards in connection with a change in control, meaning that, if the awards are assumed by the surviving entity in the change of control, vesting of the awards will not accelerate unless the executive also has a qualifying termination of employment (by the Company without cause or by the executive for good reason). In contrast, if the surviving entity does not assume the equity awards upon the change in control, unvested awards will become vested upon the occurrence of the change in control. The chart below generally summarizes how the unvested equity awards held by our current named executive officers on December 31, 2022 would be treated in connection with a change of control. Currently, none of our named executive officers hold any unvested stock options.

PERFORMANCE-BASED RSUs	SERVICE-BASED RSUs

If the award is not assumed by the surviving entity, then the award will vest in full, either at the “target” level, if the CIC occurs during the first year of the performance period, or based on actual performance up to the date of the CIC, if the CIC occurs during the second or third year of the performance period.

If the award is not assumed by the surviving entity, then vesting accelerates upon the CIC.

61

Potential Payments Upon Termination or Change in Control

PERFORMANCE-BASED RSUs	SERVICE-BASED RSUs

If the award is assumed, then, subject to the executive’s continued employment, the award will continue to vest, either at the “target” level, if the CIC occurs during the first year of the performance period, or based on actual performance up to the date of the CIC, if the CIC occurs during the second or third year of the performance period. However, vesting of the award will be accelerated if the executive’s employment is terminated without “cause,” terminated on account of death, disability, retirement or reduction in force, or the executive terminates his or her employment for “good reason,” within 24 months after the CIC.

If the award is assumed, then vesting accelerates if the executive’s employment is terminated other than for “cause” or disability or the executive terminates his or her employment for “good reason,” within 24 months after the CIC.

The tables below quantify the amounts that would be payable to our named executive officers in the event of a change in control or in the event of termination of employment in connection with a change in control.

Qualifying Termination Within Two Years After a Change in Control

Our named executive officers would have been entitled to the following estimated payments and benefits if a change in control occurred on December 31, 2022 and the executive’s employment was terminated without “cause” or the executive terminated his or her employment for “good reason” immediately following such change in control.

EXECUTIVE	CASH ($)(1)	RESTRICTED SHARE UNITS ($)(2)	WELFARE BENEFITS ($)	OUTPLACEMENT AND FINANCIAL COUNSELING ($)	TOTAL ($)

Stephen McMillan	3,598,050	26,259,893	44,628	18,000	29,920,571

Claire Bramley	1,701,360	4,527,640	41,736	18,000	6,288,736

Hillary Ashton	2,012,887	7,804,295	43,488	18,000	9,878,670

Todd Cione	2,005,685	9,466,538	43,728	18,000	11,533,951

Margaret Treese	1,593,600	4,919,696	43,308	18,000	6,574,604

(1)

The cash amounts reported in this column reflect cash severance benefits under the CIC Plan, but do not reflect any pro-rata annual cash incentive payments for 2022. This is because we are required to assume a termination date of December 31, 2022. Each named executive officer employed on that date would have already earned a annual cash incentive for 2022 regardless of whether he or she terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the 2022 annual cash incentive paid to each executive.

(2)

Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 31, 2022 of $33.66; (ii) the awards are assumed in the corporate transaction and vest immediately prior to the change in control (at the “target” level, in the case of performance-based RSUs with ongoing performance periods as of December 31, 2022); and (iii) each named executive officer’s employment is terminated without “cause” or by the executive for “good reason” immediately after the corporate transaction.

Change in Control and Equity Awards are not Assumed by Surviving Entity

Our named executive officers would have been entitled to the following estimated payments and benefits in the event that a “change in control” occurred on December 31, 2022, and the named executive officer’s equity awards were not assumed by the surviving entity. If the awards were assumed by the surviving entity, then the awards would not vest on a change in control but would vest on a qualifying termination within two years after the change in control as illustrated in the table immediately above.

NAME	RESTRICTED SHARE UNITS ($)(1)	TOTAL ($)

Stephen McMillan	26,259,893	26,259,893

Claire Bramley	4,527,640	4,527,640

Todd Cione	7,804,295	7,804,295

Hillary Ashton	9,466,538	9,466,538

Margaret Treese	4,919,696	4,919,696

(1)

Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 31, 2022 of $33.66; and (ii) the awards are not assumed in the corporate transaction, vest immediately prior to the change in control (at the “target” level, in the case of performance-based RSUs with ongoing performance periods as of December 31, 2022) and are cashed out.

62	2023 PROXY STATEMENT

CEO PAY RATIO DISCLOSURE

We are providing the following information regarding the relationship of the annual total compensation of our CEO and that of our “median employee,” as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure rules.

For our 2022 fiscal year:

•	The estimated median of the annual total compensation of all of our employees, excluding the CEO, was $74,592;

•	The annual total compensation of Mr. McMillan, who was serving as our CEO on December 31, 2022, was $15,035,353, as reported in the Summary Compensation Table of this proxy statement; and

•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was estimated to be 202 to 1.

In determining the pay ratio information provided above, we identified our “median employee” by using the following methodology, as permitted by the SEC’s pay ratio disclosure rules:

•

December 31, 2022 was selected as the date upon which we would identify our employee population and median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, including employees working both within and outside of the United States.

•

Total cash compensation during the 2022 fiscal year was used as a consistently applied compensation measure to identify our median employee from the employees on the list. For this purpose, we define total cash compensation as the sum of base wages and annual incentives payable in cash during the year. We did not annualize the total cash compensation of any permanent employees who were employed for less than the full year. For employees working outside of the United States, total cash compensation was converted to U.S. dollars using 2022 exchange rates.

•	Applying the methodology described above, we determined that our median employee was a Senior Professional located in France.

For fiscal year 2022, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table of this proxy statement.

It should be noted that the SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

63

PAY VERSUS PERFORMANCE TABLE
The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
which require that we, among other things, report the amount of “compensation actually paid” to our named executive officers for the last three fiscal years and compare those amounts to certain mandated performance metrics. The “compensation actually paid” to our named executive officers is calculated in accordance with applicable SEC rules and does not reflect the actual amount of compensation earned by or paid to our named executive officers during each covered fiscal year.
Teradata is committed to rewarding talent that drives our organizational success. In 2022, we continued to emphasize a culture of high performance, and our talent and rewards strategies centered on incentive programs that provided rewards based on meaningful demonstrations of business achievements and individual performance contributions to the Company.
The Compensation and People Committee has designed the compensation program for our named executive officers to reflect the importance placed on Company and business achievement in a high-performing culture. To that end, our core compensation program is closely aligned with Company performance and consists of base salary, an annual cash incentive, and long-term equity incentives based on both performance and service over a
3-year
period.
Please refer to the Compensation Discussion and Analysis section of this proxy statement for details regarding how the Compensation and People Committee links the compensation paid to our named executive officers to our corporate performance.

Year	Summary Compen- sation Table Total for PEO (Steve McMillan) ($)	Summary Compen- sation Table Total for PEO (Victor Lund) ($)	Compen- sation Actually Paid to PEO (1) (Steve McMillan) ($)	Compen- sation Actually Paid to PEO (1) (Victor Lund) ($)	Average Summary Compen- sation Table Total for Non-PEO NEOs ($)	Average compen- sation Actually Paid to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions) (6) ($)	Company- Selected Measure (Total Public Cloud ARR in millions) (7) ($)
							Total Shareholder Return (4) ($)	Peer Group Total Shareholder Return (5) ($)

2022	15,035,353	n/a	10,958,172	n/a	4,123,973	2,642,464	125.74	134.82	33	357

2021	11,570,638	n/a	19,339,239	n/a	6,081,512	8,485,757	158.65	172.92	147	202

2020	14,329,531	1,064,957	15,652,678	(400,670)	4,516,638	3,241,121	83.94	142.21	129	106

(1)
Compensation actually paid (“CAP”) was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year, (i) subtracting the grant date fair value of stock awards reported in the Stock Award column of the SCT (“Stock Awards”), and (ii) adding the change in fair value of stock awards for the applicable year. Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles.

Following is a reconciliation of the SCT total and the CAP for Mr. McMillan, our current CEO, for each of the applicable years.

CEO: Steve McMillan
Year	SCT Total ($)	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT ($)	Add Change in Fair Value of Stock Awards ($)	CAP ($)

2022	15,035,353	(13,079,278)	9,002,097	10,958,172

2021	11,570,638	(9,261,606)	17,030,207	19,339,239

2020	14,329,531	(12,539,602)	13,862,749	15,652,678

64	2023 PROXY STATEMENT

Pay Versus Performance Table

Following is a table that reflects the change in fair value of stock awards for Mr. McMillan, our current CEO, for each of the applicable years.

CEO: Change in Fair Value of Stock Awards (S. McMillan)
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the end of the Covered Fiscal Year ($)	Year-over- Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the end of the Covered Fiscal Year ($)	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years that Vested in Covered Fiscal Year ($)	Fair Value of Stock Award Granted in Covered Fiscal Year that Vested in Covered Fiscal Year ($)	Adjustments for Stock Awards that Failed to Meet Performance Conditions ($)	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value ($)	Total Change in Fair Value on Stock Awards Included in CAP (3) ($)

2022	9,256,525	(152,281)	(102,147)	—	0	0	9,002,097

2021	9,067,464	4,601,313	3,361,431	—	0	0	17,030,207

2020	11,925,318	—	0	1,937,431	0	0	13,862,749
Following is a reconciliation of the SCT total and the CAP for our former CEO, Mr. Lund, for each of the applicable years.

CEO: Victor Lund
Year	SCT Total ($)	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT ($)	Add Change in Fair Value of Stock Awards ($)	CAP ($)

2022	n/a	n/a	n/a	n/a

2021	n/a	n/a	n/a	n/a

2020	1,064,957	0	(1,465,627)	(400,670)
Following is a table that reflects the change in fair value of stock awards for Mr. Lund, our former CEO, for each of the applicable years.

CEO: Change in Fair Value of Stock Awards (V. Lund)
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the end of the Covered Fiscal Year ($)	Year-over- Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the end of the Covered Fiscal Year ($)	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years that Vested in Covered Fiscal Year ($)	Fair Value of Stock Award Granted in Covered Fiscal Year that Vested in Covered Fiscal Year ($)	Adjustments for Stock Awards that Failed to Meet Performance Conditions ($)	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value ($)	Total Change in Fair Value on Stock Awards Included in CAP (3) ($)

2022	n/a	n/a	n/a	n/a	n/a	n/a	n/a

2021	n/a	n/a	n/a	n/a	n/a	n/a	n/a

2020	(54,827)	0	(1,410,800)	0	0	0	(1,465,627)

65

Pay Versus Performance Table

(2)
CAP for the other named executive officers was calculated in the same manner as described above for the CEO, except the amounts were averaged for each year. Following is a reconciliation of the average SCT total and the average CAP for the named executive officers, other than the CEO, for each of the applicable years. The non-CEO
named executive officers included in the average for each year are as follows:

a)	2022: Claire Bramley, Hillary Ashton, Todd Cione, and Margaret Treese

b)	2021: Claire Bramley, Mark Culhane (former CFO), Hillary Ashton, Todd Cione, and Kathleen Cullen-Cote

c)	2020: Mark Culhane (former CFO), Dan Harrington (former CSO), Hillary Ashton, Kathleen Cullen-Cote, and Scott Brown (former CRO)

Other Named Executive Officers
Year	SCT Total ($)	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT ($)	Add Change in Fair Value of Stock Awards ($)	CAP ($)

2022	4,123,973	(3,165,159)	1,683,650	2,642,464

2021	6,081,512	(4,832,831)	7,237,076	8,485,757

2020	4,516,638	(3,463,175)	2,187,658	3,241,121
Following is a table that reflects the average change in fair value of stock awards for the other named executive officers, for each of the applicable years.

Other Named Executive Officers: Average Change in Fair Value of Stock Awards
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the end of the Covered Fiscal Year ($)	Year-over- Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the end of the Covered Fiscal Year ($)	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years that Vested in Covered Fiscal Year ($)	Fair Value of Stock Award Granted in Covered Fiscal Year that Vested in Covered Fiscal Year ($)	Adjustments for Stock Awards that Failed to Meet Performance Conditions ($)	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value ($)	Total Change in Fair Value on Stock Awards Included in CAP (3) ($)

2022	2,240,060	(495,560)	(60,850)	0	0	0	1,683,650

2021	4,649,235	1,307,346	1,235,320	1,188,741	(1,143,566)	0	7,237,076

2020	3,473,708	(296,153)	(200,655)	0	(789,242)	0	2,187,658

(3)
The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable, and the probable level of achievement of the performance goals as of the end of each year.

(4)
Teradata shareholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in our common stock on December 31, 2019, assuming reinvestment of all dividends. Teradata TSR reflected in the table above may not be indicative of future performance.

(5)	Peer group TSR represents the cumulative investment return of an initial fixed $100 investment in the S&P Information Technology Index on December 31, 2019, assuming reinvestment of all dividends.

(6)	Reflects net income, as reported in our Form 10-K for the applicable year.

(7)	Following is a list of the most important financial measures used by Teradata to link CAP to performance for the most recently completed fiscal year:

a)	Public Cloud ARR

b)	Total ARR Growth

c)	Non-GAAP Operating Margin

d)	Free Cash Flow
Of the goals listed above, we consider Public Cloud ARR to be the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to company performance and therefore include it as the Company-Selected Measure in the table above.

66	2023 PROXY STATEMENT

Pay Versus Performance Table

1.	TSR: Teradata vs. Peer Group

2.	CAP versus TSR

67

Pay Versus Performance Table

3.	CAP versus Net Income

4.	CAP versus Company-Selected Measure (CSM)

68	2023 PROXY STATEMENT

ADVISORY (NON-BINDING) VOTE

ON EXECUTIVE COMPENSATION

(Item 2 on Proxy Card)

The foundation of our executive compensation program is to pay for performance. Our executive officers are compensated based on the key financial and strategic drivers of our business and in a manner that is consistent with competitive practices and sound corporate governance principles. We believe that our executive compensation program aligns our incentive compensation with the long-term interests of our stockholders because it is designed to motivate our executives to deliver long-term sustainable growth and stockholder value, and to provide retention incentives. The board encourages you to review the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis and related tables and narratives, for additional details on our executive compensation program.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are able to vote to approve, on an advisory (non-binding) basis no less than once every three years, the compensation of our named executive officers (a “say-on-pay” vote). Since our annual meeting of stockholders in 2011, we have provided our stockholders with annual say-on-pay voting opportunities. In connection with our 2022 annual meeting, our advisory say-on-pay proposal received a 90% favorable vote.

Since 2015, we have regularly engaged stockholders to solicit their input regarding the Company’s executive compensation program. This past year, we again sought feedback from our largest 25 institutional investors, representing over 70% of Teradata’s outstanding shares. Our discussions with investors have historically touched on a number of themes, including stockholders’ desire that a meaningful portion of long-term incentive value continue to be allocated to equity awards that are based on longer-term performance goals with a strong rationale and linkage to our business strategy. In designing our executive compensation program, we have taken into account the common themes expressed by our stockholders. For example, as described in the Compensation Discussion and Analysis:

A substantial majority (60%) of our long-term incentive opportunity that was granted in 2022 is allocated to performance-based equity awards, with the remaining 40% providing balance to the program through service-based awards with 3-year graded vesting for retention purposes.

All of our performance-based equity awards that were granted in 2022 are once again tied to financial goals over a 3-year period that are key to the advancement of our business and valued by stockholders.

We also ensure that all of the annual cash incentive is performance based by being tied to the achievement of three key financial measures that support the strategic focus of our business. As described in the Compensation Discussion and Analysis section, for the annual cash incentive awards granted in 2022, the financial measures were total ARR growth, public cloud ARR growth and non-GAAP operating margin.

We are providing our stockholders with the opportunity to cast non-binding advisory votes to approve the compensation of our named executive officers for 2022, and are asking stockholders to vote to adopt the following resolution:

RESOLVED, that the stockholders of Teradata Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive proxy statement for the 2023 annual meeting of stockholders.

This say-on-pay proposal vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. As an advisory vote, this proposal is non-binding. However, the board and our Compensation and People Committee, which is responsible for designing and overseeing the administration of our executive compensation program, values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our executive officers. The next say-on-pay vote will occur at our 2024 annual meeting.

The Board of Directors recommends that you vote FOR this proposal.

Proxies will be voted for this proposal unless you specify otherwise in your proxy. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote. Approval of this resolution requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard. To the extent there is any significant vote against our executive compensation program, the Compensation and People Committee will evaluate whether any actions are necessary and appropriate to address stockholder concerns.

69

ADVISORY (NON-BINDING) VOTE

ON FREQUENCY OF SAY-ON-PAY VOTE

(Item 3 on Proxy Card)

Under SEC rules in connection with the say-on-pay vote described in Proposal 2 above, we are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years. In 2017, our stockholders were given an opportunity to cast an advisory, non-binding vote on the frequency of future say-on-pay votes conducted by the Company. At that meeting, the most votes were cast for the frequency period of every one year and the Company has since provided stockholders with an opportunity to approve its executive compensation on an annual basis.

We are now providing our stockholders with the opportunity to cast non-binding advisory votes to approve the frequency of future say-on-pay votes. The Board of Directors continues to feel that annual say-on-pay votes are an appropriate means to obtain stockholders’ views on the Company’s executive compensation program for consideration in making decisions with respect to such program. Therefore, the board is recommending that we continue the practice of annual say-on-pay votes.

The Board of Directors recommends that you vote FOR the option of once every year as the preferred frequency for advisory say-on-pay votes on executive compensation.

Proxies will be voted for every 1-year unless you specify otherwise in your proxy. The frequency receiving a plurality of the affirmative votes cast, whether or not a majority of the votes has been cast for such frequency, will be the frequency of advisory votes on executive compensation chosen by our stockholders. Abstentions and shares that are the subject of a broker “non-vote” will have no effect on the outcome of the vote. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard. In evaluating the vote on this advisory resolution, the board will consider the voting results in total.

70	2023 PROXY STATEMENT

CURRENT EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 about shares issuable under the 2012 SIP, Teradata New Employee Stock Inducement Plan (“NESIP”), Teradata Corporation 2007 Stock Incentive Plan, Teradata Employee Stock Purchase Plan and certain inducement awards.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUABLE UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (c)

Equity compensation plans approved by security holders	7,516,271	(1)	$ 36.93	(2)	6,356,644	(3)

Equity compensation plans not approved by security holders	217,319	(4)	N/A		198,539	(5)

Total	7,733,590		$ 36.93		6,555,183

(1)

Represents the number of shares that may be issued under performance-based restricted share units (at target), service-based restricted share units and deferred shares granted under the 2012 SIP to our employees and non-employee directors, along with the number of shares that may be issued in connection with the exercise of outstanding stock options granted under the 2012 SIP.

(2)

Represents the weighted average exercise price of outstanding stock options listed in column (a) (Equity compensation plans approved by security holders) and does not take into account the performance-based restricted share units, service-based restricted share units and deferred shares.

(3)

Represents the number of shares available for issuance under the 2012 SIP and the Teradata Employee Stock Purchase Plan, other than shares available for issuance in connection with the exercise of outstanding stock options and the settlement of performance-based restricted share units, service-based restricted share units and deferred shares.

(4)

Includes the number of shares that may be issued under performance-based restricted share units (at target) and service-based restricted share units granted to Mr. McMillan upon his commencement of employment on June 9, 2020 that were unvested as of December 31, 2022. The awards were made as a material inducement for Mr. McMillan joining Teradata as President and Chief Executive Officer and a member of the Board of Directors. The awards are as follows: (i) an annual grant of service-based restricted share units covering 146,237 shares, which vests in equal amounts on the first, second and third anniversaries of the grant date, and (ii) an annual grant of performance-based restricted share units covering 219,355 shares, which shall vest based on the extent to which the Company achieves two equally weighted financial goals (year-over-year growth of reported annual recurring revenue and free cash flow as a percent of total reported revenue) during the 3-year performance period ending December 31, 2022. These restricted share units were all granted outside of the 2012 SIP (but generally have terms and conditions consistent with those set forth in that plan) and were approved by the independent members of the Board of Directors in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08. Also includes the following awards to the extent they were unvested as of December 31, 2022: (x) 42,955 service-based restricted share units granted to Nicolas Chapman under the NESIP upon his commencement of employment on September 22, 2020, which was made as a material inducement for Mr. Chapman joining Teradata as EVP and Chief Strategy Officer and was subject to the following vesting schedule: 33.3% will vest on the first, second, and third anniversary of the date of grant, in each case subject to continued employment, and (y) 308,506 service-based restricted share units granted to Todd Cione under the NESIP upon his commencement of employment on January 4, 2021, which was made as a material inducement for Mr. Cione joining Teradata as Chief Revenue Officer and was subject to the following vesting schedule: 25% on the date that is six months after the date of grant, 25% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant and 20% on the third anniversary of the date of grant, in each case subject to continued employment.

(5)

Includes 198,539 shares available for issuance under the NESIP, under which the Company may grant equity incentive compensation as a material inducement for certain individuals to commence employment with Teradata within the meaning of Rule 303A.08 of the NYSE Listed Company Manual. Awards granted under the NESIP may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards or any combination of those awards. The only individuals eligible to receive grants of awards under the NESIP are individuals who satisfy the standards for “inducement awards” under Rule 303A.08 of the NYSE Listed Company Manual.

71

VOTE ON APPROVAL OF

THE TERADATA 2023 STOCK INCENTIVE PLAN

(Item 4 on Proxy Card)

The Board of Directors is asking our stockholders to approve the Teradata 2023 Stock Incentive Plan (the “2023 SIP”). The Board of Directors, upon the recommendation of the Compensation and People Committee (the “Committee”), unanimously adopted the 2023 SIP on February 24, 2023, subject to the approval of our stockholders.

The 2023 SIP authorizes us to grant equity-based compensation to our officers, key employees and directors in the form of stock options, stock appreciation rights, service-based restricted share units (“RSUs”), performance-based RSUs, restricted stock, other-stock-based awards and dividend equivalents.

If approved by our stockholders at the annual meeting, the 2023 SIP would replace the Teradata 2012 Stock Incentive Plan, as amended (the “2012 SIP”), and would authorize us to grant up to the aggregate of (i) 3,750,000 shares of our common stock in the form of equity awards to our officers, key employees and directors, (ii) the number of shares remaining available for grant under the 2012 SIP but not subject to outstanding awards thereunder as of the effective date of the 2023 SIP, and (iii) the number of shares subject to awards outstanding under the 2012 SIP as of the effective date of the 2023 SIP but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2023 SIP.

The Board of Directors recommends that you vote FOR this proposal.

The complete text of the 2023 SIP is attached as Appendix A to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

How We Calculated the Share Reserve

The Board believes that our future success depends, in large part, on our ability to attract, retain and reward highly qualified officers, employees and directors. Equity compensation is a key component of our compensation program because it helps us to attract, retain and reward these highly qualified individuals, to motivate them to achieve the business objectives established to promote our long-term growth, profitability and success, and to encourage their ownership of our common stock. The 2023 SIP is designed to advance these interests of Teradata and its stockholders.

Stock price volatility, combined with equity award issuances in connection with new hires, has reduced the pool of shares we have available under the 2012 SIP. As of March 7, 2023, and excluding the new shares of common stock requested under the 2023 SIP, 2,348,715 shares of common stock remained available for issuance or delivery under the 2012 SIP. Based on our historical grant practices, as summarized below, and our projected recruiting and retention needs, we anticipate that Teradata would not be able to grant annual equity awards under our long-term incentive program for employees and our non-employee director compensation program beyond 2023 unless we reserve new shares of common stock for issuance under the 2023 SIP.

In order to keep pace with our competitors and effectively attract, motivate and retain high-caliber employees and directors, we are asking our stockholders to authorize that we may grant under the 2023 SIP the aggregate of (i) 3,750,000 new shares of common stock for issuance as awards under the 2023 SIP, (ii) the number of shares remaining available for grant under the 2012 SIP but not subject to outstanding awards thereunder as of the effective date of the 2023 SIP, and (iii) the number of shares subject to awards outstanding under the 2012 SIP as of the effective date of the 2023 SIP but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2023 SIP. We intend to grant future equity awards under the 2023 SIP in amounts that are reasonable and consistent with market data prepared by the Committee’s independent consultant. Based on our projected recruiting and retention needs, we believe that the new shares requested under the 2023 SIP would allow us to grant equity awards to employees and directors for approximately 2 more years.

In determining the size of this share request, we considered, among other things, the shares that remain available for issuance under the 2012 SIP, the number of outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, the voting guidelines of certain institutional investors and proxy advisory firms and competitive market practices. Certain of these factors are outlined below.

72	2023 PROXY STATEMENT

Vote on Approval of The Teradata 2023 Stock Incentive Plan (Item 4 on Proxy Card)

The results of this comprehensive analysis were presented to the Committee and Board for its consideration. During this review, the Committee consulted its independent compensation consultant regarding the appropriate share reserve and plan design issues.

Impact on the SIP

Upon stockholder approval of the 2023 SIP, the 2012 SIP will terminate in its entirety and we will no longer grant equity awards under the 2012 SIP; however, awards outstanding under the 2012 SIP will continue to remain outstanding in accordance with their terms. Shares remaining for issuance under the 2012 SIP will be carried over to the 2023 SIP.

As noted above, as of March 7, 2023, and excluding the new shares of common stock requested under the 2023 SIP, 2,348,715 shares of common stock remained available for issuance or delivery under the 2012 SIP. As of March 7, 2023, there were 5,718,286 shares of common stock subject to outstanding service-based RSUs and 1,695,317 shares of common stock subject to outstanding performance-based RSUs (calculated at target) and 504,654 shares subject to outstanding stock options. As of that date, the weighted average exercise price of the outstanding stock options was $37.05, the weighted average remaining contractual term for the stock options was 2.29 years, and the closing market price of a share of our common stock as reported on the NYSE was $39.75 per share.

We also maintain the Teradata New Employee Stock Inducement Plan (the “NESIP”), which was adopted by the board on May 29, 2020. Under the NESIP, the Company may grant equity incentive compensation as a material inducement for certain individuals to commence employment with Teradata within the meaning of Rule 303A.08 of the NYSE Listed Company Manual. Awards granted under the NESIP may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards or any combination of those awards. The only individuals eligible to receive grants of awards under the NESIP are individuals who satisfy the standards for “inducement awards” under Rule 303A.08 of the NYSE Listed Company Manual. A total of 550,000 shares are reserved for grant under the NESIP, subject to adjustment as provided in the NESIP, of which 198,539 remained for issuance as of March 7, 2023. As of March 7, 2023, there were 124,767 shares of common stock subject to outstanding service-based RSUs and 0 shares of common stock subject to outstanding performance-based RSUs (calculated at target) under the NESIP. Shares issued under the NESIP may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing. The NESIP is scheduled to terminate on June 1, 2023, or such earlier date that the board shall determine. The NESIP is not intended to be treated as an “equity-compensation plan” within the meaning of Rule 303A.08 of the Listed Company Manual of the NYSE, and, as such, stockholders were not required to approve the plan.

The Committee and the Board believe it is in the best interests of Teradata and its stockholders to adopt the 2023 SIP. If stockholders do not approve the 2023 SIP, we will continue to have the authority to grant equity-based awards under the 2012 SIP after the annual meeting. However, given the number of shares remaining for issuance under the 2012 SIP, we may be required to increase the cash components of our compensation programs to remain at competitive levels in the marketplace, which would significantly inhibit our ability to attract, retain and reward highly qualified employees and directors and align their interests with those of our stockholders.

Burn Rate

We use our burn rate to measure the potential life expectancy of our equity plan and stockholder dilution. Our burn rate experience is summarized in the table below, which provides data on our share usage under our 2012 SIP and the NESIP for the last three completed fiscal years.

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Our burn rate is calculated as the total amount of equity granted in any year, divided by the weighted average number of common shares outstanding as of the end of each fiscal year. For purposes of this calculation (i) stock options and service-based restricted share unit awards were counted in the year granted, and (ii) performance-based restricted share unit awards were counted in the year earned (and only to the extent earned).

FISCAL YEAR	STOCK OPTIONS GRANTED	SERVICE-BASED RSUs GRANTED	PERFORMANCE- BASED RSUs EARNED(2)	TOTAL SHARES	BURN RATE(3)

2022	0	2,900,039	284,922	3,184,961	3.09%

2021	0	3,386,314	623,321	4,009,635	3.70%

2020 (1)	0	5,402,996	116,062	5,519,058	5.05%

3-year Average Burn Rate (2020-2022)					3.95%

(1)

On May 29, 2020, the board adopted the Teradata Incentive Stock Purchase Plan (the “ISPP”), effective as of June 1, 2020. The ISPP provided eligible employees an opportunity to purchase shares from the Company at fair market value using cash compensation that was otherwise due under the Company’s 2020 annual incentive programs. The purchase date for the shares was February 25, 2021. The ISPP terminated on June 1, 2021. We have not included the shares available under the ISPP in the burn rate calculation, as it is a so-called “fair market value purchase plan” (or a “stock in lieu of cash” plan). The ISPP is not intended to be treated as an “equity-compensation plan” within the meaning of Rule 303A.08 of the Listed Company Manual of the NYSE, and, as such, stockholders were not required to approve the plan.

(2)	The total amount of performance-based RSUs granted in each year was as follows (calculated at target): (i) 541,374 in 2022, (ii) 517,719 in 2021, and (iii) 851,063 in 2020.

(3)	The weighted average number of common shares outstanding as of the end of each fiscal year was: (i) 103,200,000 in 2022, (ii) 108,593,000 in 2021, and (iii) 109,264,000 in 2020.

Our burn rate in recent years has been impacted by, among other factors, volatility in our stock price along with the granting of new-hire equity awards, including to senior executives as we continued to refresh our executive leadership team. Our future burn rate will depend on a number of factors, including the number of participants in the SIP, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Dilution and Overhang

We measure the dilutive impact of our equity program (i.e., overhang) by dividing (i) the number of shares of common stock subject to outstanding equity awards, plus the number of shares available to be granted under the 2012 SIP and the NESIP, described below (the “numerator”), by (ii) the total number of shares of common stock outstanding, plus the shares included in the numerator. As of March 7, 2023, our fully diluted overhang was approximately 9.10%. The 3,750,000 additional shares being requested under the 2023 SIP would bring our fully diluted overhang to approximately 12.02% as of March 7, 2023, which we believe to be within industry norms.

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Plan Highlights

The 2023 SIP contains provisions that are consistent with our compensation philosophy and designed to protect the interests of our stockholders, including the following:

FEATURE	DESCRIPTION

Prohibition on Liberal Share Recycling

The 2023 SIP prohibits liberal share recycling, meaning that shares tendered in payment of the exercise price of a stock option, shares withheld to satisfy a tax withholding obligation, and shares that are repurchased by the Company with stock option proceeds will not be added back to the 2023 SIP. In addition, when a SAR is settled in shares, all of the shares underlying the SAR will be counted against the share limit of the 2023 SIP.

No Discounted Stock Options or SARs	The 2023 SIP does not permit the use of “discounted” stock options or SARs.

No Re-Pricing of Stock Options or SARs; No Reload Awards

The 2023 SIP does not permit the “repricing” of stock options and SARs without stockholder approval. This includes a prohibition on cash buyouts of underwater options or SARs and “reloads” in connection with the exercise of options or SARs.

No “Liberal” Change in Control Definition

The 2023 SIP does not provide a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions in the 2023 SIP to be triggered.

“Double Trigger” Vesting in Connection with a Change in Control

The 2023 SIP provides for “double trigger” vesting of equity awards that are assumed in a change in control transaction, which means that awards assumed in a transaction will continue to vest on their regularly-scheduled vesting date or, if earlier, upon a qualifying termination of employment within 2 years after a change in control.

Forfeiture Provisions	Awards granted under the 2023 SIP and certain payouts will be subject to forfeiture as provided by the Committee if a participant is terminated for cause.

Clawback Provisions

Awards granted under the 2023 SIP are subject to recoupment under our Compensation Recovery Policy, which provides that Teradata may recover any cash annual incentive or performance-based equity compensation if the payout was based on financial results that were subsequently restated.

In addition, cash or equity incentive compensation granted under the 2023 SIP, including service-based RSUs and performance-based RSUs are subject to forfeiture and/or clawback of such compensation if the participant’s employment is terminated for Cause. In the event of a termination for Cause, in addition to all share units being automatically forfeited, the participant would also need to (i) return to Teradata all shares that were acquired under the 2023 SIP in the two years prior to the date of termination and that had not yet been disposed and (ii) with respect to any shares acquired pursuant to 2023 SIP during the two years prior to the date of termination of employment and that had been disposed of, pay to Teradata in cash the fair market value of such shares.

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FEATURE	DESCRIPTION

No Dividends or Dividend Equivalents on Unvested Awards or Stock Options/SARs

Dividends or dividend equivalents payable with respect to any awards granted under the 2023 SIP will be accumulated or reinvested until such award is earned, and the dividends or dividend equivalents shall not be paid if the underlying award does not become vested. Additionally, no dividend equivalents will be granted with respect to shares underlying a stock option or SAR.

Stock Ownership and Holding Guidelines

Shares issued pursuant to the SIP are subject to the Company’s stock ownership guidelines. Executives are required to retain 50%, during an initial compliance period, and, thereafter, 100% of their Shares net of taxes received under awards granted under the 2023 SIP until the applicable minimum ownership level requirement has been achieved.

Summary of the Plan

General

Awards granted under the 2023 SIP may be in the form of stock options, SARs, restricted shares, restricted share units, other share-based awards or any combination of those awards. No awards may be made under the 2023 SIP after February 23, 2033.

Administration

The 2023 SIP will be administered by the Committee, or by such other committee or subcommittee as may be appointed by our Board of Directors, and which consists entirely of two or more individuals who are “independent directors” within the meaning of NYSE rules and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee can make rules and regulations and establish such procedures for the administration of the 2023 SIP as it deems appropriate and may delegate any of its authority to one or more directors or executive officers of the Company, to the extent permitted by applicable laws. Our board retains authority to administer and issue awards under the 2023 SIP and, specifically reserves the exclusive authority to approve and administer all awards granted to non-employee directors under the 2023 SIP.

Eligibility

The 2023 SIP provides for awards to our non-employee directors and to officers, employees and consultants of the Company and our subsidiaries, except that incentive stock options may only be granted to employees of the Company and our subsidiaries. It is currently anticipated that approximately 2,200 employees and consultants and 8 non-employee directors will be eligible for awards under the 2023 SIP. The Committee is authorized to select the employees and consultants who will receive awards under the 2023 SIP from time-to-time. Under our current director compensation program, each of the non-employee directors receives a grant of equity awards at the conclusion of the annual meeting.

Shares Available

Subject to adjustment as described below, the maximum number of shares of common stock that may be issued or transferred with respect to awards under the 2023 SIP is the aggregate of (i) 3,750,000 new shares of common stock for issuance as awards under the 2023 SIP, (ii) the number of shares remaining available for grant under the 2012 SIP but not subject to outstanding awards thereunder as of the effective date of the 2023 SIP, and (iii) the number of shares subject to awards outstanding under the 2012 SIP as of the effective date of the 2023 SIP but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2023 SIP. Shares issued under the 2023 SIP may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

Shares underlying awards under the 2023 Plan that are settled in cash or that terminate or are forfeited, cancelled or surrendered without the issuance of shares or the release of a substantial risk of forfeiture will again be available for issuance under the 2023 SIP. Moreover, shares covered by an outstanding award under the 2012 Plan as of the date of the Annual Meeting that on or after the Annual Meeting is settled in cash or terminates or is forfeited, cancelled or surrendered without the issuance of shares will again be available for issuance under the 2023 SIP. However, shares surrendered to pay the exercise price of stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the 2023 SIP. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the share limit of the 2023 SIP regardless of the number of shares used to settle the SAR.

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Shares delivered under awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines (“Substitute Awards”), shall not count against the 2023 SIP’s share limit, except as may be required by the rules and regulations of any stock exchange or trading market.

Non-Employee Director Award Limits

The 2023 SIP includes limits on awards to non-employee directors. In particular, notwithstanding any provision to the contrary in the 2023 SIP or in any policy regarding non-employee director compensation, the sum of (i) the aggregate grant date fair value (determined under financial accounting rules) of all awards under the 2023 SIP, and (ii) the total cash fees or retainers, in each case granted or paid during any calendar year to a non-employee director as compensation for services as a member of the Board, shall not exceed $500,000 in the aggregate.

Stock Options

Subject to the terms and provisions of the 2023 SIP, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Committee. Options may be granted as incentive stock options (all of the shares available for issuance under the 2023 SIP may be issued pursuant to incentive stock options), or as non-qualified stock options. Subject to the limits provided in the 2023 SIP, the Committee or its delegate determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as the Committee may determine.

The exercise price for each option (other than Substitute Awards) may not be less than 100% of the fair market value of a share on the date of grant.

All options granted under the 2023 SIP will expire no later than ten years from the date of grant. The method of exercising an option granted under the plan will be set forth in the stock option agreement for that particular option and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Committee in its discretion.

At the discretion of the Committee, the stock option agreement evidencing an award of stock options may contain limitations on the exercise of options under certain circumstances upon or after the termination of employment or in the event of death, disability or retirement. The granting of an option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the registration of shares in the recipient’s name. The Committee last granted stock options in 2017.

Stock Appreciation Rights

The Committee in its discretion may grant SARs under the 2023 SIP. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. At the discretion of the Committee, the award agreement evidencing an award of SARs may place limitations on the exercise of such SARs under certain circumstances upon or after the termination of employment or in the event of death, disability, or retirement. The exercise price for each SAR (other than Substitute Awards) may not be less than 100% of the fair market value of a share on the date of grant.

We may make payment of the amount to which the participant exercising SARs is entitled by delivering shares, cash or a combination of shares and cash, as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Committee may determine.

Restricted Shares

Under the 2023 SIP, the Committee may grant or sell to participants shares that are subject to forfeiture and restrictions on transferability. Except for these restrictions and any others imposed by the Committee, upon the grant of restricted shares, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid or made with respect to the restricted shares. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted

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shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Committee may determine. Any award of restricted shares will provide that receipt of any dividends paid on those restricted shares will be subject to the same terms and conditions as the underlying award (including service-based vesting conditions and performance objectives) and will not be paid unless the underlying award becomes vested.

Restricted Share Units

Under the 2023 SIP, the Committee may grant or sell to plan participants restricted share units, which constitute an agreement to deliver shares to the participant in the future at the end of a restriction period and subject to such other terms and conditions as the Committee may specify. Restricted share units are not shares and do not entitle the recipients to the rights of a stockholder. Restricted share units granted under the 2023 SIP may or may not be subject to performance conditions. Restricted share units will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The 2023 SIP also provides for grants of other share-based awards under the plan, which may include unrestricted shares or service-based or performance-based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Committee may determine.

Dividend Equivalents

Awards (other than stock options and SARs) may provide the participant with dividend equivalents, on a deferred and contingent basis, and payable either in cash or in additional shares, as determined by the Committee in its sole discretion and set forth in the related award agreement. Any such dividend equivalents will be subject to the same terms and conditions as the underlying award (including service-based vesting conditions and performance objectives) and will not be paid unless the underlying award becomes vested. No dividend equivalents may be granted with respect to shares underlying a stock option or SAR.

Performance Objectives

The plan provides that performance objectives may be established by the Committee in connection with any award granted under the 2023 SIP. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group of companies or a special index of companies.

The performance objectives applicable to an award granted under the 2023 SIP shall be based on such criteria as the Committee may determine, in its discretion, which may include (but shall not be limited to) one or more of the following: revenues; revenue growth; product revenue growth; annual recurring revenue; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; operating margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; new account wins; capital structure; sales; asset quality; product and services quality or delivery goals; cost saving levels; marketing-spending efficiency; core non-interest income; debt reductions; stockholder equity; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to strategy, research, development, products or projects; business transformation objectives; recruiting and maintaining personnel; or change in working capital. For the avoidance of doubt, any performance objectives that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) if applicable or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

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The Committee may provide in any award agreement that any evaluation of attainment of a performance objective may include or exclude any of the following events that occurs during the relevant period: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequently occurring items as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) other events identified by the Committee.

Change in Control

The 2023 SIP provides for “double-trigger” vesting of equity awards in connection with a change in control of Teradata. This means that, in the event of a change in control, as defined in the 2023 Plan, a participant’s unvested awards will not automatically vest (except as otherwise provided in an award agreement). Instead, outstanding awards will continue in effect or be assumed, or an equivalent award substituted, by the successor corporation or a parent or subsidiary of the successor corporation (with appropriate adjustments as described in “Adjustments” below) and will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards being converted to service-based awards at the “target” level (if the change in control occurs before the end of the applicable performance period) or based on actual performance (if the applicable performance period has been completed). Vesting and exercisability of awards that are continued or assumed or substituted in connection with a change in control generally would be accelerated in full, on a “double-trigger” basis, if, within 24 months after the change in control, the participant’s employment is involuntarily terminated due to death, disability or termination without “cause”, or, for a participant who is entitled to “good reason” protections under an applicable Teradata severance plan or similar arrangement, the participant terminates his or her employment for “good reason.” Any such awards that are stock options or SARs generally would remain exercisable until the earlier of one year after the termination of the participant’s employment or the expiration date of the award.

If the successor corporation and its parent in a change in control transaction refuse to assume or substitute for an award as provided above, then such awards would become vested in full, effective immediately upon the date of the change in control, with performance-based awards becoming vested at the “target” level (if the change in control occurs before the end of the applicable performance period) or based on actual performance (if the applicable performance period has been completed). Any such awards that are stock options or SARs would remain exercisable until the earlier of one year after the termination of the participant’s employment or the expiration date of the award. The Committee also has the right to cancel any awards that are not assumed in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

A change in control generally means (i) the acquisition of 50% or more of our outstanding stock; (ii) our incumbent directors ceasing to constitute at least a majority of the members of our board; (iii) a reorganization, merger, disposition of substantially all of our assets, unless (a) substantially all of the beneficial owners of our outstanding stock prior to the transaction continue to own (in the same proportions) more than 50% of the outstanding stock of the resulting corporation, (b) no person owns 50% or more of the outstanding stock of the resulting corporation, and (c) at least a majority of the members of the board of the resulting corporation are individuals who were our incumbent directors prior to the transaction; or (iv) stockholder approval of our complete liquidation or dissolution. For purposes of the 2023 SIP, “cause” as a reason for termination of employment or service shall have the meaning provided in any applicable employment, consulting or similar agreement with the participant, or, if not so defined, generally shall mean (i) conviction or plea of guilty of a felony any other crime that results, or could reasonably be expected to result, in material harm to the business or reputation of the Company or any Subsidiary, (ii) dishonesty in the course of the participant’s duties or an act of fraud or misappropriation, embezzlement, or misuse of funds or property belonging to the Company or any Subsidiary, (iii) a material violation of written policies of the Company and its Subsidiaries, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the policies or statements of policy of the Company and its Subsidiaries, (iv) willful misconduct in connection with the Participant’s employment or services with the Company and its subsidiaries, which results, or could reasonably be expected to result, in material harm to the business or reputation of the Company or any Subsidiary, (v) breach of any restrictive covenants applicable to the Participant as a result of any agreement with the Company or any Subsidiary or any policy or plan maintained by the Company or any Subsidiary, or (vi) such other events specified in an applicable award agreement. The term “good reason” shall have the meaning provided in our Change in Control Severance Plan or an applicable severance policy or employment, consulting or other applicable agreement between us and the participant. If “good reason” is not defined with respect to a participant in accordance with the foregoing sentence, it shall have no application under the 2023 SIP for that participant.

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Forfeiture and Clawback of Awards

If we terminate a participant’s employment or service for “cause” (as defined above), then, as determined in the discretion of the Committee, the participant shall (i) forfeit outstanding awards granted under the 2023 SIP; (ii) return all shares then held by the participant that were acquired pursuant to awards under the 2023 SIP within 2 years prior to the participant’s date of termination (in exchange for repayment of any purchase price actually paid by the participant for those shares); and (iii) repay us the value of any shares that the participant has disposed of that were acquired pursuant to awards under the 2023 SIP within 2 years prior to the participant’s date of termination, less the amount of any purchase price actually paid by the participant for those shares.

Awards granted under the 2023 SIP are also subject to forfeiture or repayment to us as provided pursuant to our compensation recovery (or “clawback”) policy.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee will adjust the number and kind of shares that may be delivered under the 2023 SIP, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Committee, we will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability

Except as the Committee otherwise determines, awards granted under the 2023 SIP will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2023 SIP may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

Amendment

Our Board of Directors may amend, alter or discontinue the 2023 SIP at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules. No award may be amended or otherwise subject to any action that would be treated as a “repricing” of such award, unless such action is approved by our stockholders.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2023 SIP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive

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stock option. If the Shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction, except to the extent the deduction limits may be applicable under Section 162(m).

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Restricted Shares. A participant will not recognize taxable income at the time of grant of restricted shares, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply.

Restricted Share Units. A participant will not recognize taxable income at the time of grant of a restricted share unit award, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m). Section 162(m) limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers to the extent the compensation paid to such an officer for the year exceeds $1 million.

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the 2023 SIP will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of additional shares under the 2023 SIP with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the 2023 SIP by the Company’s stockholders.

New Plan Benefits

The Committee and the board retain discretion under the 2023 SIP to determine which directors, officers, employees and consultants will receive awards and the amount and type of awards. Therefore, we are not able to determine the total number of individuals who will participate in the 2023 SIP or the total amount of awards granted thereunder.

The Board of Directors recommends that you vote FOR this proposal.

Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote.

81

VOTE ON APPROVAL OF

THE TERADATA EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED

(Item 5 on Proxy Card)

The Teradata Employee Stock Purchase Plan (the “ESPP”) was originally adopted effective as of September 30, 2007 and has been amended from time to time. The ESPP generally provides our eligible employees with the opportunity to use their payroll deductions to buy shares of our common stock on periodic purchase dates. The ESPP is a broad-based employee plan intended to allow our employees to participate in the long-term growth of the Company. It is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”); although we may also make offerings under the ESPP that are not intended to qualify under Section 423 of the Code for eligible employees at foreign subsidiaries.

On February 24, 2023, the Board of Directors amended and restated the ESPP, subject to stockholder approval. The amendment increases the number of shares available for purchase under the ESPP by 2,300,000 and extends the term of the ESPP until September 1, 2032.

These changes align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock. We expect that the amended ESPP will also serve as an important employee retention and recruitment vehicle, as it enhances the opportunity for our employees to share in the Company’s success through the appreciation in value of our stock. We believe that our success is due to our highly talented employee base, and that our future success depends on the ability to attract and retain high caliber personnel.

The Board of Directors recommends that you vote FOR this proposal.

The complete text of the ESPP is attached as Appendix B to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix B.

Administration

Subject to action by our board, the ESPP is administered by a committee of management, the Teradata Corporation Benefits Committee (the “Benefits Committee”), which has discretionary authority to interpret the ESPP, establish rules and regulations relating to the ESPP from time to time, and to make all other determinations necessary or advisable for the administration of the ESPP. A third party recordkeeper maintains an investment account for each participant with a record of the shares purchased by such participant.

Shares Available

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP, as amended and restated, is 9,300,000 shares. As of March 13, 2023, there were 556,233 remaining shares available for issuance under the plan. The maximum aggregate number of shares will be subject to adjustment in the event of certain changes to our capital structure as described in the ESPP. The shares of our common stock purchased and issued under the ESPP will consist of authorized and unissued shares.

Eligibility

Generally, any person who is employed by Teradata or any of its designated subsidiaries for at least 30 days prior to the first day of an offering period is eligible to participate in the ESPP for that offering period. As of December 31, 2022, approximately 6,290 employees, including all of our named executive officers, were eligible to participate in the ESPP. Approximately 1,447 employees participated in the ESPP as of that date, representing approximately 23% of all employees eligible to participate.

Participation and Payroll Deductions

Eligible employees may purchase shares of our common stock at below-market prices through payroll deductions during semi-annual offering periods, using amounts accumulated during such offering period. The ESPP provides for employee common stock

82	2023 PROXY STATEMENT

Vote on Approval of The Teradata Employee Stock Purchase Plan as Amended and Restated (Item 5 on Proxy Card)

purchases on the last trading day of semi-annual offering periods at a purchase price of 85% of the lesser of: (i) the Teradata closing stock price on the first trading day of the semi-annual period, and (ii) the Teradata closing stock price on the last trading day of the semi-annual period.

As described above, the ESPP generally provides for semi-annual offering periods, but the Benefits Committee may establish different offering periods from time to time (but in no event will any offering period be longer than maximum period permitted for an employee stock purchase plan under Section 423 of the Code). Eligible employees may elect to participate in the ESPP by executing a stock purchase agreement in accordance with procedures established by the Benefits Committee. The amount of the payroll deduction specified in a stock purchase agreement must be a whole percentage between 1% and 10% of the employee’s compensation (before withholding or other deductions) paid during the offering period by Teradata or any of our subsidiaries.

Deduction Changes and Withdrawal

Participants generally may not change their rate of payroll deduction with respect to an ongoing offering period; however, they may stop future payroll deductions prior to the fifth month of an offering period or such other date established by the Benefits Committee. Upon a participant’s authorization to stop future payroll deductions with respect to an offering period, the amount credited to his or her stock purchase account will be applied to the purchase of Teradata common stock on the next exercise date, which occurs on the last trading day of the offering period.

A participant may withdraw from participation during an ongoing offering period only in the case of a financial hardship (as determined by the Benefits Committee) prior to the fifth month of an offering period and in accordance with procedures established by the Benefits Committee. Upon a participant’s withdrawal, the amount credited to his or her stock purchase account will be refunded and will not be applied to the purchase of Teradata common stock. A participant who withdraws from the ESPP may again become a participant by executing a new stock purchase agreement.

Purchase of Shares

Amounts in a participant’s account on the last trading day of each semi-annual offering period will be used to buy whole and fractional shares under the amended purchase terms noted above. Any dividends on shares purchased and held in a participant’s account would be credited to the participant’s account and would be used to purchase additional shares on the next purchase date, unless the participant elects not to have such dividends reinvested.

The ESPP does not restrict resale by holders of the shares acquired under the ESPP. Certain resale restrictions are imposed, however, by the terms of our insider trading and confidentiality policies and the provisions of the federal securities laws. Participants may at any time direct the third-party recordkeeper to sell some or all of the shares credited to their accounts. Participant ESPP rights are not transferable during the participant’s lifetime.

Limitation on Purchase of Shares

A participant may not purchase more than 50,000 shares on any purchase date. Further, no participant may purchase more than $25,000 of our shares in any calendar year (valued under applicable Federal tax rules).

Termination of Employment

When a participant ceases to be our employee for any reason, the amount credited to the participant’s stock purchase account on the date of termination will be refunded and will not be applied to the purchase of Teradata common stock.

Amendment and Termination of the ESPP

Our Board of Directors may amend the ESPP at any time and in any respect, except that, stockholder approval will be required for any amendment for which stockholder approval is required by applicable law or listing requirements, including any amendment that increases the number of shares reserved for purchase under the plan. The ESPP will continue in effect through September 1, 2032, unless the Board of Directors terminates the ESPP prior to that date. Upon termination or expiration of the ESPP, the entire amount credited to the stock purchase account of each participant shall be refunded to such participant.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences under the ESPP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

As described above, the ESPP has a Section 423 component and a non-Section 423 component. The tax consequences for a participant will depend on whether the participant participates in the Section 423 component or the non-Section 423 component.

83

Vote on Approval of The Teradata Employee Stock Purchase Plan as Amended and Restated (Item 5 on Proxy Card)

Section 423 Component

The Section 423 component, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. This means that participant will not recognize taxable income on the date the participant is granted an option under the ESPP. In addition, the participant will not recognize taxable income upon the purchase of shares.

Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), or if the participant dies while holding the shares, then the participant (or the participant’s estate) generally will recognize ordinary income measured as the lesser of:

(i)    the excess of the fair market value of the common stock at the time of such sale or disposition (or death) over the purchase price of such shares, or

(ii)    an amount equal to the applicable discount from the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. Teradata will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.

Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and Teradata will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and Teradata will not be entitled to an income tax deduction for any such capital gain.

Non-Section 423 Component

A participant in the non-Section 423 component will have compensation income equal to the value of the common stock on the day the participant purchased the common stock less the purchase price. When a participant sells the shares the participant purchased under the non-Section 423 component, the participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day it was purchased. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term. With respect to U.S. participants, Teradata is generally entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the non-Section 423 component.

Future Benefits Under the ESPP

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and election of the level of payroll deductions. As a result, the amount of future benefits under the ESPP cannot be determined at this time.

The Board of Directors recommends that you vote FOR this proposal.

Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. Proxies solicited by the Board of Directors will be voted FOR this proposal unless you specify otherwise in your proxy. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote.

84	2023 PROXY STATEMENT

DIRECTORS’ PROPOSAL TO RATIFY THE

APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2023

(Item 6 on Proxy Card)

The Audit Committee of the Board of Directors, which is composed entirely of independent directors, appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2023 to audit our consolidated financial statements. The board has approved this appointment and, as a matter of good corporate governance, is asking you to ratify this appointment.

In determining whether to reappoint PwC as our independent auditor, the Audit Committee considers, among other things, the length of time PwC has been engaged, in addition to considering the quality of the discussions with the independent auditor and an assessment of past performance of PwC. The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•	PwC’s historical and recent performance on the Teradata audit;

•	PwC’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The appropriateness of PwC’s fees for audit and non-audit services;

•	The potential impact of changing auditors; and

•	PwC’s tenure as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure PwC’s independence.

Based on its “Pre-Approval Policy” and applicable SEC rules and guidance, the Audit Committee has considered whether the provision of the tax and other non-audit services described below under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining PwC’s independence and concluded that it was. Based on its review of the above factors, the Audit Committee believes that it is in the best interests of Teradata and our stockholders to retain PwC as our independent registered public accounting firm for 2023.

PwC has been our independent registered public accounting firm since 2007. The firm is considered a leader in providing audit services to the high-technology industry. The board believes that PwC is well-qualified to serve as our independent registered public accounting firm given its experience, global presence with offices or affiliates in or near most locations where we do business, and quality audit work in serving us. PwC rotates its audit partners assigned to audit us at least once every five years in accordance with SEC rules, and the Audit Committee oversees the selection of PwC’s lead engagement partner. To further ensure the independence of our independent registered public accounting firm, the Audit Committee has adopted a policy regarding the hiring of any employees or former employees of PwC or its affiliates.

Representatives of PwC will attend the annual meeting to answer questions, and they may also make any statement they wish at the meeting.

The Board of Directors recommends that you vote FOR this proposal.

Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. If the stockholders do not approve this proposal, the Audit Committee and the Board of Directors will reconsider the appointment but may decide to maintain its appointment of PwC. Proxies solicited by the board will be voted FOR this proposal unless you specify otherwise in your proxy. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote.

85

BOARD AUDIT COMMITTEE REPORT

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. A more detailed discussion of the factors considered by the Audit Committee in appointing PwC as Teradata’s independent auditor is found above.

In the course of fulfilling its oversight responsibilities for the Company, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal year 2022, as well as quarterly earnings releases and quarterly reports on Form 10-Q, and, together with the Board of Directors, has reviewed and discussed the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 and this proxy statement. In addition, as part of their oversight responsibility, the Audit Committee members have reviewed and discussed with management the adequacy and effectiveness of the Company’s internal control over financial reporting. PwC has also discussed with the Audit Committee significant matters regarding internal control over financial reporting that have come to its attention during the course of its audit of the consolidated financial statements. The Audit Committee also discussed with the Company’s management the process used for certifications by the Company’s Chief Executive and Chief Financial Officers for the Company’s quarterly and year-end filings with the SEC, as well as the clarity and completeness of the Company’s financial disclosures. Further, the Audit Committee discussed with PwC the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. These matters include: (i) the overall scope and plans for PwC’s independent audit as well as approval of the terms of PwC’s engagement letter; (ii) review of Teradata’s internal audit plan; (iii) review of PwC’s audit strategy and approach, including accounting policies, practices and estimates; and (iv) PwC’s evaluation of our financial reporting and other key findings related to the audit. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from management and the Company. This proxy statement contains a detailed listing of the Audit Committee’s areas of responsibility.

At each regularly scheduled meeting in 2022, the Audit Committee had an opportunity to meet in executive session with PwC, the Company’s Chief Financial Officer, Chief Legal Officer, Vice President of Enterprise Risk and Assurance Services, and Chief Ethics, Compliance and Privacy Officer, each of whom has unrestricted access to the committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Dated: February 24, 2023

The Audit Committee:

Kimberly K. Nelson, Chair

Todd E. McElhatton, Member

Joanne B. Olsen, Member

86	2023 PROXY STATEMENT

FEES PAID TO INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The following table presents the fees accrued or billed for professional audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the audit of our consolidated financial statements for fiscal years 2022 and 2021, as well as the worldwide fees accrued or billed for other services rendered by PwC in 2022 and 2021.

NAME	2022 ($)		2021 ($)

Audit Fees	2,434,144	(1)	2,341,008	(2)

Audit-Related Fees	54,000	(3)	50,000	(4)

Tax Fees	—		104,000	(5)

All Other Fees	3,118	(6)	51,903	(7)

Total Fees	2,491,262		2,546,911

(1)

Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies (“consultation services”). Also includes $172,894 for the 2021 statutory audits of the financial statements of select foreign subsidiaries.

(2)

Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies (“consultation services”). Also includes $174,758 for the 2020 statutory audits of the financial statements of select foreign subsidiaries.

(3)	Includes fees related to a review of the Company’s debt refinancing arrangement, and response to an SEC comment letter.

(4)	Includes fees related to the Company’s accelerated share repurchase program.

(5)	Includes tax fees for consulting work related to the application of withholding tax/capital gain taxes and intellectual property in Germany.

(6)	Includes fees for license fees for PwC software products used to assist in conducting accounting research and other service tools.

(7)

Includes fees for an ESG landscape and benchmark assessment and education session as well as license fees for PwC software products used to assist in conducting accounting research and other service tools.

The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries (the “Pre-Approval Policy”). This policy is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and our independent registered public accounting firm to be provided during that year. The Audit Committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. These limitations include the following:

•

In no case should we or any of our consolidated subsidiaries retain our independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approvals by the Audit Committee and a determination that such services would not impair the independence of our independent registered public accounting firm. Specific pre-approvals by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•	The Audit Committee recommends that the ratio of total tax and all other non-audit services to total audit and audit-related services procured by us in a fiscal year be less than one-to-one.

•

The Audit Committee will not permit the exclusive retention of our independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

87

Fees Paid to Independent Registered Public Accounting Firm

•

Our Chief Accounting Officer will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries.

•

Back-up documentation will be provided as appropriate to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by our independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by our Chief Financial Officer, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed. The Chair shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, tax and all other non-audit services provided by PwC to us, and the fees charged for such services, will be actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for us. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. All services provided by PwC in the fiscal years 2022 and 2021 were pre-approved or ratified by the Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the 2023 annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have authority to vote on such matters in their discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., banks and brokers) to satisfy the delivery requirements for annual reports, proxy statements, and Notice of Internet Availability of Proxy Materials (“Notice”) with respect to two or more stockholders sharing the same address by delivering one annual report, proxy statement and Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Teradata’s stockholders will be “householding” our proxy materials. A single annual report, proxy statement and/or Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the annual report, proxy statement or Notice, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will remove you from the householding program within 30 days after receipt of this request and will mail you a separate copy of the annual report, proxy statement, and Notice. Stockholders who hold their stock through a bank or broker and currently receive multiple copies of the annual report, proxy statement or Notice at their address and would like to request “householding” of their communications should contact their bank or broker.

88	2023 PROXY STATEMENT

ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the annual meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Okapi Partners LLC to assist in the solicitation of proxies and related services, at an estimated cost of $31,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials as intermediaries to the beneficial owners of our common stock.

Procedures for Stockholder Proposals and Nominations

Under our bylaws, nominations for directors at an annual meeting (other than pursuant to the proxy access provisions of our bylaws, described below) may be made only by (i) the Board of Directors or a committee of the board, or (ii) a stockholder entitled to vote who has delivered notice to us within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws.

Proxy Access

Our bylaws also permit stockholders to nominate director candidates through proxy access for inclusion in our proxy statement.

In general, a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the board, provided that such stockholder(s) and nominee(s) satisfy the requirements set forth in our bylaws, which generally include the following three conditions.

1	2	3
a single stockholder, or qualified group of up to 20 stockholders 3% for 3 years owning three percent outstanding stock for at least three consecutive years the individual or qualified group

may nominate a number of directors
equal to

up to 20%

of the directors then in office
(after giving effect to reduction in
board size before the meeting)

but in no case less than one nominee

stockholders and nominees who satisfy the requirements specified by our bylaws are included in the proxy statement

To be timely for our 2024 annual meeting of stockholders, a proxy access nomination must be received by our Corporate Secretary at the Company’s address provided under “Stockholder Proposals for 2024 Annual Meeting” of this proxy statement not later than the 120th day nor earlier than the 150th day prior to the first anniversary of the date we commenced mailing of our proxy materials for the preceding year’s annual meeting. As such, any proxy access nominations are required to be submitted no sooner than October 24, 2023 and no later than November 23, 2023. For additional information regarding the Company’s proxy access provisions, please refer to the bylaws.

Advance Notice Procedure

Our bylaws also provide that, other than the nomination of directors, business may not be brought before an annual meeting unless it is (i) specified in our proxy materials (i.e., proposals brought by the Board of Directors and stockholder proposals that we are required to include in our proxy statement under SEC Rule 14a-8), (ii) brought before the meeting by or at the direction of the board, or (iii) brought by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in the

89

Additional Information

bylaws) within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws. In order to include a proposal in our notice of meeting and proxy materials pursuant to SEC Rule 14a-8, you must comply with the requirements of that rule.

A copy of the full text of our bylaws may be obtained upon written request to the Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127. A copy of our bylaws, which were last amended by the Board of Directors on October 31, 2022, is also available on our corporate governance website at www.teradata.com/articles-and-bylaws.

Stockholder Proposals for 2024 Annual Meeting

To include a stockholder proposal in our 2024 notice of meeting and proxy materials pursuant to SEC Rule 14a-8, a stockholder must satisfy all applicable requirements of that rule, and the proposal must be received by our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127, no later than November 23, 2023. To present any other proposal at the 2024 annual meeting of stockholders, or to nominate a candidate for director election at the 2024 annual meeting (other than pursuant to the proxy access provisions of our bylaws, described above), a stockholder must submit an advance written notice of such proposal and/or nomination (as applicable) to us that complies with certain requirements set forth in our bylaws. Such advance written notice must be received by our Corporate Secretary at the address provided above no sooner than January 10, 2024, and no later than February 9, 2024.

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OTHER GENERAL INFORMATION

Who may vote at the meeting?

Only stockholders of record may vote at the meeting. A stockholder of record is a stockholder as of the close of business on March 13, 2023, the record date for the meeting. On the record date, there were 102,352,317 shares of common stock outstanding.

How many votes do I have?

For each share of common stock you own, you are entitled to cast one vote on each director candidate submitted for election and to cast one vote on each other matter properly brought before the meeting.

When will I receive my proxy materials?

We intend to send a Notice Regarding the Availability of Proxy Materials for the 2023 annual meeting and make proxy materials available to stockholders (or for certain stockholders who request, or are required to receive, a paper copy of this proxy statement and the form of proxy) on or about March 22, 2023.

How do I access my proxy materials?

Notice and Access. Proxy materials (including our 2022 annual report, notice of the 2023 annual meeting of stockholders and proxy statement, and proxy card) are being made available via the Internet pursuant to the “notice and access” rules of the SEC. A Notice of Internet Availability of Proxy Materials (“Notice”) is being mailed to most of our record and beneficial stockholders. The Notice includes instructions on how to access the proxy materials on the Internet or request printed copies of these materials. To receive future proxy materials by mail or email, follow the instructions included with the Notice. If you previously elected to receive materials via mail or email delivery, you will not receive the Notice, but you will receive your materials via the delivery method you requested.

Electronic Delivery. At their request, many stockholders are receiving an email providing them with links to receive the Notice and Internet access to the proxy materials rather than receiving a printed copy of the Notice or printed proxy materials.

Paper Copies. If you have previously requested paper copies of your proxy materials, or are otherwise required to receive paper copies, you will receive the 2023 proxy materials, including notice of the meeting, in printed form unless you consent to receive these documents electronically in the future.

How do I receive my proxy materials electronically?

If you are a stockholder of record (i.e., you directly own your common stock through an account with our transfer agent, Computershare Investor Services), you can choose to access your Teradata proxy materials electronically and save the cost of producing and mailing a Notice and other documents by following the instructions provided at www.investordelivery.com or by following the prompt if you choose to authorize your proxy over the Internet. You must provide your sixteen-digit control number listed on your Notice or proxy card to make this election.

Your election to receive proxy materials by electronic access will remain in effect until you revoke your consent at www.proxyvote.com, or your consent is deemed to be revoked under applicable law. You must provide your sixteen-digit control number to revoke your consent.

If you are a beneficial owner (i.e., you indirectly hold your common stock through a nominee such as a bank or broker), please review the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Please keep in mind that choosing electronic delivery saves the Company and its stockholders money and preserves natural resources

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Other General Information

How do I obtain a separate set of proxy materials?

To save costs, only one set of proxy materials is being printed and mailed to stockholders who have requested printed copies and share an address, unless otherwise requested or required under applicable law. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the Notice and/or proxy materials, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will mail you a separate copy of the proxy materials and will remove you from the householding program within thirty days after receipt of this request.

How can I vote my shares of Teradata stock?

Your vote is important. Stockholders should follow the instructions to vote during the annual meeting at www.virtualshareholdermeeting.com/TDC2023. Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner also may be voted during the annual meeting. However, even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting. You may vote your shares by authorizing a proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the annual meeting regardless of whether you attend.

If you are a stockholder of record, please authorize your proxy electronically by going to the www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your Notice and proxy card. Please have your Notice or proxy card in hand when going online or calling. If you authorize your proxy via the Internet, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How do I revoke my proxy for the annual meeting?

You may revoke your proxy at any time before it is voted at the meeting by:

•   properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•   voting by casting a ballot electronically at the annual meeting; or

•   sending a written notice of revocation to the inspectors of election in care of our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127.

What if I want to vote at the meeting?

The method by which you vote and authorize your proxy will in no way limit your voting rights if you later decide to vote electronically at the meeting (other than shares held through our 401(k) savings plan, which must be voted prior to the meeting). If you beneficially own your shares through a nominee (such as a bank or broker), please follow the voting instructions provided by your broker, trustee or other nominee. Stockholders should follow the instructions to vote during the annual meeting at www.virtualshareholdermeeting.com/TDC2023. Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner also may be voted during the annual meeting. However, even if you plan to attend the virtual annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the virtual annual meeting. Voting online during the meeting will replace any previous votes.

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Other General Information

What are the requirements for ensuring that my shares are voted by proxy at the meeting?

Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if (1) you are entitled to vote, (2) your proxy was properly executed or properly exercised electronically, (3) we received your proxy prior to the voting deadlines for the annual meeting (May 8, 2023 at 11:59 p.m. ET for record stockholders who do not vote at the meeting, such time as directed by the nominee for beneficial owners, and May 4, 2023 for participants in our 401(k) savings plan), and (4) you did not revoke your proxy prior to or at the meeting.

How do I vote the shares I hold in the Teradata 401(k) savings plan?

If you are a participant in the Teradata 401(k) savings plan, your proxy includes the number of Teradata common stock units (share interests) allocated to your plan account. You may instruct the trustee how to vote the number of share interests allocated to your plan account, which must be received by May 4, 2023 at 11:59 p.m. ET. The trustee will vote the share interests allocated to your plan account in accordance with your instructions. If you do not vote your share interests in the Teradata 401(k) savings plan, the trustee will vote the unallocated share interests, as well as any allocated share interests held by the plan, in the same proportion as the share interests for which it received timely voting instructions.

What is considered a quorum to conduct the annual meeting?

To have a quorum necessary to conduct business at the meeting, it is necessary to have shares that represent (in person or by proxy) the holders of a majority of our shares of common stock outstanding on the record date, which is the close of business on March 13, 2023. Shares of common stock represented in person or by proxy (including shares that abstain with respect to a particular proposal to be voted upon and “broker non-votes”) will be counted as present for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How many votes are required to approve each item?

With respect to Proposal 1 (the election of directors), the election of each nominee requires the votes cast “FOR” such nominee’s election to exceed the votes cast “AGAINST” such nominee’s election.

With respect to Proposal 2 (the advisory “say-on-pay” vote on executive compensation), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such question is required to adopt this advisory resolution in accordance with Teradata’s bylaws. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard.

With respect to Proposal 3 (the frequency of the advisory say-on-pay vote on executive compensation), the voting option (e.g., 1 year, 2 years or 3 years) that receives a plurality of the affirmative votes cast, whether or not a majority of the votes has been cast for such frequency, will be the option adopted by the stockholders. Like the say-on-pay vote, the results of this vote are not binding on the board.

With respect to Proposal 4 (the approval of 2023 Stock Incentive Plan), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to approve the plan.

With respect to Proposal 5 (the approval of Employee Stock Purchase Plan as Amended and Restated), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to approve the plan.

With respect to Proposal 6 (the ratification of the appointment of the Company’s independent auditors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to ratify the appointment.

Abstentions effectively count as votes “against” the adoption of a proposal (but will have no effect on (i) the election of a director or (ii) the outcome of Proposal 3). Moreover, if you do not instruct your nominee (such as your bank or broker) how to vote your shares with respect to the election of directors, the advisory vote on executive compensation, the advisory vote

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Other General Information

on the frequency of votes on executive compensation, the approval of the Teradata 2023 Stock Incentive Plan, and the Teradata Employee Stock Purchase Plan as Amended and Restated, the nominee may not vote on these proposals. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the annual meeting for purposes of establishing quorum, they are not considered to be shares “entitled to vote” at the annual meeting and will not be counted as having been voted on the applicable proposal. However, broker “non-votes” will have no effect on the outcome of the vote for any proposal or the election of any director.

How does the Board of Directors recommend that I vote my shares?

The Teradata Board of Directors recommends that you vote:

•   FOR the election of each of the three Class I director nominees, Messrs. Fishback and McMillan and Ms. Nelson and the election of Mr. McElhatton as a Class III director nominee;

•   FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement;

•   FOR the approval, on an advisory basis, of a frequency of once every year for future advisory say-on-pay votes on executive compensation;

•   FOR the approval of the Teradata 2023 Stock Incentive Plan;

•   FOR the approval of the Teradata Employee Stock Purchase Plan as Amended and Restated; and

•   FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

If you submit your proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by our board. As discussed above, if you hold your shares beneficially through a nominee (such as a bank or a broker) and fail to provide specific voting instructions to that nominee, your shares will not be voted in the election of directors, the advisory “say-on-pay” vote on executive compensation, the advisory vote on the frequency of votes on executive compensation, the approval of the Teradata 2023 Stock Incentive Plan, or the Teradata Employee Stock Purchase Plan as Amended and Restated.

The 2023 annual meeting is being held virtually. What do I need to do to attend the annual meeting?

In consideration of the health and safety of our stockholders, employees, and directors, the 2023 annual meeting will be held virtually via a live webcast. In addition, holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs and environmental impact associated with planning, holding and arranging logistics for an in-person meeting.

To attend the annual meeting, including to vote and/or submit questions, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders will need to visit www.virtualshareholdermeeting.com/TDC2023 and use their 16-digit Control Number provided in the Notice, proxy card or instructions that accompanied your proxy materials, to log in to this website and access the live audio webcast of the meeting.

We encourage stockholders to log in to this website and access the webcast before the annual meeting’s start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. Pacific Time. We will offer live technical support during the meeting. If you encounter any technical difficulties accessing the meeting, please call 844-986-0822 (US) or 303-562-9302 (International). Please note that if you do not have your control number and you are a registered owner, operators will be able to provide your control number to you. However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker, or other holder of record), you will need to contact the bank, broker, or other holder of record to obtain your control number prior to the meeting. Further instructions on how to attend, vote and/or ask questions at the annual meeting, including how to demonstrate your ownership of Teradata common stock as of the record date, are available at www.virtualshareholdermeeting.com/TDC2023.

94	2023 PROXY STATEMENT

Other General Information

Will I be able to ask questions at the annual meeting? How do I access the voting results of the meeting?

Stockholders may submit a question online during the meeting at www.virtualshareholdermeeting.com/TDC2023. We will answer questions as time permits at the meeting.

Following the meeting, we will post to the Investor Relations section of our website (www.teradata.com) a replay of the annual meeting (including the question and answer session). We will include the results of the votes taken at the meeting, in a quarterly report on Form 10-Q or a current report on Form 8-K, as applicable, that we expect to file with the SEC within four business days after the date of the annual meeting or any adjournment or postponement thereof. Stockholders may also find information on how to obtain a transcript of the meeting by writing to our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127.

The above notice and proxy statement are sent by order of the Board of Directors.

Margaret A. Treese

Chief Legal Officer and Secretary

Dated: March 22, 2023

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Other General Information

Cautionary Note on Forward-Looking Statements

Statements in this proxy statement relating to Teradata’s future plans, expectations, beliefs, intentions and prospects, such as statements regarding our ongoing business transformation and future business, operating and ESG-related goals, use of shares in our equity plan and sufficiency of the amount of shares issued under that plan are forward-looking statements. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the forecasts regarding our future share usage and burn rate set forth in Proposal No. 4 (Approval of the Teradata 2023 Stock Incentive Plan) include embedded assumptions which are highly dependent on the public trading price of Teradata common stock and other factors, which we do not control. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth in Proposal No. 4 should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

96	2023 PROXY STATEMENT

APPENDIX A

TERADATA 2023 STOCK INCENTIVE PLAN

1.	Establishment, Purpose, Duration.

(a)    Establishment. Teradata Corporation (the “Company”) hereby establishes an equity compensation plan to be known as the Teradata 2023 Stock Incentive Plan (the “Plan”). The Plan is effective as of February 24, 2023 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

(b)    Purpose. The purpose of the Plan is to attract and retain Directors, officers, key employees and Consultants of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

(c)    Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d)    Prior Plan. If the Company’s stockholders approve the Plan, the Teradata Corporation 2012 Stock Incentive Plan, as amended and restated (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2.    Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Other Share-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning provided in the applicable employment agreement or consulting agreement between, or severance plan covering, the Participant and the Company or a Subsidiary, if any (provided, however, that with regard to any agreement or plan under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter), or if there is no such agreement or plan, as applicable, that defines the term, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (a) the Participant’s conviction of, or plea of guilty or no contest to, (i) any felony (or its international equivalent) or (ii) any other crime that results, or could reasonably be expected to result, in material harm to the business or reputation of the Company or any Subsidiary, (b) an act of personal dishonesty in the course of fulfilling the Participant’s duties to the Company or a Subsidiary, or an act of fraud or misappropriation, embezzlement, or misuse of funds or property belonging to the Company or any Subsidiary, (c) failure on the part of the Participant to perform substantially such Participant’s duties to the Company or a Subsidiary in any material respect, (d) a material violation of the written policies of the Company and its Subsidiaries, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the policies or statements of policy of the Company and its Subsidiaries, (e) the Participant’s engagement in willful misconduct in connection with the Participant’s employment or services with the Company and its subsidiaries, which results, or could reasonably be expected to result, in

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Appendix A

material harm to the business or reputation of the Company or any Subsidiary, (f) breach of any restrictive covenants applicable to the Participant as a result of any agreement with the Company or any Subsidiary or any policy or plan maintained by the Company or any Subsidiary, or (g) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding any other provision of the Plan to the contrary, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the occurrence of any of the following events:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of below; or

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“CIC Severance Plan” means the Teradata Change in Control Severance Plan, as the same may be amended from time to time, or any successor plan thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and People Committee of the Board, or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

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Appendix A

“Consultant” means an independent contractor that (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the New York Stock Exchange, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Good Reason” means, if the Participant is a participant in the CIC Severance Plan or is subject to a Severance Policy that defines “Good Reason”, “Good Reason” as defined in the CIC Severance Plan or the Severance Policy, as applicable, or, if the Participant is not a participant in the CIC Severance Plan or a Severance Policy that defines “Good Reason”, “Good Reason” as defined in any employment, consulting or other agreement with the Company or a Subsidiary to which the applicable Participant is a party (provided, however, that with regard to any agreement or plan or policy under which the definition of “good reason” only applies on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter). If “Good Reason” is not defined with respect to a Participant in accordance with the foregoing sentence, “Good Reason” shall have no application to the Participant in this Plan.

“Incentive Stock Option” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance Objectives” means the performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

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Appendix A

“Plan” has the meaning given such term in Section 1(a).

“Prior Plan” has the meaning given such term in Section 1(d).

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Severance Policy” means a severance policy maintained by the Company or a Subsidiary.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

“Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.    Shares Available Under the Plan.

(a)    Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 3,750,000, plus the number of Shares that, on the Approval Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

(b)    Share Usage. In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares and the release of the “substantial risk of forfeiture” under Section 83 of the Code, if applicable; (ii) Shares covered by an outstanding award under the Prior Plan as of the Approval Date that on or after the Approval Date expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares and the release of the “substantial risk of forfeiture” under Section 83 of the Code, if applicable; and (iii) Shares covered by an Award that is settled only in cash. In addition, Shares granted through Substitute Awards shall not count against the Share limit in Section 3(a) (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

(c)    Prohibition of Share Recycling. Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

(d)    Director Limits. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of (i) the aggregate grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto)

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of all Awards (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers), and (ii) the total cash fees or retainers, in each case granted or paid during any calendar year to a Director as compensation for services as a member of the Board, shall not exceed $500,000 in the aggregate.

4.    Administration of the Plan.

(a)    In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or executive officers of the Company any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(b)    Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

(c)    Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the exclusive authority to approve and administer all Awards granted to Directors under the Plan.

5.    Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.    Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)    Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)    Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c)    Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

(d)    Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

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(e)    Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f)    Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)    Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)    To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)    No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7.    Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)    Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c)    Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

(d)    Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

(e)    Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

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8.    Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)    Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)    Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

(c)    Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(d)    Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives).

9.    Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)    Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)    Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

(c)    Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10.    Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

(a)    Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)    Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

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11.    Dividend Equivalents. Awards may provide the Participant with dividend equivalents, on a contingent basis and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that that any dividend equivalents with respect to an unvested Award shall be accumulated or deemed reinvested until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives). Notwithstanding the foregoing, no dividend equivalents shall be granted with respect to Shares underlying a Stock Option or Stock Appreciation Right.

12.    Compliance with Section 409A. Awards shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13.    Performance Awards.

(a)    In General. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units and Other Share-Based Awards may be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee.

(b)    Performance Objectives. Performance Objectives may be based on such criteria as determined by the Committee in its discretion, which may include (but shall not be limited to) the following criteria: revenues; revenue growth; product revenue growth; annual recurring revenue; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; operating margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; new account wins; capital structure; sales; asset quality; product and services quality or delivery goals; cost saving levels; marketing-spending efficiency; core non-interest income; debt reductions; stockholder equity; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to strategy, research, development, products or projects; business transformation objectives; recruiting and maintaining personnel; or change in working capital.

(c)    Adjustments. The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Objective may include or exclude any of the following events that occurs during the relevant period: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequently occurring items as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) other events identified by the Committee. Moreover, if the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

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(d)    Certification of Performance. The Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award.

14.    Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

15.    Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (a) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code or (b) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16.    Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17.    Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required by Applicable Law to be withheld or paid (or such other amount that will not result in adverse accounting consequences for the Company or a Subsidiary). Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18.    Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

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19.    Termination for Cause; Forfeiture of Awards.

(a)    Termination for Cause. If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Committee in its sole discretion, then, promptly upon receiving notice of the Committee’s determination, the Participant shall: (i) forfeit all Awards to the extent then held by the Participant; and (ii) to the extent demanded by the Committee in its sole discretion, (A) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired, pursuant to Awards within 2 years prior to the Participant’s date of termination in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (B) with respect to any Shares acquired pursuant to an Award within 2 years prior to the Participant’s date of termination that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (x) the Fair Market Value of the Shares on the date acquired, over (y) any amount actually paid by the Participant for the Shares.

(b)    Compensation Recovery Policy. Any Award granted to a Participant or amounts paid thereunder shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange, whether or not such policy was in place at the time of grant of an Award.

(c)    Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 19, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

20.    Change in Control.

(a)    Treatment of Awards that are Assumed. To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company), then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant:

(i)    Any such outstanding Awards that are subject to Performance Objectives shall be converted to service-based Awards by the resulting entity (A) as if “target” performance had been achieved, if the Change in Control occurs before the end of the applicable performance period, or (B) based on actual performance for the completed performance period, as determined by the Committee, if the Change in Control occurs after the end of the applicable performance period; and in either case, such converted Awards shall continue to vest and become exercisable (as applicable) based on the Participant’s continued service during the remaining vesting period;

(ii)    All other such outstanding Awards shall continue to vest and become exercisable (as applicable) based on the Participant’s continued service during the remaining vesting period, if any; and

(iii)    Notwithstanding the foregoing, if the Participant’s employment or service is terminated during the twenty four (24) months following the Change in Control (A) by the Company without Cause, (B) on account of the Participant’s death or disability (as defined in the Teradata Long-Term Disability Plan or another long-term disability plan sponsored by the Company), or (C) by the Participant for “Good Reason”, if such Participant participates in the Teradata Change in Control Severance Plan, a Teradata Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control (or similar transaction), all such outstanding Awards shall become vested and exercisable (as applicable) in full, effective as of the date of such termination, and any such Awards that are Stock Options or Stock Appreciation Rights shall remain exercisable until the earlier of (x) the first anniversary of such termination of employment or service, and (y) the expiration of the term of such Stock Option or Stock Appreciation Right.

(b)    Treatment of Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company), then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant, then, effective immediately prior to the Change in Control:

(i)    All service-based and performance-based vesting restrictions with respect to all such outstanding Awards shall lapse, with any applicable Performance Objectives deemed to be satisfied (A) as if “target” performance had been

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achieved, if the Change in Control occurs before the end of the applicable performance period, or (B) based on actual performance for the completed performance period, as determined by the Committee, if the Change in Control occurs after the end of the applicable performance period; and all such Awards shall become fully vested and exercisable (as applicable), effective as of the date of such Change in Control;

(ii)    Subject to Section 20(b)(iii) below, all such outstanding Awards that are Stock Options or Stock Appreciation Rights shall remain exercisable until the earlier of (A) the first anniversary of such termination of employment or service, and (B) the expiration of the term of such Stock Option or Stock Appreciation Right; and

(iii)    The Committee may, without the consent of Participants, provide that any outstanding Award (or a portion thereof), including those that vest by reason of this Section 20(c), shall be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

21.    Amendment, Modification and Termination.

(a)    In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)    Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee shall not make any adjustment pursuant to this Section 21(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

(c)    Prohibition on Repricing. Except for adjustments made pursuant to Sections 15 or 20, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 15 or 20. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

(d)    Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(b) and 23(e)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an Incentive Stock Option held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

22.    Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

A-11

Appendix A

23.    Miscellaneous.

(a)    Stock Ownership Guidelines. By accepting any benefit under the Plan, each Participant thereby agrees to comply with the terms and conditions of the Company’s Executive Stock Ownership Guidelines and/or other similar policies, including the retention ratios contained therein, each as in effect from time to time and to the extent applicable to the Participant.

(b)    Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan (which may include the payment or crediting of dividend equivalents or interest on the deferral amounts). All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(c)    No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(d)    Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(e)    Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(f)    Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

(g)    Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

(h)    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award thereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including Award Agreements and notices of Option exercises) in a manner prescribed by the Committee.

(i)    Compliance with Section 16(b). With respect to Participants who are Insiders, all transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. All transactions under this Plan involving Insiders are subject to such conditions, regardless of whether the conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Insiders.

(j)    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company, its affiliates and subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, provincial, local, foreign or other laws and regulations thereunder of any Award granted or any amounts paid to any Participant under this Plan including when and to what extent such Awards or amounts may be subject to tax, penalties and interest under such laws and regulations.

[END OF DOCUMENT]

A-12	2023 PROXY STATEMENT

APPENDIX B

TERADATA EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated on February 24, 2023)

1.	Purpose

The Teradata Employee Stock Purchase Plan (“Plan”) provides Eligible Employees with an opportunity to purchase Teradata Common Stock through payroll deductions and is intended as an employment incentive and to encourage ownership of Teradata Common Stock to enable Eligible Employees to participate in the economic progress of Teradata Corporation (“Teradata”) during the term of the Plan.

The Company intends to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. Notwithstanding the forgoing, the Company may make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Designated Subsidiaries outside the United States (“Non-423 Component”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering will be intended to comply with the requirements of Section 423 of the Code.

This Plan was originally adopted effective as of September 30, 2007 and has since been amended from time to time, including most recently on August 2, 2021. The Board of Directors approved an amendment and restatement of the Plan on February 24, 2023, as set forth herein; but such amendment and restatement is subject to approval by the Company’s stockholders at the 2023 annual meeting of stockholders and shall be null and void and of no further effect if such stockholder approval is not obtained

2.	Definitions

2.1    “Affiliate” means any person that directly, or through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

2.2    “Beneficiary” has the meaning set forth in Section 15.

2.3    “Benefits Committee” means the Teradata Corporation Benefits Committee.

2.4    “Board of Directors” means the Board of Directors of the Company.

2.5    “Code” means the Internal Revenue Code of 1986, as amended.

2.6    “Committee” means the Compensation and People Committee of the Board.

2.7    “Company” means Teradata Corporation, a Delaware corporation.

2.8    “Compensation” means the total amount received by a Participant from the Company or a Subsidiary as salary, wages, bonus or other remuneration including (i) overseas premium pay, (ii) appropriate commission or other earnings by sales personnel, (iii) overtime pay, (iv) payments for cost-of-living increases, and (v) sick pay, but excluding retention and work completion bonuses and contributions of the Company or a Subsidiary to an employee benefit plan thereof.

2.9    “Continuous Service” means the length of time an Employee has been in the continuous employ of the Company and/or a Subsidiary and/or an Affiliate.

2.10    “Designated Subsidiary” means a Subsidiary which shall have been designated by the Chief Executive Officer or the Benefits Committee of the Company to participate in the Plan; provided, that any such designation may be revoked in like manner at any time.

B-1

Appendix B

2.11    “Eligible Employees” means only those persons who (i) have been Employees of the Company or a Designated Subsidiary for at least 30 days prior to the Offering Date, and (ii) are not deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary or the parent of the Company, if any. With respect to Offerings made under the Non-423 Component of the Plan, the definition of “Eligible Employee” may be further limited.

2.12    “Employees” means all full-time and part-time regular persons employed by the Company or a Subsidiary. “Employee” does not include leased employees within the meaning of Section 414(n) of the Code and does not include “payroll service or agency employees” (i.e., contractors) as defined in the following sentence. “Payroll service or agency employee” means an individual (i) for whom the direct pay or compensation with respect to the performance of services for the Company or any Subsidiary or Affiliate is paid by any outside entity, including but not limited to a payroll service or temporary employment agency rather than by the Teradata internal corporate payroll system, or (ii) who is paid directly by the Company or any Subsidiary or Affiliate, but not through an internal corporate payroll system (e.g., through purchase order accounts). The determination whether an individual is a “payroll service or agency employee” shall be made solely according to the method of paying the individual for services, without regard to whether the individual is considered a common law employee of the Company for any other purpose, and such determination will be within the discretionary authority of the Benefits Committee.

2.13    “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

2.14    “Exercise Date” means the last business day of each Offering Period.

2.15    “Fair Market Value” means the value of one share of Teradata Common Stock on any relevant date, determined under the following rules: (a) the closing sale price per share on that date as reported on the principal exchange on which the shares are then trading, if any, or if applicable the New York Stock Exchange, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, the fair market value as determined by the Board of Directors in good faith and in accordance with applicable laws.

2.16    “Insider” shall mean an individual who is, on the relevant date, an officer or member of the Board of Directors of the Company, or a more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board of Directors in accordance with Section 16 of the Exchange Act.

2.17    “Investment Account” has the meaning set forth in Section 12.

2.18    “Offering” means the offering of shares of Teradata Common Stock to Eligible Employees pursuant to the Plan that occurs on each Offering Date.

2.19    “Offering Date” means the first business day of each Offering Period.

2.20    “Offering Period” means each six-month period commencing September 1 and ending February 28 (or February 29, as applicable) and commencing March 1 and ending August 31, or such other period as may be determined in the discretion of the Benefits Committee from time to time (but in no event will any Offering Period be longer than maximum period permitted for an employee stock purchase plan under Section 423 of the Code).

2.21    “Open Enrollment Period” is the period of time (typically 2 weeks) during which Eligible Employees may enroll in the Plan and is determined by the Company prior to the start of the Offering Period.

2.22    “Participant” means an Eligible Employee who elects to participate in the Plan.

2.23    “Payroll Department” means the department of the Company or a Subsidiary from which a Participant’s Compensation is disbursed.

2.24    “Plan” means this Teradata Employee Stock Purchase Plan.

B-2	2023 PROXY STATEMENT

Appendix B

2.25    “Recordkeeper” means the third-party administrator that maintains records for the Plan.

2.26    “Stock Purchase Agreement” has the meaning set forth in Section 5.

2.27    “Subsidiary” means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock.

2.28    “Teradata Common Stock” means shares of common stock, par value $0.01, of Teradata.

3.	Shares

The aggregate number of shares of Teradata Common Stock which may be purchased under the Plan shall not exceed a total of 9,300,000. Notwithstanding the foregoing, the aggregate number of shares is subject to adjustment in accordance with Section 20 hereof. Shares issued under the Plan will consist of authorized and unissued shares.

4.	Offering

Each Eligible Employee on an Offering Date shall be entitled to purchase, in the manner and on the terms herein provided, shares of Teradata Common Stock at the Purchase Price set forth in Section 8 hereof with amounts withheld pursuant to Section 6 hereof during the Offering Period in which such Offering Date occurs.

Anything herein to the contrary notwithstanding, if any person entitled to purchase shares pursuant to any Offering hereunder would be deemed, for the purposes of Section 423(b)(3) of the Code, to own stock (including any number of shares which such person would be entitled to purchase hereunder and under any other similar plan or stock option plan of the Company, the parent of the Company or any Subsidiary) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the parent of the Company or a Subsidiary, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock of the Company, the parent of the Company or a Subsidiary which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5% and any balance remaining in such person’s account to purchase shares of Teradata Common Stock under this Plan (“Stock Purchase Account”) shall be refunded.

5.	Entry Into the Plan; Stock Purchase Agreements

Subject to any closed window trading period that may be in place, any Eligible Employee may become a Participant in the Plan with respect to an Offering Period during the Plan’s Open Enrollment Period for that Offering Period by filing a stock purchase agreement on a form provided by the Company (a “Stock Purchase Agreement”) and in accordance with procedures established by the Benefits Committee. Once an Eligible Employee has filed a Stock Purchase Agreement and becomes a Participant in the Plan, they shall remain a Participant until they withdraw from the Plan in accordance with Section 13 hereof, and they shall not be required to file a Stock Purchase Agreement for any succeeding Offering until they withdraw from the Plan.

6.	Payment for Shares; Payroll Deductions

Payment for shares of Teradata Common Stock purchased hereunder shall be made by authorized payroll deductions from a Participant’s Compensation pursuant to this Section.

In their Stock Purchase Agreement, a Participant shall authorize a deduction from each payment of Compensation during an Offering Period of an amount equal to any full percentage of such payment; provided, however, that the minimum deduction shall be 1% and the maximum deduction shall be 10% of any payment of Compensation. Deductions may not be changed during the Offering Period unless the Participant withdraws from the Plan or stops future payroll deductions in accordance with Section 13 hereof.

A Participant on an unpaid leave of absence will remain a Participant in the Plan but no amounts will be credited to the Participant’s Stock Purchase Account during the time the Participant receives no Compensation.

7.	Payroll Deductions

Amounts deducted from a Participant’s Compensation pursuant to Section 6 hereof shall be recorded by the Company and applied to the purchase of Teradata Common Stock hereunder. No interest shall accrue or be payable to any Participant with respect to any deducted amounts.

B-3

Appendix B

8.	Purchase Price

The Purchase Price per share of the shares of Teradata Common Stock sold to Participants hereunder for any Offering shall be 85% of the lower of: (i) the Fair Market Value of Teradata Common Stock on the Offering Date, or (ii) the Fair Market Value of Teradata Common Stock on the Exercise Date. Anything herein to the contrary notwithstanding, the Purchase Price per share shall not be less than the par value of a share of Teradata Common Stock.

9.	Purchase of Shares; Limitation on Right to Purchase

As of each Exercise Date, each Participant shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, at the Purchase Price in United States dollars, the number of full shares of Teradata Common Stock which can be purchased with the amount credited to such Participant’s Stock Purchase Account. All such shares shall be maintained in Investment Accounts for the Participants. All dividends paid with respect to such shares shall be credited to the Participants’ Investment Accounts and will be automatically reinvested in shares of Teradata Common Stock, unless the Participant elects not to have such dividends reinvested and subject to applicable law. Any remaining balance in a Participant’s Stock Purchase Account not used to purchase full shares of Teradata Common Stock shall be credited to the Participants’ Investment Accounts with fractional shares. Such fractional shares shall be cashed out when a Participant closes their Investment Account in accordance with Section 22.

At the time a Participant’s payroll deduction amounts are used to purchase the Teradata Common Stock, they will have all of the rights and privileges of a stockholder of Teradata with respect to the shares purchased under the Plan.

Anything herein to the contrary notwithstanding, (i) a Participant may not purchase more than 50,000 shares of Teradata Common Stock through this Plan in any Offering Period; and (ii) if at any time when any person is entitled to complete the purchase of any shares pursuant to the Plan, taking into account such person’s rights, if any, to purchase stock under all other employee stock purchase plans of the Company, its parent and of any Subsidiaries, the result would be that during the then current calendar year such person would have first become entitled to purchase under the Plan and all such other plans a number of shares of stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced by the number which is one more than the number of shares which represents the excess, and any remaining balance of the Participant’s payroll deductions shall be refunded.

10.	Expiration of Offering Period

As of each Exercise Date the amount of payroll deductions for each Participant in the applicable Offering Period shall be applied to purchase shares of Teradata Common Stock at the Purchase Price.

11.	Issuance of Shares

The shares of Teradata Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder shall exist with respect to such shares.

As soon as practicable after such Exercise Date, the Company shall cause a book entry to be registered in the street name of the Recordkeeper on behalf of the Participants, for the number of shares of Teradata Common Stock purchased by the Participants on such Exercise Date, as designated in the Participant’s Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. The Benefits Committee shall have sole discretion to adopt rules governing the registration of shares purchased hereunder and may restrict the types of designations permitted under a Participant’s Stock Purchase Agreement.

12.	Investment Accounts Maintained by Recordkeeper

The Recordkeeper shall maintain an Investment Account for each Participant with a record of the shares purchased by the Participant. Subject to any closed trading window that may be in place, the Participant may at any time direct the Recordkeeper to (i) sell some or all of the shares credited to their Investment Account and deliver the cash in U.S. currency to the Participant, subject to any applicable delivery or transfer charge or (ii) provide the Participant a notice of issuance of uncertificated shares reflecting some or all of the whole shares credited to their Investment Account. Shares credited to a Participant’s Investment

B-4	2023 PROXY STATEMENT

Appendix B

Account shall not be transferred out of such Account during the two-year period following the Exercise Date unless: (a) sold pursuant to Section 12(i) above, (b) transferred due to death pursuant to Section 15, or (c) otherwise permitted in the sole discretion of the Benefits Committee.

13.	Withdrawal / Termination of Participation

Subject to any closed trading window that may be in place, a Participant may withdraw from the Plan outside of an enrollment period only in cases of financial hardship at any time prior to the fifth month of the Offering Period by submitting a ticket in People Hub and following the process maintained by the Company and communicated to Participants. Upon approval of a Participant’s withdrawal, no further payroll deductions will be made and all payroll withholdings prior to the withdrawal during the relevant Offering Period will be refunded to the Participant without interest through local payroll. No shares will be purchased on behalf of the Participant during that Offering Period. Partial withdrawals of payroll deductions may not be made. Any Participant who withdraws from the Plan may again at a later time become a Participant hereunder in accordance with Section 5 hereof.

Financial hardship is defined as financial obligations incurred by the Participant to care for their spouse/domestic partner, parents, children or tax dependent(s). Financial hardships may include:

•	Unreimbursed medical expenses

•	Long term care or other financial support for a parent

•	Adoption

•	Costs associated with the Participant’s primary residence (closing costs, structural maintenance costs or payments to prevent eviction or foreclosure)

•	Funeral expenses for the Participant’s deceased parent, spouse/domestic partner, children or tax dependent

•	College or other post-secondary education for the Participant, spouse/domestic partner, child or tax dependent, including specialized schooling to meet a child’s special needs

Subject to any closed window trading period that may be in place, any Participant may stop future payroll deductions prior to the fifth month of the Offering Period or by such other date(s) as may be designated by the Benefits Committee. Upon a Participant’s authorization to stop future payroll deductions, no further payroll deductions will be made and all payroll withholdings up to such time during the relevant Offering Period shall go toward the purchase of Teradata Common Stock on the next Exercise Date.

14.	Termination of Continuous Service

If a Participant’s Continuous Service terminates for any reason during an Offering Period, the amount credited to their Stock Purchase Account as of the termination date shall be refunded without interest to the Participant through local payroll and no further payroll deductions will be made.

15.	Death

If a Participant dies during an Offering Period, the amount credited to their Stock Purchase Account as of the date of death shall refunded without interest and delivered to the executor or administrator of the Participant’s estate, and no further payroll deductions will be made.

The Recordkeeper shall transfer the Participant’s Investment Account to the executor or administrator of the Participant’s estate. If no executor or administrator is appointed (to the knowledge of the Company), the Company in its discretion may direct the Recordkeeper to transfer the Investment Account to the Participant’s spouse or to any one or more dependents of the Participant.

16.	Procedure if Insufficient Shares Available

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Teradata Common Stock pursuant to Section 9 hereof would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the Benefits Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, the Plan shall automatically terminate immediately after such Exercise Date and any remaining balance credited to the Stock Purchase Account of each Participant shall be refunded to each such Participant.

B-5

Appendix B

17.	Rights not Transferable

Rights to purchase shares under the Plan are exercisable only by the Participant during their lifetime and are not transferable by him other than by will or the laws of descent and distribution. If a Participant attempts to transfer their rights to purchase shares under the Plan other than by will, they shall be deemed to have requested withdrawal from the Plan and the provisions of Section 13 hereof shall apply with respect to such Participant.

18.	Administration of the Plan

Subject to the general control of, and superseding action by, the Committee, the Benefits Committee shall have full power to administer the Plan. It shall adopt rules not inconsistent with the provisions of the Plan for its administration. It shall adopt the form of Stock Purchase Agreement, all notices required hereunder, and any on the registration of certificates for shares purchased hereunder. Its interpretation and construction of the Plan and Rules shall, subject as aforesaid, be final and conclusive.

19.	Amendment of the Plan

The Committee and/or the Board, as applicable, may at any time, or from time to time, alter or amend the Plan in any respect, except that, stockholder approval will be required for any alteration or amendment for which stockholder approval is required by applicable law or listing requirements, including any amendment that increases the number of shares reserved for purchase under the Plan other than as provided in Section 20 hereof.

20.	Recapitalization; Effect of Certain Transactions

The aggregate number of shares of Teradata Common Stock reserved for purchase under the Plan as provided in Section 3 hereof, the maximum number of shares which a Participant may purchase in any Offering Period as provided in Section 9 hereof, and the calculation of the Purchase Price per share as provided in Section 8 hereof shall be appropriately adjusted to reflect a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, extraordinary cash dividend or other increase or decrease in the number of issued shares of Teradata Common Stock, effected without receipt of consideration by the Company. If Teradata shall merge or consolidate, whether or not Teradata is the surviving or resulting corporation in such merger or consolidation, any Offering hereunder shall pertain to and apply to shares of stock of Teradata or any shares issued in connection with such merger or consolidation in exchange for shares of stock of Teradata, unless prior to such merger or consolidation, the Board of Directors of the Company shall, in its discretion, terminate the Plan and/or any Offering hereunder. Notwithstanding the foregoing, a dissolution or liquidation of Teradata shall cause the Plan and any Offering hereunder to terminate and the entire amount credited to the Stock Purchase Account of each Participant thereunder shall be paid to each such Participant.

21.	Expiration and Termination of the Plan

The Plan shall continue in effect through September 1, 2032 unless terminated prior thereto pursuant to Section 16 or 20 hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan or any Offering hereunder at any time. In the event of the expiration of the Plan or its termination or the termination of any Offering pursuant to the immediately preceding sentence, the entire amount credited to the Stock Purchase Account of each Participant hereunder shall be refunded to each such Participant.

22.	Treatment of Fractional Shares

For any amounts of payroll deductions that are insufficient to purchase a whole share, the Recordkeeper may determine whether its standard practice will be to credit the Participants’ Investment Accounts with fractional shares or with the insufficient cash amount that will be carried over and applied to the next Offering Period. If the Investment Accounts are credited with fractional shares, such fractional shares shall be cashed out when a Participant closes their Investment Account.

23.	Notice

Any notice which a Participant files pursuant to the Plan shall be in the appropriate form and shall be delivered by hand or mailed, postage prepaid, to such Participant’s Payroll Department or by any electronic means authorized by the Participant in the Stock Purchase Agreement.

B-6	2023 PROXY STATEMENT

Appendix B

24.	Repurchase of Stock

The Company shall not be required to repurchase from any Participant shares of Teradata Common Stock which such Participant acquires under the Plan.

25.	Use of Funds

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

26.	Alternate Contribution Methods

Anything herein to the contrary notwithstanding, in the event authorized payroll deductions from a Participant’s Compensation are not permitted by reason of the provisions of local law applicable to the Company or a Designated Subsidiary, or are not practicable in the opinion of the Benefits Committee, the appropriate alternative method pursuant to which affected Participants may make payment for shares of Teradata Common Stock purchased hereunder which would otherwise have been made pursuant to Section 6 hereof shall be designated by the Benefits Committee. Payments made hereunder shall be deemed to have been made pursuant to Section 6 hereof.

27.	Fees

The Recordkeeper may charge Participants reasonable transaction fees, as agreed by the Company.

28.	Tax Consequences

Any tax consequences arising from the grant or exercise of any right granted hereunder or the payment for Teradata Common Stock covered hereby shall be borne solely by the Participant. The Company, and/or any Affiliate or the Benefits Committee may make such provisions and take such steps as may be deemed necessary or appropriate for the withholding of all taxes required by law to be withheld as determined in the sole discretion of the Company, any Affiliate or the Benefits Committee with respect to rights granted under the Plan and the exercise of such rights or the sale of Teradata Common Stock, including, but not limited, to: (a) deducting the amount so required to be withheld from any other amount then or thereafter payable to or on behalf of a Participant, and/or (b) requiring a Participant or person or entity acting on behalf of the Participant to pay to the Company or any Affiliate the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Teradata Common Stock, and/or (c) by causing the exercise of a right hereunder and/or the sale of any Teradata Common Stock held by or on behalf of a Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements as determined applicable in the sole discretion of the Company, any Affiliate or the Benefits Committee.

29.	Delivery and Execution of Electronic Documents

To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents in a manner prescribed by the Benefits Committee.

30.	Compliance with Section 16(b).

With respect to Participants who are Insiders, all transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. All transactions under this Plan involving Insiders are subject to such conditions, regardless of whether the conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Insiders.

[End of Document]

B-7

TERADATA CORPORATION 17095 VIA DEL CAMPO SAN DIEGO, CA 92127	Your Internet or telephone proxy authorizes the proxyholders to vote the shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 8, 2023 (May 4, 2023 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TDC2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Transmit your voting instructions via telephone up until 11:59 P.M. Eastern Time on May 8, 2023 (May 4, 2023 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help Teradata’s sustainability efforts and reduce the costs incurred printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years or go to www.investordelivery.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01478-P88046 Z84462                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERADATA CORPORATION

The Board of Directors recommends that you vote FOR the Director Nominees listed below, 1-YEAR for the advisory vote to approve the frequency of say-on-pay vote, and FOR each of the other proposals listed below:

1.	Election of Directors								For	Against	Abstain
	Class I Nominees:		For	Against	Abstain	2. An advisory (non-binding) vote to approve executive compensation.			☐	☐	☐

	1a. Daniel R. Fishback		☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain

	1b. Stephen McMillan		☐	☐	☐	3. An advisory (non-binding) vote to approve the frequency of say-on-pay vote.		☐	☐	☐	☐

	1c. Kimberly K. Nelson		☐	☐	☐				For	Against	Abstain

	Class III Nominee:					4. Approval of the Teradata 2023 Stock Incentive Plan.			☐	☐	☐

	1d. Todd E. McElhatton		☐	☐	☐	5. Approval of the Teradata Employee Stock Purchase Plan as Amended and Restated.			☐	☐	☐

						6. Approval of the ratification of the appointment of the independent registered public accounting firm for 2023.			☐	☐	☐

Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Annual Meeting of Stockholders

Teradata’s 2023 Annual Meeting of Stockholders will be held at 8:00 a.m., Pacific Time on May 9, 2023. The Annual Meeting will be held in a virtual format only. You or your proxyholder may participate and vote at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/TDC2023 and using your 16-digit control number. Please see your Proxy Statement for additional instructions should you wish to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V01479-P88046 Z84462

TERADATA CORPORATION

Proxy/Voting Instruction Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR TERADATA’S 2023 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Teradata Corporation, a Delaware corporation (“Teradata” or the “Company”), hereby appoints Stephen McMillan, Claire Bramley and Margaret A. Treese, and each of them, proxies, with full power of substitution, to vote all shares of common stock of Teradata that the undersigned is entitled to vote at Teradata’s virtual Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/TDC2023 (or at any alternate location and/or by means of communication determined by or on behalf of the Board of Directors) on May 9, 2023, and at any postponement or adjournment thereof, in the manner indicated on the reverse side and in such proxyholders’ sole discretion, upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including to vote for the election of a substitute nominee for director as such proxyholders may select in the event any nominee named on this proxy card is unable to serve. This proxy card also provides voting instructions to the trustee of the Teradata Savings Plan, the Company’s 401(k) plan, and to the trustees and administrators of other plans with regard to shares of Teradata common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. By executing this proxy card, the undersigned acknowledges receipt from the Company of the Notice of the 2023 Annual Meeting of Stockholders and accompanying Proxy Statement and hereby revokes any previously granted proxy that relates to the aforementioned Annual Meeting.

The proxyholders or the trustees and administrators of the plans, as the case may be, will vote the shares in accordance with the directions on this proxy card. If you do not indicate your choices on this proxy card, the proxyholders will vote the shares in accordance with the directors’ recommendations. If you are a Teradata Savings Plan participant entitled to vote at the 2023 Annual Meeting of Stockholders and do not indicate your choices on this proxy card, those shares will be voted by the trustee of such plan.

(Continued and to be signed on the reverse side.)